                                                                   EXHIBIT 10.24

                                                                [Conformed Copy]
                                                                    33117-001-00



================================================================================


                                CREDIT AGREEMENT

                                  dated as of

                                August 29, 1997

                                    between

                            ARGYLE TELEVISION, INC.
                 (to be renamed HEARST-ARGYLE TELEVISION, INC.
             following the Merger Transactions referred to herein)


                     The SUBSIDIARY GUARANTORS Party Hereto

                            The LENDERS Party Hereto

                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent

                                      and

                         MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK,
                             as Documentation Agent

                              -------------------
                                 $1,000,000,000
                              -------------------


================================================================================

                               TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----

                                   ARTICLE I

                                  DEFINITIONS
     SECTION 1.01.  Defined Terms.................................................  1
     SECTION 1.02.  Classification of Loans and Borrowings........................ 28
     SECTION 1.03.  Terms Generally............................................... 28
     SECTION 1.04.  Accounting Terms; GAAP........................................ 29

                                  ARTICLE II

                                  THE CREDITS

     SECTION 2.01.  The Commitments............................................... 30
     SECTION 2.02.  Loans and Borrowings.......................................... 31
     SECTION 2.03.  Requests for Borrowings....................................... 32
     SECTION 2.04.  Swingline Loans............................................... 33
     SECTION 2.05.  Letters of Credit............................................. 35
     SECTION 2.06.  Funding of Borrowings......................................... 39
     SECTION 2.07.  Interest Elections............................................ 40
     SECTION 2.08.  Termination and Reduction of the Commitments.................. 41
     SECTION 2.09.  Repayment of Loans; Evidence of Debt.......................... 43
     SECTION 2.10.  Prepayment of Loans........................................... 45
     SECTION 2.11.  Fees.......................................................... 49
     SECTION 2.12.  Interest...................................................... 51
     SECTION 2.13.  Alternate Rate of Interest.................................... 51
     SECTION 2.14.  Increased Costs............................................... 52
     SECTION 2.15.  Break Funding Payments........................................ 53
     SECTION 2.16.  Taxes......................................................... 54
     SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs... 55
     SECTION 2.18.  Mitigation Obligations; Replacement of Lenders................ 57

                                  ARTICLE III

                                   GUARANTEE
     SECTION 3.01.  The Guarantee................................................. 58
     SECTION 3.02.  Obligations Unconditional..................................... 59
     SECTION 3.03.  Reinstatement................................................. 60
     SECTION 3.04.  Subrogation................................................... 60
     SECTION 3.05.  Remedies...................................................... 60
     SECTION 3.06.  Instrument for the Payment of Money........................... 60

                                                                                 Page
                                                                                 ----
     SECTION 3.07.  Continuing Guarantee                                           60
     SECTION 3.08.  Rights of Contribution                                         61
     SECTION 3.09.  General Limitation on Guarantee Obligations..                  61

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.01.  Organization; Powers.......................................... 62
     SECTION 4.02.  Authorization; Enforceability................................. 62
     SECTION 4.03.  Governmental Approvals; No Conflicts.......................... 62
     SECTION 4.04.  Financial Condition; No Material Adverse Change............... 63
     SECTION 4.05.  Properties.................................................... 64
     SECTION 4.06.  Litigation and Environmental Matters.......................... 64
     SECTION 4.07.  Compliance with Laws and Agreements........................... 65
     SECTION 4.08.  Investment and Holding Company Status......................... 65
     SECTION 4.09.  Taxes......................................................... 65
     SECTION 4.10.  ERISA......................................................... 65
     SECTION 4.11.  Disclosure.................................................... 66
     SECTION 4.12.  Use of Credit................................................. 66
     SECTION 4.13.  Material Agreements and Liens With Respect to Indebtedness.... 66
     SECTION 4.14.  Capitalization................................................ 67
     SECTION 4.15.  Subsidiaries and Investments.................................. 67
     SECTION 4.16.  Station Licenses.............................................. 68
     SECTION 4.17.  Merger Agreement.............................................. 69

                                   ARTICLE V

                                   CONDITIONS

     SECTION 5.01.  Effective Date................................................ 69
     SECTION 5.02.  Each Credit Event............................................. 71

                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

     SECTION 6.01.  Financial Statements and Other Information.................... 72
     SECTION 6.02.  Notices of Material Events.................................... 74
     SECTION 6.03.  Existence; Conduct of Business................................ 75
     SECTION 6.04.  Payment of Obligations........................................ 75
     SECTION 6.05.  Maintenance of Properties; Insurance.......................... 75
     SECTION 6.06.  Books and Records; Inspection Rights.......................... 75
     SECTION 6.07.  Compliance with Laws.......................................... 76


                                                                                 Page
                                                                                 ----
     SECTION 6.08.  Use of Proceeds and Letters of Credit......................... 76
     SECTION 6.09.  Certain Obligations Respecting Subsidiaries................... 76

                                  ARTICLE VII

                               NEGATIVE COVENANTS

     SECTION 7.01.  Indebtedness.................................................. 78
     SECTION 7.02.  Liens......................................................... 79
     SECTION 7.03.  Fundamental Changes........................................... 80
     SECTION 7.04.  Lines of Business............................................. 83
     SECTION 7.05.  Investments................................................... 83
     SECTION 7.06.  Restricted Payments........................................... 85
     SECTION 7.07.  Transactions with Affiliates.................................. 85
     SECTION 7.08.  Restrictive Agreements........................................ 86
     SECTION 7.09.  Modifications of Certain Documents............................ 87
     SECTION 7.10.  Certain Financial Covenants................................... 87

                                  ARTICLE VIII

                              EVENTS OF DEFAULT................................... 88

                                   ARTICLE IX

                          THE ADMINISTRATIVE AGENT ...............................  91

                                   ARTICLE X

                                 MISCELLANEOUS

     SECTION 10.01.  Notices......................................................  93
     SECTION 10.02.  Waivers; Amendments..........................................  94
     SECTION 10.03.  Expenses; Indemnity; Damage Waiver...........................  95
     SECTION 10.04.  Successors and Assigns.......................................  96
     SECTION 10.05.  Survival.....................................................  99
     SECTION 10.06.  Counterparts; Integration; Effectiveness.....................  99
     SECTION 10.07.  Severability................................................. 100
     SECTION 10.08.  Right of Setoff.............................................. 100
     SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service of Process... 100
     SECTION 10.10.  WAIVER OF JURY TRIAL......................................... 101
     SECTION 10.11.  Headings..................................................... 101
     SECTION 10.12.  Treatment of Certain Information; Confidentiality............ 101

SCHEDULE I    -  Commitments
SCHEDULE II   -  Material Agreements and Liens with Respect to Indebtedness
SCHEDULE III  -  Litigation and Environmental Matters
SCHEDULE IV   -  Subsidiaries and Investments
SCHEDULE V    -  Station Licenses
SCHEDULE VI   -  Certain Equity Rights

EXHIBIT A     -  Form of Assignment and Acceptance
EXHIBIT B     -  Form of Guarantee Assumption Agreement
EXHIBIT C     -  Form of Opinion of Counsel to the Obligors
EXHIBIT D     -  Form of Opinion of Special Communications Counsel
EXHIBIT E     -  Form of Opinion of Special New York Counsel to The
                  Chase Manhattan Bank

          CREDIT AGREEMENT dated as of August 29, 1997, between ARGYLE TELEVISION, INC. (to be renamed HEARST-ARGYLE TELEVISION, INC., following the Merger Transactions referred to herein), the SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto and THE CHASE MANHATTAN BANK, as Administrative Agent.

          Pursuant to an Amended and Restated Agreement and Plan of Merger dated as of March 26, 1997 by and among The Hearst Corporation, HAT Merger Sub, Inc., HAT Contribution Sub, Inc., and Argyle Television, Inc., the parties thereto have agreed to effect the Merger Transactions (as hereinafter defined) providing, inter alia, for the transfer to Argyle Television, Inc. of the Hearst
           ----- ----
Stations (as hereinafter defined), and related obligations and liabilities. In that connection, Argyle Television, Inc. has requested that the Lenders extend credit to it (by means of loans and letters of credit) in an aggregate amount up to $1,000,000,000 (which may, in the circumstances herein provided, be increased to $1,250,000,000) to finance the cash portion of the Merger Transactions, to pay for fees and expenses relating thereto, to finance acquisitions, to refinance existing indebtedness of Argyle Television, Inc. (including certain indebtedness assumed in connection with the Merger Transactions), to repurchase outstanding shares of its capital stock and for the general corporate purposes of Argyle Television, Inc. and its subsidiaries. The Lenders are willing to extend such credit upon the terms and conditions hereof and, accordingly, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01.  Defined Terms.  As used in this Agreement, the
                         -------------
following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to
           ---
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Acquisition" shall have the meaning assigned to such term in Section
           -----------
7.03(c)(iv).

          "Acquisition Related Compensation Expenses" means, with respect to any
           -----------------------------------------
acquisition, (i) severance payments made to terminated employees in connection with such acquisition, (ii) stay bonuses paid in connection with such acquisition and (iii) costs and fees related to hiring and relocating new employees in connection with such acquisition, including payments to employee search firms.

          "Additional Permitted Indebtedness" means Indebtedness of the Borrower
           ---------------------------------
incurred or assumed in accordance with the provisions of Section 7.01(g).

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing
           ------------------
for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" means The Chase Manhattan Bank, in its capacity
           --------------------
as administrative agent for the Lenders hereunder.

          "Administrative Questionnaire" means an Administrative Questionnaire
           ----------------------------
in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person
           ---------
that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Alternate Base Rate" means, for any day, a rate per annum equal to
           -------------------
the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Margin" means, with respect to any ABR Loan (including any
           -----------------
Swingline Loan) or Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Loans", "Eurodollar Loans" or "Commitment Fee", as the case may be, based upon the Leverage Ratio as at the last day of the fiscal quarter most recently ended as to which the Borrower has either delivered financial statements pursuant to Section 6.01, or (in the case of the fourth fiscal quarter in any fiscal year) as to which the Borrower has otherwise delivered financial statements as at the end of and for such fiscal quarter (or, prior to the delivery of the first of such statements after the Effective Date, upon the Leverage Ratio set forth in the certificate of a Financial Officer delivered pursuant to Section 5.01(i)):

=======================================================
      Leverage         ABR    Eurodollar   Commitment
       Ratio:          Loans    Loans         Fee
-------------------------------------------------------
Greater than 5.00x     0.00%    0.625%      0.1875%
-------------------------------------------------------
Greater than 4.50x
  but less than or
  equal to 5.00x       0.00%    0.500%      0.1500%
-------------------------------------------------------
Greater than 4.00x
  but less than or
  equal to 4.50x       0.00%    0.400%      0.1250%
-------------------------------------------------------
Less than or equal
  to 4.00x             0.00%    0.325%      0.1250%
=======================================================

          Each change in the "Applicable Margin" based upon any change in the Leverage Ratio shall become effective for purposes of the accrual of interest and commitment fees hereunder (including in respect of all then-outstanding Loans and Commitments) on the date three Business Days after the delivery to the Administrative Agent of the financial statements of the Borrower and its Consolidated Subsidiaries for the most recently ended fiscal quarter pursuant to
Section 6.01, and shall remain effective for such purpose until three Business Days after the next delivery of such financial statements to the Administrative Agent hereunder, provided that, notwithstanding the foregoing, the Applicable
                 --------
Margin shall be the highest rates provided for in the above schedule for any period during which either (i) an Event of Default shall have occurred and be continuing or (ii) the Borrower shall be in default of its obligation to deliver financial statements for any fiscal quarter by the times specified in Section
6.01 (but upon the cure or waiver of any such Event of Default or default, this proviso shall no longer be applicable until another such Event of Default or default shall occur).

          "Applicable Percentage" means, with respect to any Lender, the
           ---------------------
percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

          "Argyle Stations" means, collectively, the Cincinnati Station, the
           ---------------
Providence Station, and television broadcast stations KITV-TV in Honolulu, Hawaii (and its various satellite stations), WAPT-TV in Jackson, Mississippi, KHBS-TV in Ft. Smith, Arkansas, KHOG-TV in Fayetteville, Arkansas, and KOCO-TV in Oklahoma City, Oklahoma.

          "Assessment Rate" means, for any day, the annual assessment rate in
           ---------------
effect on such day that is payable by a member of the Bank Insurance Fund classified as

"well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any
                             --------
law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
into by a Lender and an assignee (with the consent of the party or parties whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Available Revolving Credit" means, at any date, the aggregate unused
           --------------------------
amount of the Revolving Credit Commitments hereunder (after giving effect to any pending Borrowings or prepayments as to which notice shall have been given hereunder) to the extent that (on a pro forma basis) such Revolving Credit Commitments could have been utilized through Borrowings hereunder for general working capital purposes during the period of four fiscal quarters most recently ended for which financial statements are available hereunder.

          "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate
           ------------
multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

          "Basic Documents" means, collectively, the Loan Documents, the Merger
           ---------------
Agreement, the Private Placement Documents and Tax Sharing Agreement.

          "Basket Investments" has the meaning assigned to such term in Section
           ------------------
7.05(h).

          "Board" means the Board of Governors of the Federal Reserve System of
           -----
the United States of America.

          "Borrower" means Argyle Television, Inc. (to be renamed Hearst-Argyle
           --------
Television, Inc. following the Merger Transactions), a Delaware corporation.

          "Borrowing" means (a) Loans of the same Class and Type, made,
           ---------
converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

          "Borrowing Request" means a request by the Borrower for a Borrowing in
           -----------------
accordance with Section 2.03.

          "Bridge Debt" means Indebtedness of Cash Sub in an aggregate principal
           -----------
amount equal to $200,000,000 incurred immediately prior to the Merger Transactions, which Indebtedness is to be assumed by the Borrower in connection with the Merger Transactions.

          "Broadcast Cash Flow" means, for any period, the sum (determined on a
           -------------------
consolidated basis without duplication in accordance with GAAP) for the Borrower and its Consolidated Subsidiaries, of EBITDA for such period, calculated before Corporate Overhead for such period.

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan,
                  --------
the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capital Expenditures" means, for any period, expenditures (including
           --------------------
the aggregate amount of Capital Lease Obligations incurred during such period) made by the Borrower or any of its Consolidated Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP; provided that any such expenditures made in connection
                      --------
with any Acquisition shall not constitute Capital Expenditures.

          "Capital Lease Obligations" of any Person means the obligations of
           -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Cash Sub" means HAT Contribution Sub, Inc., a Delaware corporation.
           --------

          "Casualty Event" means, with respect to any property of the Borrower
           --------------
or any of its Consolidated Subsidiaries, any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, such property for which the Borrower or any of its Consolidated Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

          "Change of Control" means that (a) an aggregate of at least 35% of the
           -----------------
outstanding shares of capital stock of the Borrower shall cease to be owned beneficially by (i) Hearst and (ii) all "Permitted Transferees" under and as defined in the Certificate of Incorporation of the Borrower as in effect immediately after the Merger Transactions and (b) Hearst and such "Permitted Transferees", collectively, shall cease to be able to elect a majority of the members of the Board of Directors of the Borrower (or such greater number of the members of such Board of Directors as shall be necessary, under the Certificate of Incorporation and by-laws of the Borrower, to approve all actions requiring approval of such Board of Directors assuming full attendance by all members of such Board of Directors at a meeting thereof).

          "Change in Law" means (a) the adoption of any law, rule or regulation
           -------------
after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority with which, if the same does not have the force of law, such Lender believes in good faith that it would be disadvantageous not to comply, in each case made or issued after the date of this Agreement.

          "Cincinnati Station" means television broadcast station WLWT-TV,
           ------------------
Cincinnati, Ohio.

          "Class", when used in reference to any Loan or Borrowing, refers to
           -----
whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Incremental Facility Loans, Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Incremental Facility Commitment.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Commitment" means a Revolving Commitment or Incremental Facility
           ----------
Commitment, or any combination thereof (as the context requires).

          "Consolidated Subsidiary" means any Subsidiary of the Borrower other
           -----------------------
than a Designated Subsidiary.

          "Control" means the possession, directly or indirectly, of the power
           -------
to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
 -----------       ----------

          "Conversion Date" means the Quarterly Date falling on or nearest to
           ---------------
December 31, 1999.

          "Corporate Overhead" means, for any period, all amounts paid or
           ------------------
incurred by the Borrower and its Consolidated Subsidiaries (determined on a consolidated basis) during such period in respect of all items of general corporate overhead and administrative expenses and the like including, without duplication, (x) all amounts payable by the Borrower or any of its Consolidated Subsidiaries to any of its Affiliates during such period in respect of items that would constitute general corporate overhead or administrative expense of the Borrower if paid or incurred by the Borrower and (y) all Management Fees.

          "Dayton Station" means television broadcast station WDTN-TV in Dayton,
           --------------
Ohio.

          "Debt Service" means, for any period, the sum, for the Borrower and
           ------------
its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) the amount, if any, by which the aggregate principal amount of Incremental Facility Loans outstanding hereunder at the beginning of such period shall exceed the aggregate amount of the Incremental Facility Commitments scheduled to be in effect at the end of such period after giving effect to any reductions of such Commitments scheduled to occur during such period pursuant to Section 2.08 plus (b) all
                                                               ----
regularly scheduled payments or regularly scheduled mandatory prepayments of principal of any other Indebtedness (including the Term Loans and the principal component of any payments in respect of Capital Lease Obligations, but excluding any prepayments pursuant to Section 2.10) made during such period plus (c) all
                                                                  ----
Interest Expense for such period.

          "Default" means any event or condition which constitutes an Event of
           -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Designated Subsidiary" means any Subsidiary designated as a
           ---------------------
"Designated Subsidiary" pursuant to Section 6.09(b).

          "Disclosed Matters" means the actions, suits and proceedings and the
           -----------------
environmental matters disclosed in Schedule III. The disclosure of information in any schedule or exhibit to this Agreement shall not constitute an admission by the Borrower that such information is material for any purpose, including applicable securities laws.

          "Disposition" means any sale, assignment, transfer or other
           -----------
disposition of any property (whether now owned or hereafter acquired) by the Borrower or any of its Consolidated Subsidiaries to any other Person excluding any sale, assignment, transfer or other disposition of (x) any property sold or disposed of in the ordinary course of business and on ordinary business terms,
(y) any Investment permitted under Section 7.05(f) and (z) the Dayton Station and the Providence Station. The term "Disposition" shall include the entering into by the Borrower or any of its Consolidated Subsidiaries of any LMA Arrangement that in economic effect is functionally equivalent to the sale of a Station (without limiting the obligation of the Borrower and its Consolidated Subsidiaries to first obtain the consent of the Required Lenders to such LMA Arrangement pursuant to
Section 10.02, if required hereunder).

          "Disposition Investment" means, with respect to any Disposition, any
           ----------------------
promissory notes or other evidences of indebtedness or Investments received by the Borrower or any of its Consolidated Subsidiaries in connection with such Disposition.

          "Dividend Payment" means dividends (in cash, property or obligations)
           ----------------
on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Borrower or of any warrants, options or other rights to acquire the same (or, other than in respect of employee compensation arrangements entered into in the ordinary course of business, to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Borrower or any of its Subsidiaries), but excluding (x) dividends payable solely in shares of common stock of the Borrower or (y) the cash payment by the Borrower to its stockholders pursuant to a "Cash Election" (as that term is defined in the Merger Agreement) so long as the aggregate amount of all such cash payments shall not exceed $160,000,000 and shall be paid on or prior to September 12, 1997.

          "dollars" or "$" refers to lawful money of the United States of
           -------      -
America.

          "EBITDA" means, for any period, the sum, determined without
           ------
duplication, for the Borrower and its Consolidated Subsidiaries, of (a) net revenue (defined as gross operating revenue, including network compensation and production revenues, plus rental income minus the sum of barter and trade
                     ----               -----
revenue, agency and advertising commissions and sales representative fees) minus
                                                                           -----
(b) operating expenses (determined as provided in the next sentence) minus (c)
                                                                     -----
Film Cash Payments minus (d) Corporate Overhead.  In calculating "EBITDA":
                   -----

               (i) "operating expenses" shall be determined exclusive of barter and trade expenses, depreciation and amortization (including amortization in respect of Film Obligations and barter expenses), Interest Expense, any non-cash charges (including non-cash pension expenses and any write-offs of programming rights), Acquisition Related Compensation Expenses, LMA Purchase Price Payments, income taxes accrued for the relevant period, and any Capital Expenditures, and "net revenue" and "operating expenses" shall both be determined exclusive of (x) any payments made or received under Hedging Agreements, (y) extraordinary and non-recurring gains or losses, and any gains or losses from the sale of assets and (z) any non-cash stock option expense or non-cash stock option gain in respect of options for the capital stock of the Borrower issued to any of its or its Subsidiaries' officers, directors or employees;

               (ii) performance bonuses shall be treated as an "operating expense" only in the period in which such bonuses are paid, whether or not such bonuses are accrued during or in respect of such period;

               (iii) for all purposes of this Agreement (other than for purposes of EBITDA as used in the definition of Excess Cash Flow), any Film Cash Payment to the extent consisting of an up-front payment made with respect to a Film Obligation incurred during such period, shall not be deducted in determining EBITDA for such period but shall instead (x) in the event such contract has a term of twelve months or less, be amortized over the term of such contract and (y) in the event such contract has a term of more than twelve months, be amortized over the term of such contract (or, if shorter, the pay period of such contract), and in the case of both (x) and (y), only the portion of such Film Cash Payment so amortized during such period shall be deducted in determining EBITDA for such period; and

               (iv) if during any period for which EBITDA is being determined the Borrower or any Consolidated Subsidiary shall have acquired any new Station or Stations (including the Hearst Stations), then, for all purposes of this Agreement (other than for purposes of the definition of Excess Cash Flow, for which purpose actual EBITDA for the relevant period shall be used), EBITDA shall be determined on a pro forma basis for such period as if the relevant acquisition had been made or consummated on the first day of such period.

          "Effective Date" means the date on which the conditions specified in
           --------------
Section 5.01 are satisfied (or waived in accordance with Section 10.02).

          "Environmental Laws" means all laws, rules, regulations, codes,
           ------------------
ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise
           -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equity Issuance" means (a) any issuance or sale by the Borrower after
           ---------------
the Effective Date of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock (other than any warrants or options issued to directors, officers or employees of the Borrower or any of its Consolidated Subsidiaries, pursuant to employee benefit plans established in the ordinary course of business and any capital stock of the Borrower issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower or
(b) the receipt by the Borrower whether directly (or indirectly through one or more of its Consolidated Subsidiaries) after the Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the Borrower).

          "Equity Rights" means, with respect to any Person, any subscriptions,
           -------------
options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section
           -----------
4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or of a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers
           ----------
to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article
           ----------------
VIII.

          "Excess Cash Flow" means, for any period, the sum, determined without
           ----------------
duplication, for the Borrower and its Consolidated Subsidiaries, of (a) EBITDA for such period minus (b) Fixed Charges for such period plus (c) cash receipts
                -----                                   ----
during such period in respect of any extraordinary or non-recurring gains to the extent not required pursuant to Section 2.10(b)(ii) to be applied to the prepayment of the Loans (and/or to provide cover for Letter of Credit Liabilities) and reductions of the Commitments (or minus cash payments during
                                                   -----
such period in respect of any extraordinary or non-recurring losses) minus (d)
                                                                     -----
Acquisition Related Compensation Expenses for such period.

          "Excluded Taxes" means, with respect to the Administrative Agent, any
           --------------
Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.16(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

          "Existing Credit Agreement" means the Amended and Restated Credit
           -------------------------
Agreement dated as of June 13, 1995 between the Borrower, each of the subsidiaries of the Borrower named therein, the lenders named therein, The Chase Manhattan Bank (successor to The Chase Manhattan Bank (National Association)) as administrative agent for said lenders, and Bank of Montreal, Banque Paribas and Union Bank as co-agents (as modified and supplemented and in effect on the Effective Date).

          "FCC" means the Federal Communications Commission or any governmental
           ---
authority substituted therefor.

          "Federal Funds Effective Rate" means, for any day, the weighted
           ----------------------------
average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Film Cash Payments" means, for any period, the sum (determined on a
           ------------------
consolidated basis and without duplication in accordance with GAAP) of all payments by the Borrower and its Consolidated Subsidiaries made or scheduled to be made during such period in respect of Film Obligations.

          "Film Obligations" means obligations in respect of the purchase, use,
           ----------------
license or acquisition of programs, programming materials, films and similar assets used in connection with the business and operation of the Borrower and its Consolidated Subsidiaries.

          "Financial Officer" means the chief financial officer, principal
           -----------------
accounting officer, treasurer or controller of the Borrower.

          "Fixed Charges" means, for any period, the sum, for the Borrower and
           -------------
its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

          (a)  the aggregate amount of Debt Service for such period, plus
                                                                     ----

          (b) the aggregate amount of taxes (excluding deferred taxes) paid or payable in respect of the income or profit of the Borrower and its Subsidiaries for such period plus
                                  ----

          (c) the aggregate amount of all Capital Expenditures made during such period (such aggregate amount of Capital Expenditures to be deemed to be equal to the lesser of (x) actual Capital Expenditures for such period and
     (y) $15,000,000, provided that the amount of actual Capital Expenditures in
                      --------
     excess of $15,000,000 in such period, shall not be excluded from the calculation of "Fixed Charges" unless and to the extent that, at the time of calculation, the Borrower has Available Revolving Credit), plus
                                                                   ----

          (d) commitment fees and letter of credit fees paid during such period pursuant to this Agreement plus
                                ----

          (e) Dividend Payments and Management Fees paid in cash during such period.

In calculating "Fixed Charges" for any period, if any portion of such period shall occur prior to an Acquisition of any Station, Fixed Charges shall be calculated as if such Station had been acquired by the Borrower and its Consolidated Subsidiaries at the beginning of such period.

          "Fixed Charges Ratio" means, as at any date, the ratio of (a) EBITDA
           -------------------
for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Fixed Charges for such period.

          "Foreign Lender" means any Lender that is organized under the laws of
           --------------
a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Fort Smith Preferred Stock" means, collectively, shares of Series A
           --------------------------
Preferred Stock of the Borrower (in an aggregate face amount up to but not exceeding $12,500,000) and shares of Series B Preferred Stock of the Borrower (in an aggregate face amount up to but not exceeding $12,500,000).

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America.

          "Governmental Authority" means the government of the United States of
           ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" shall mean a guarantee, an endorsement, a contingent
           ---------
agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding (i) endorsements for collection or deposit in the ordinary course of business and (ii) typical and customary indemnification obligations, and representations and warranties, made in connection with the purchase or sale of property or the issuance of securities. The terms "Guarantee" and "Guaranteed"
                                                    ---------       ----------
used as a verb shall have a correlative meaning.

          "Guarantee Assumption Agreement" means a Guarantee Assumption
           ------------------------------
Agreement substantially in the form of Exhibit B by an entity that, pursuant to
Section 6.09(c) is required to become a "Subsidiary Guarantor" hereunder in favor of the Administrative Agent.

          "Hazardous Materials" means all explosive or radioactive substances or
           -------------------
wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hearst" means The Hearst Corporation, a Delaware corporation.
           ------

          "Hearst Stations" means, collectively, the Dayton Station and
           ---------------
television broadcast stations KMBC-TV in Kansas City, Kansas, WBAL-TV in Baltimore, Maryland, WCVB-TV in Boston, Massachusetts, WISN-TV in Milwaukee, Wisconsin, and WTAE-TV in Pittsburgh, Pennsylvania.

          "Hedging Agreement" means any interest rate protection agreement,
           -----------------
foreign currency exchange agreement, commodity price protection agreement, equity derivative or other interest or currency exchange rate or commodity price hedging arrangement.

          "Incremental Facility Availability Period" means the period from and
           ----------------------------------------
including the Effective Date to but excluding the Quarterly Date falling on or nearest to December 31, 1998.

          "Incremental Facility Commitment" of any Series means, with respect to
           -------------------------------
each Lender, the commitment, if any, of such Lender to make Incremental Facility Loans of such Series, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The amount of each Lender's Incremental Facility Commitment of any Series shall be determined in accordance with the provisions of Section 2.01(c). The aggregate amount of the Incremental Facility Commitments of all Series shall not exceed $250,000,000.

          "Incremental Facility Commitment Reduction Date" means, with respect
           ----------------------------------------------
to the Incremental Facility Loans, each Quarterly Date during the period commencing March 31, 2001, through and including the Maturity Date.

          "Incremental Facility Lenders" means, in respect of any Series of
           ----------------------------
Incremental Facility Loans, a Lender with an Incremental Facility Commitment of such Series or, if the Incremental Facility Commitments of such Series have terminated or expired, a Lender with outstanding Incremental Facility Loans of such Series.

          "Incremental Facility Loans" means the Loans provided for by Section
           --------------------------
2.01(c), which may be ABR Loans and/or Eurodollar Loans.

          "Indebtedness" shall mean, for any Person, the sum (determined on a
           ------------
consolidated basis without duplication in accordance with GAAP), of the following: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person; provided that,
                                                                  --------
such term shall not in any event include (v) contingent consideration payable in connection with an Acquisition where, as of the date of determination, the contingency requiring payment of such consideration is unlikely to occur (except that in any event any such contingent consideration required to be carried as a liability on a balance sheet of the Borrower and its Subsidiaries, or required to be disclosed in a footnote to such balance sheet, shall constitute Indebtedness), (w) obligations under Hedging Agreements, (x) Film Obligations,
(y) obligations in respect of letters of credit or surety bonds issued in connection with fiduciary or fidelity obligations of or with respect to such Person in the ordinary course of business or (z) obligations in respect of shares of Fort Smith Preferred Stock.

          The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.
           -----------------

          "Information Memorandum" means the Confidential Information Memorandum
           ----------------------
dated June, 1997, prepared in connection with the syndication to the Lenders of the Commitments under this Agreement.

          "Interest Coverage Ratio" means, as at any date of determination
           -----------------------
thereof, the ratio of (a) EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date to (b) Interest Expense for such period.

          "Interest Election Request" means a request by the Borrower to convert
           -------------------------
or continue a Borrowing in accordance with Section 2.07.

          "Interest Expense" shall mean, for any period, the sum, for the
           ----------------
Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations but excluding any capitalized financing fees) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the
                                  ----                                -----
net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period). Notwithstanding the foregoing, if as at any date (a "calculation date") fewer than four complete
                                 ----------------
consecutive fiscal quarters have elapsed subsequent to the Effective Date, Interest Expense shall be calculated only for the portion of such period commencing on the Effective Date and ending on the calculation date, and then shall be annualized by multiplying the amount of such Interest Expense by a fraction, the numerator of which is 365 and the denominator of which is the number of days during the period commencing on the day immediately following the Effective Date through and including the calculation date.

          Notwithstanding the foregoing provisions of this definition, "Interest Expense" for any period shall not include any dividends paid in respect of the Fort Smith Preferred Stock during such period.

          "Interest Payment Date" means (a) with respect to any ABR Loan, each
           ---------------------
Quarterly Date, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

          "Interest Period" means, with respect to any Eurodollar Borrowing, the
           ---------------
period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months (or, with the consent of each Lender, nine months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a
       --------
Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.
For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Investment" means, for any Person:  (a) the acquisition (whether for
           ----------
cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of programming or advertising time by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

          "Issuing Lender" means The Chase Manhattan Bank, in its capacity as
           --------------
the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(j).

          "LC Disbursement" means a payment made by the Issuing Lender pursuant
           ---------------
to a Letter of Credit.

          "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn
           -----------
amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lenders" means the Persons listed on Schedule I and any other Person
           -------
that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes each Swingline Lender.

          "Letter of Credit" means any letter of credit issued pursuant to this
           ----------------
Agreement.

          "Letter of Credit Documents" means, with respect to any Letter of
           --------------------------
Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

          "Leverage Ratio" means, at any date, the ratio of (a) the sum, for the
           --------------
Borrower and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of the aggregate amount of all Indebtedness as at such date to (b) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior at such date.

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
           ---------
Interest Period, the rate appearing on Page 3750 of the Dow Jones Markets Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the LIBO Rate with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of
           ----
trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "LMA Arrangement" means, with respect to any Person that owns any
           ---------------
television broadcasting station, (i) any so-called "local marketing agreements" or any other arrangements with any other television broadcasting station (other than with the Borrower or another Consolidated Subsidiary with respect to one of the Stations) whereby the parties agree to function cooperatively in terms of programming, advertising, sales, management, consulting or similar services; or
(ii) any so-called "time brokerage agreements" or any other agreements or arrangements under which any Station shall (A) sell broadcast time to any other television broadcasting station (other than to any other Station) which programs such broadcast time and sells its own commercial advertising announcements during such broadcast time or (B) purchase broadcast time on any other television broadcasting station (other than on any other Station) for the purpose of programming such broadcast time and selling its commercial advertisements during such time.

          "LMA Purchase Price Payments" means any payment under an LMA
           ---------------------------
Arrangement that constitutes an Acquisition to the extent such payment constitutes all or a portion of the purchase or acquisition price (whether or not deferred) of the assets or the air time or both of the television station subject to such LMA Arrangement.

          "Loan Documents" means, collectively, this Agreement and the Letter of
           --------------
Credit Documents.

          "Loans" means the loans made by the Lenders to the Borrower pursuant
           -----
to this Agreement.

          "Management Fees" means, for any period, any amounts paid or incurred
           ---------------
by the Borrower or any of its Consolidated Subsidiaries to any of its Affiliates (excluding to the Borrower and its Consolidated Subsidiaries) on account of fees, salaries, administrative expenses and other compensation (including on account of any regular, special or accrued bonuses), provided that "Management
                                                     --------
Fees" for any period shall not include any non-cash stock option expense (or be reduced by any non-cash stock option gain) in respect of options for the capital stock of the Borrower issued to any of its or its Subsidiaries' officers, directors or employees.

          "Margin Stock" means "margin stock" within the meaning of Regulations
           ------------
G, T, U and X.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Consolidated Subsidiaries taken as a whole (excluding adverse changes to prospects as a result of changes affecting the television broadcasting industry generally), (b) the ability of any Obligor to perform any of its obligations under this Agreement or any of the other Loan Documents to which it is a party or (c) the rights of or benefits available to the Lenders under this Agreement or any of the other Loan Documents.

          "Material Indebtedness" means Indebtedness (other than the Loans and
           ---------------------
Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Consolidated Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person
                            ----------------
in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

          "Maturity Date" means, the Quarterly Date falling on or nearest to
           -------------
December 31, 2004.

          "Merger Agreement" means the Amended and Restated Agreement and Plan
           ----------------
of Merger dated as of March 26, 1997 by and among Hearst, Merger Sub, Cash Sub and the Borrower.

          "Merger Sub" means HAT Merger Sub, Inc., a Delaware corporation.
           ----------

          "Merger Transactions" means, collectively, the following transactions
           -------------------
contemplated by the Merger Agreement, each of which is to take place substantially simultaneously on the Effective Date in the following order:

          (a) the restatement of the Certificate of Incorporation of the Borrower in the form attached to the Merger Agreement as Exhibit A;

          (b) the contribution by Cash Sub to the Borrower of $200,000,026.50 and the contribution by Hearst to the Borrower of the Hearst Stations and "Hearst Broadcasting Productions" (as such term is defined in the Merger Agreement);

          (c) in consideration for the contributions described in the foregoing clause (b), (x) the assumption by the Borrower of the Bridge Debt, the Private Placement Debt and the obligations and liabilities of Hearst relating to the Hearst Stations (including "Hearst Broadcasting Productions" as such term is defined in the Merger Agreement), and the assumption by the respective Subsidiaries of the Borrower to whom the Hearst Stations (and "Hearst Broadcasting Productions") are being transferred of such obligations and liabilities and (y) the issuance by the Borrower to Hearst of 38,611,000 shares (subject to a working capital adjustment) of the Borrower's Series B Common Stock and by the Borrower to Cash Sub of one share of the Borrower's Series B Common Stock; and

          (d) the merger of Merger Sub with and into the Borrower, with the Borrower being the surviving corporation and with the outstanding shares of capital stock of the constituent corporations to be converted, or canceled in exchange for cash, in the manner and to the extent provided in Article III of the Merger Agreement.

          "Multiemployer Plan" means a multiemployer plan as defined in Section
           ------------------
4001(a)(3) of ERISA.

          "Net Cash Proceeds" means:
           -----------------

          (a) in the case of any Casualty Event, the aggregate amount of cash proceeds of insurance, condemnation awards and other compensation received by the Borrower and its Consolidated Subsidiaries in respect of such Casualty Event net of (i) reasonable expenses incurred by the Borrower and its Consolidated Subsidiaries in connection therewith and (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and any income and transfer taxes payable by the Borrower or any of its Consolidated Subsidiaries in respect of such Casualty Event; and

          (b) in the case of any Disposition, the aggregate amount of all cash payments received by the Borrower and its Consolidated Subsidiaries directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition (including Disposition Investments); provided that
                                                           --------

                    (i) Net Cash Proceeds shall be net of (A) the amount of any legal, title, transfer, accounting and recording tax expenses, commissions and other fees and expenses payable by the Borrower and its Consolidated Subsidiaries in connection with such Disposition and
          (B) any Federal, state and local income or other taxes estimated to be payable by the Borrower and its Consolidated Subsidiaries as a result of such Disposition, but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state or local governmental authority within fifteen months of the date of such Disposition; and

                    (ii) Net Cash Proceeds shall be net of any repayments by the Borrower or any of its Consolidated Subsidiaries of Indebtedness to the extent that (A) such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and (B) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property.

          "Obligor" means the Borrower and each Subsidiary Guarantor.
           -------

          "Other Taxes" means any and all present or future stamp or documentary
           -----------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and
           ----
defined in ERISA and any successor entity performing similar functions.

          "Permitted Encumbrances" means:
           ----------------------

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (l) of Article VIII; and

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary.

          "Permitted Investments" means:
           ---------------------

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Group or from Moody's Investors Services, Inc.;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 270 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof (or organized under the laws of any other jurisdiction if such bank has a long-term senior debt rating of A or better) which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition; and

          (e) interest in any money market mutual fund offered by The Chase Manhattan Bank and/or Morgan Guaranty Trust Company of New York registered under the Investment Company Act of 1940, as amended, the portfolio of which is limited primarily to obligations described in the foregoing clauses (a), (b), (c) and (d) so long as such fund has total assets of at least $1,000,000,000 and is rated AAAm-G or better or AAA or better by Standard & Poor's Ratings Group or Moody's Investors Services, Inc., respectively.

          "Person" means any natural person, corporation, limited liability
           ------
company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a
           ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate" means the rate of interest per annum publicly announced
           ----------
from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Principal Payment Dates" means the Quarterly Dates falling on or
           -----------------------
nearest to March 31, June 30, September 30 and December 31 of each year, commencing with December 31, 2000, through and including December 31, 2004.

          "Private Placement Debt" means the Indebtedness of Hearst in respect
           ----------------------
of its 7.87% Series A Senior Notes due 2001, its 8.01% Series B Senior Notes due 2002 and its 8.04% Series C Senior Notes due 2003, in an aggregate original principal amount of $275,000,000, which Notes were issued by Hearst pursuant to the several separate Note Purchase Agreements, each dated as of December 22, 1992, between Hearst and the "Purchasers" referred to therein, which Indebtedness is to be assumed by the Borrower in connection with the Merger Transactions.

          "Private Placement Debt Documents" means, collectively, the Notes
           --------------------------------
evidencing the Private Placement Debt and several separate Note Purchase Agreements pursuant to which the Private Placement Debt was issued.

          "Providence Station" means television broadcast station WNAC-TV in
           ------------------
Providence, Rhode Island.

          "Purchase Price" means, with respect to any Acquisition under Section
           --------------
7.03(c)(iv) hereof, an amount equal to the sum (without duplication) of (i) the aggregate consideration, whether cash, property or securities (including any Indebtedness incurred pursuant to Section 7.01(f) or 7.01(g)), paid or delivered by the Borrower and its Consolidated Subsidiaries in connection with such Acquisition plus (ii) the aggregate amount of liabilities of the acquired
            ----
business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Borrower and its Consolidated Subsidiaries after giving effect to such Acquisition, provided
                                                                       --------
that the term "Purchase Price" shall in any event exclude transaction fees and expenses associated with the respective Acquisition).

          "Quarterly Dates" means the last Business Day of March, June,
           ---------------
September and December in each year, the first of which shall be the first such day after the date hereof.

          "Register" has the meaning set forth in Section 10.04.
           --------

          "Registration Statement" means the registration statement on Form S-4
           ----------------------
(together with all amendments, schedules and exhibits thereto) filed by the Borrower with the Securities and Exchange Commission with respect to Hearst-Argyle Television Inc.'s Series A Common Stock to be issued in connection with the Merger Transactions.

          "Related Parties" means, with respect to any specified Person, such
           ---------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Incremental Facility Lenders" means, with respect to any
           -------------------------------------
Series of Incremental Facility Loans at any time, Lenders having Incremental Facility Loans and unused Incremental Facility Commitments of such Series representing more than 50% of the sum of the total Incremental Facility Loans of such Series and unused Incremental Facility Commitments of such Series at such time.

          "Required Lenders" means, at any time, Lenders having Revolving
           ----------------
Exposures, Term Loans, Incremental Facility Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and Incremental Facility Loans and unused Commitments at such time.

          "Required Revolving Lenders" means, at any time, Revolving Lenders
           --------------------------
having Revolving Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Exposures and unused Commitments at such time.

          "Required Term Lenders" means Lenders having Term Loans representing
           ---------------------
more than 50% of the sum of the total Term Loans at such time.

          "Restricted Debt Payment" means any purchase, redemption, retirement
           -----------------------
or acquisition for value, or the setting apart of any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, the Senior Subordinated Notes or any Additional Permitted Indebtedness, provided that the term
                                                --------
"Restricted Debt Payment" shall not include (x) the repurchase of the Senior Subordinated Notes resulting from a "change of control event" in connection with the Merger Transactions, (y) regularly scheduled payments of principal or interest in respect of the Senior Subordinated Notes or (z) regularly scheduled payments of principal or interest in respect of Additional Permitted Indebtedness, in the case of each of the foregoing clauses (y) and (z), to the extent required pursuant to the instruments evidencing the Senior Subordinated Notes or such Additional Permitted Indebtedness, as the case may be.

          "Restricted Payments" means, collectively, any Dividend Payment and
           -------------------
any Restricted Debt Payment.

          "Revolving Availability Period" means the period from and including
           -----------------------------
the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

          "Revolving Commitment" means, with respect to each Lender, the
           --------------------
commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The amount of each Lender's Revolving Commitment as of the date hereof is set forth on
Schedule I, and (after giving effect to any assignment of any Commitment permitted under Section 10.04) in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The aggregate original amount of the Lenders' Revolving Commitments is $1,000,000,000.

          "Revolving Exposure" means, with respect to any Lender at any time,
           ------------------
the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

          "Revolving Lenders" means a Lender with a Revolving Commitment or, if
           -----------------
the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

          "Revolving Loan" means a Loan made pursuant to Section 2.01(a).
           --------------

          "Senior Subordinated Notes" means the 9 3/4% Senior Subordinated Notes
           -------------------------
due 2005 issued by the Borrower pursuant to an Indenture dated as of October 27, 1995, between the Borrower and United States Trust Company of New York, as trustee.

          "Series" has the meaning set forth in Section 2.01(c).
           ------

          "Station Licenses" means all authorizations, licenses or permits
           ----------------
issued by the FCC and granted or assigned to the Borrower or any Consolidated Subsidiary thereof, or under which the Borrower or any Consolidated Subsidiary thereof has the right to operate any Station, together with any extensions or renewals thereof.

          "Stations" means the television broadcasting stations from time to
           --------
time owned by the Borrower or any of its Consolidated Subsidiaries. Immediately after giving effect to the Merger, the Stations will consist of the Argyle Stations and the Hearst Stations.

          "Statutory Reserve Rate" means, for any day, a fraction (expressed as
           ----------------------
a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and in effect on such day to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. The Statutory Reserve Rate as of the date hereof is zero.

          "Subsidiary" means, with respect to any Person (the "parent") at any
           ----------                                          ------
date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a subsidiary of the Borrower.

          "Subsidiary Guarantor" means each of the Subsidiaries of the Borrower
           --------------------
identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and each Subsidiary of the Borrower that becomes a "Subsidiary Guarantor" after the date hereof pursuant to Section 6.09(c).

          "Swingline Exposure" means, at any time, the aggregate principal
           ------------------
amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

          "Swingline Lender" means The Chase Manhattan Bank and Morgan Guaranty
           ----------------
Trust Company of New York, each in its capacity as lender of Swingline Loans hereunder, as the case may be.

          "Swingline Loan" means a Loan made pursuant to Section 2.04.
           --------------

          "Tax Sharing Agreement" means the Tax Sharing Agreement between Hearst
           ---------------------
and the Borrower to be executed in connection with the Merger Transactions, a form of which is attached as Exhibit 9.02(f) to the Merger Agreement.

          "Taxes" means any and all present or future taxes, levies, imposts,
           -----
duties, deductions, charges or withholdings imposed by any Governmental
Authority.

          "Term Loan" means the portion of the Revolving Loans converted
           ---------
pursuant to Section 2.01(b).

          "Three-Month Secondary CD Rate" means, for any day, the secondary
          ------------------------------
market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

          "Transactions" means the execution, delivery and performance by each
           ------------
Obligor of this Agreement and the other Basic Documents to which such Obligor is intended to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

          "Type", when used in reference to any Loan or Borrowing, refers to
           ----
whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "Wholly Owned Subsidiary" means, with respect to any Person, any
           -----------------------
corporation, partnership or other entity of which all of the equity securities, Equity Rights or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a
           --------------------
result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02.  Classification of Loans and Borrowings.  For purposes
                         --------------------------------------
of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., an "ABR Revolving Loan"); each Series of Incremental Facility Loans shall be deemed a separate Class of Loans hereunder. Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., an "ABR Revolving Borrowing"); each Series of Incremental Facility Borrowings and Incremental Facility Commitments shall be deemed a separate Borrowing and Commitment hereunder.

          SECTION 1.03.  Terms Generally.  The definitions of terms herein shall
                         ---------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04.  Accounting Terms; GAAP.  Except as otherwise expressly
                         ----------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with, or derived by reference to, GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative
                   --------
Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. References in this Agreement to the determination of items "in accordance with GAAP" means that such items shall be derived by reference
 -----------------------
to, and with the relevant components of such items being determined in accordance with, GAAP even though (as is the case with terms such as "pro forma", "Broadcast Cash Flow" and "Film Cash Payments") such terms may not have a meaning under GAAP.

          Pursuant to the Tax Sharing Agreement the Borrower and Hearst have agreed as to the amounts that the Borrower and its Subsidiaries will be obligated to pay to Hearst in respect of Federal income taxes. So long as the Borrower and its Subsidiaries shall be included in consolidated Federal income tax returns filed by Hearst pursuant to the Tax Sharing Agreement, whenever making determinations under this Agreement of the amount of Federal income taxes payable during any period (or the amount of refunds in respect of such taxes receivable during any period) by the Borrower and its Subsidiaries, the amount of such taxes payable or receivable shall be deemed to be equal to the amounts payable or receivable, as the case may be, in respect of such taxes under the Tax Sharing Agreement without reference to whether Hearst and its Subsidiaries as an affiliated group shall in fact pay any amounts in respect of Federal income taxes (or receive any amounts in respect of refunds of Federal income taxes) during the relevant period.

          To enable the ready and consistent determination of compliance with the covenants set forth in Article VII, the Borrower will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

                                  ARTICLE II

                                  THE CREDITS

          SECTION 2.01.  The Commitments.
                         ---------------

          (a)  Revolving Loans.  Subject to the terms and conditions set forth
               ---------------
herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment or (ii) the total Revolving Exposures exceeding the total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

          (b)  Conversion Date.  On the Conversion Date (so long as on such date
               ---------------
the aggregate then-outstanding amount of the Revolving Commitments is at least equal to $250,000,000), a portion of the Revolving Loans equal to the lesser of
(a) the aggregate then-outstanding principal amount of the Revolving Loans and
(b) the excess, if any, of (i) the aggregate then-outstanding amount of the Revolving Commitments over (ii) $250,000,000, shall be automatically converted into Term Loans, and the Revolving Commitments shall be reduced to $250,000,000, provided that in no event shall the aggregate principal amount of Revolving
--------
Loans so converted into Term Loans be less than $50,000,000 (and, if the amount that would otherwise be so converted shall be less than $50,000,000, the Revolving Commitments shall instead be reduced to the sum of (x) $250,000,000 plus (y) such amount that would otherwise have been converted into Term Loans
----
but for this proviso).  Term Loans, once repaid, may not be reborrowed.

          (c)  Incremental Facility Loans.  In addition to borrowings of
               --------------------------
Revolving Loans, at any time during the Incremental Facility Availability Period the Borrower may from time to time request the Lenders offer to enter into commitments to make additional revolving loans to the Borrower hereunder, which commitment of any Lender shall not be less than $10,000,000 and not greater than $250,000,000. In the event that one or more of the Lenders offer, in their sole discretion, to enter into such commitments, and such Lenders and the Borrower agree as to the amount of such commitments that shall be allocated to the respective Lenders making such offers and the fees (if any) to be payable by the Borrower in connection therewith, such Lenders shall become obligated to make Incremental Facility Loans under this Agreement in an amount equal to the amount of their respective Incremental Facility Commitments. The Incremental Facility Loans to be made pursuant to any such agreement between the Borrower and one or more Lenders in response to any such request by the Borrower shall be deemed to be a separate "Series" of Incremental Facility Loans for all purposes of this
               ------
Agreement. Anything herein to the contrary notwithstanding, (i) the minimum aggregate principal amount of Incremental Facility Commitments entered into pursuant to any such request (and, accordingly, the minimum aggregate principal amount of any Series of Incremental Facility Loans) shall be $25,000,000 and (ii) the aggregate principal amount of all Commitments and Borrowings of Incremental Facility Loans shall not exceed $250,000,000.

          Following agreement by the Borrower and one or more of the Lenders as provided above, subject to the terms and conditions set forth herein, each Incremental Facility Lender of any Series agrees to make Incremental Facility Loans of such Series to the Borrower from time to time during the period from and including the date of such agreement to but not including the Maturity Date, in an aggregate principal amount up to but not exceeding the amount of the Incremental Facility Commitment of such Series of such Incremental Facility Lender. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Incremental Facility Loans of any Series as the Borrower shall from time to time select.

          SECTION 2.02.  Loans and Borrowings.
                         --------------------

          (a)  Obligation of Lenders.  Each Loan shall be made as part of a
               ---------------------
Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the
                                                       --------
Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b)  Type of Loans.  Subject to Sections 2.04 and 2.13, each Borrowing
               -------------
shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not
                          --------
affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, except that if the designation of any such foreign branch or Affiliate shall result in any costs, reductions or taxes which would not otherwise have been applicable, such Lender shall not be entitled to compensation for such costs, reductions or taxes unless it shall in good faith have determined such designation to be necessary or advisable to avoid any material disadvantage to it.

          (c)  Minimum Amounts.  At the commencement of each Interest Period for
               ---------------
any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount of $5,000,000 or a larger multiple of $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount equal to $1,000,000 or a larger multiple of $1,000,000; provided that an ABR Borrowing
                                               --------
may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of the applicable Class or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Swingline Loans shall be in an aggregate amount equal to at least $500,000 or a larger multiple of $100,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of
               --------
12 Eurodollar Borrowings outstanding.

          (e)  Conversion or Continuation of Eurodollar Loans.  Notwithstanding
               ----------------------------------------------
any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue as a Eurodollar Loan: (i) any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date; or (ii) any Term Loan, or Incremental Facility Loan of any Series, if the Interest Period therefor would commence before and end after any Principal Payment Date (in the case of a Term Loan) or Incremental Facility Commitment Reduction Date (in the case of any Series of Incremental Facility
Loan) unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date, or Incremental Facility Loans of such Series having Interest Periods that end after such Incremental Facility Commitment Reduction Date, shall be equal to or less than the aggregate principal amount of the Term Loans or Incremental Facility Loans of such Series, as applicable, permitted to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date or Incremental Facility Commitment Reduction Date, as the case may be.

          SECTION 2.03.  Requests for Borrowings.  To request a Borrowing (other
                         -----------------------
than in respect of a Borrowing comprised of a Swingline Loan, as to which the provisions of Section 2.04 shall apply), the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an
                                           --------
ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

               (i) whether the requested Borrowing is to be a Revolving Borrowing or Incremental Facility Borrowing (including, if applicable, the respective Series of Incremental Facility to which such Borrowing relates);

               (ii)  the aggregate amount of the requested Borrowing;

               (iii) the date of such Borrowing, which shall be a Business Day;

               (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

               (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

               (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
     Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04.  Swingline Loans.
                         ---------------

          (a)  Agreement to Make Swingline Loans.  Subject to the terms and
               ---------------------------------
conditions set forth herein, each Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $20,000,000 or (ii) the total Revolving Exposures exceeding the total Revolving Commitments; provided that neither Swingline Lender shall be required
                       --------
to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. Swingline Loans made hereunder shall constitute utilization of the Revolving Commitments and shall reduce the availability of such Revolving Commitments on a dollar-for-dollar basis.

          (b)  Interest Rates.  Swingline Loans shall be ABR Loans, except that
               --------------
a Swingline Lender and the Borrower may agree that the interest rate in respect of a Swingline Loan made by such Swingline Lender be at an alternative rate of interest (and with such applicable margins and prepayment premiums) as may from time to time be offered by such Swingline Lender to the Borrower in its sole discretion; provided that upon any sale pursuant to Section 2.04(d) of
            --------
participations in any Swingline Loan the interest on which is determined by reference to such an alternative rate, such Swingline Loans shall automatically be converted into an ABR Loan.

          (c)  Notice of Swingline Loans by Borrower.  To request a Swingline
               -------------------------------------
Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan and the respective Swingline Lender from which the Borrower wishes to make such Borrowing. The

Administrative Agent will promptly advise the respective Swingline Lender of any such notice received from the Borrower. A Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Administrative Agent or such Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), by remittance to the Issuing Lender) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

          (d)  Participations by Lenders in Swingline Loans.  A Swingline Lender
               --------------------------------------------
may by written notice given to the Administrative Agent (with a copy to the Borrower) not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans of such Swingline Lender outstanding. Such notice to the Administrative Agent shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for the account of the respective Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of
                               ------- --------
the Lenders), and the Administrative Agent shall promptly pay to the respective Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to such Swingline Lender. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the respective Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

          SECTION 2.05.  Letters of Credit.
                         -----------------

          (a)  General.  Subject to the terms and conditions set forth herein,
               -------
in addition to the Loans provided for in Section 2.01, the Borrower may request the Issuing Lender to issue, at any time and from time to time during the Revolving Availability Period, Letters of Credit for its own account in such form as is acceptable to the Issuing Lender in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Commitments.

          (b)  Notice of Issuance, Amendment, Renewal or Extension.  To request
               ---------------------------------------------------
the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Lender, the Borrower also shall submit a letter of credit application on the Issuing Lender's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (c)  Limitations on Amounts.  A Letter of Credit shall be issued,
               ----------------------
amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Lender (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) shall not exceed $50,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

          (d)  Expiration Date.  Each Letter of Credit shall expire at or prior
               ---------------
to the close of business on the earlier of (i) the date 12 months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, 12 months after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

          (e)  Participations.  By the issuance of a Letter of Credit (or an
               --------------
amendment to a Letter of Credit increasing the amount thereof) by the Issuing Lender, and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Lender, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Lender promptly upon the request of the Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis
                                                                         -------
mutandis, to the payment obligations of the Lenders), and the Administrative
--------
Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f)  Reimbursement.  If the Issuing Lender shall make any LC
               -------------
Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than
                    --------
$100,000 the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan.

          If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof.

          (g)  Obligations Absolute.  The Borrower's obligation to reimburse LC
               --------------------
Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

          Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing
                                                 --------
shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender's gross negligence or wilful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

               (i) the Issuing Lender may accept documents that it believes in good faith appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

               (ii) the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to decline to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

               (iii) this sentence shall establish the standard of care to be exercised by the Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

          (h)  Disbursement Procedures.  The Issuing Lender shall, within a
               -----------------------
reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder;

provided that any failure to give or delay in giving such notice shall not
--------
relieve the Borrower of its obligation to reimburse the Issuing Lender and the Lenders with respect to any such LC Disbursement.

          (i)  Interim Interest.  If the Issuing Lender shall make any LC
               ----------------
Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that,
                                                                  --------
if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse the Issuing Lender shall be for the account of such Lender to the extent of such payment.

          (j)  Replacement of the Issuing Lender.  The Issuing Lender may be
               ---------------------------------
replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (k)  Cash Collateralization.  If either (i) an Event of Default shall
               ----------------------
occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Borrower shall be required to provide cover for LC Exposure pursuant to Sections 2.09 and 2.10, the Borrower shall immediately deposit into an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cover pursuant to Section 2.10, the amount required under Section 2.10, provided that the obligation to deposit such cash
                             --------
collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (i) or (j) of Article VIII. Such deposit shall be held by the Administrative Agent as collateral for the LC Exposure under this Agreement.

          (l)  Existing Letters of Credit.  Pursuant to Section 2.10(a) of the
               --------------------------
Existing Credit Agreement, the Issuing Lender may from time to time have issued "Revolving Letters of Credit" (as defined therein). Each of the parties hereto agrees that any such "Revolving Letter of Credit" that shall be outstanding on the Effective Date shall constitute, on and after the Effective Date, a Letter of Credit for all purposes of this Agreement.

          SECTION 2.06.  Funding of Borrowings.
                         ---------------------

          (a)  Funding by Lenders.  Each Lender shall make each Loan to be made
               ------------------
by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in
                --------
Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Borrowings made to finance the reimbursement of an
--------
LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the Issuing Lender.

          (b)  Presumption by Administrative Agent.  Unless the Administrative
               -----------------------------------
Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.07.  Interest Elections.
                         ------------------

          (a)  Elections by Borrower.  Each Borrowing initially shall be of the
               ---------------------
Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

          (b)  Notice of Elections.  To make an election pursuant to this
               -------------------
Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c)  Information in Election Notices.  Each telephonic and written
               -------------------------------
Interest Election Request shall specify the following information in compliance with Section 2.02:

               (i) the Borrowing to which such Interest Election Request applies (including, if applicable, the respective Series of Incremental Facility Loans to which such Interest Election Request relates) and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d)  Notice by Administrative Agent to Lenders.  Promptly following
               -----------------------------------------
receipt of an Interest Election Request, the Administrative Agent shall advise each relevant Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e)  Presumptions if no Notice.  If the Borrower fails to deliver a
               -------------------------
timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.08.  Termination and Reduction of the Commitments.
                         --------------------------------------------

          (a)  Scheduled Termination.  Unless previously terminated, (i) the
               ---------------------
Revolving Commitments shall terminate on the Maturity Date and (ii) the Incremental Facility Commitments shall terminate on the Maturity Date.

          (b)  Voluntary Termination or Reduction.  The Borrower may at any time
               ----------------------------------
terminate, or from time to time reduce, the Commitments of any Class (including the Commitments of any Series of Incremental Facility Loans); provided that (i)
                                                              --------
each reduction of the Commitments of any Class pursuant to this Section shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with
Section 2.10, the total Revolving Exposures would exceed the total Revolving Commitments.

          (c)  Notice of Termination or Reduction.  The Borrower shall notify
               ----------------------------------
the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by
--------
the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

          (d)  Effect of Termination or Reduction.  Any termination or reduction
               ----------------------------------
of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

          (e)  Conversion Date Reduction of Revolving Commitments.  The
               --------------------------------------------------
Revolving Commitments shall be automatically reduced on the Conversion Date in the manner and to the extent provided in Section 2.01(b).

          (f)  Reduction of Incremental Facility Commitments.  The aggregate
               ---------------------------------------------
amount of the Incremental Facility Commitments of each Series will be automatically reduced to zero on the Maturity Date. In addition, the aggregate amount of the Incremental Facility Commitments of each Series shall be automatically reduced at the close of business on each Incremental Facility Commitment Reduction Date set forth in column (A) below by an amount (subject to reduction as provided below) equal to the percentage of the original aggregate principal amount of the Incremental Facility Commitments of such Series set forth in column (B) below opposite such Incremental Facility Commitment Reduction Date:

                 (A)                             (B)
          Incremental Facility           Incremental Facility
          Commitment Reduction       Commitments Reduced by the
          Date Falling on or       Percentages of Original Incremental
             Nearest to:                Facility Commitments (%)
             ----------                 ------------------------

          March 31, 2001                         6.25%
          June 30, 2001                          6.25%
          September 30, 2001                     6.25%
          December 31, 2001                      6.25%

          March 31, 2002                         6.25%
          June 30, 2002                          6.25%
          September 30, 2002                     6.25%
          December 31, 2002                      6.25%

          March 31, 2003                         6.25%
          June 30, 2003                          6.25%
          September 30, 2003                     6.25%
          December 31, 2003                      6.25%

          March 31, 2004                         6.25%
          June 30, 2004                          6.25%
          September 30, 2004                     6.25%
          December 31, 2004                      6.25%

Each reduction in Incremental Facility Commitments of any Series pursuant to paragraph (b) of this Section shall be applied as follows: first, such
                                                            -----
reduction shall be applied to the first installment set forth in the schedule above for the calendar year immediately following the calendar year in which such reduction occurs and, second, after such first installment shall have been
                           ------
reduced in full, such reduction shall be applied to the remaining installments set forth in the schedule above ratably in accordance with the respective amounts thereof.

          SECTION 2.09.  Repayment of Loans; Evidence of Debt.
                         ------------------------------------

          (a)  Repayment.  The Borrower hereby unconditionally promises to pay
               ---------
the Loans outstanding hereunder as follows:

               (i) to the Administrative Agent for the account of each Lender the outstanding principal amount of each Revolving Loan of such Lender on the Maturity Date,

               (ii) to the Administrative Agent for the account of each Lender the outstanding principal amount of each Term Loan of such Lender on each Principal Payment Date set forth below in an amount equal to the percentage of the original principal amount of such Term Loan on the Conversion Date set forth opposite such Principal Payment Date:

                                                  Percentage of
                                                Aggregate Principal
                      Principal Payment Date    Amount Outstanding
                      ----------------------    ------------------

                       March 31, 2000                 2.50%
                       June 30, 2000                  2.50%
                       September 30, 2000             2.50%
                       December 31, 2000              2.50%

                  March 31, 2001                 3.75%
                  June 30, 2001                  3.75%
                  September 30, 2001             3.75%
                  December 31, 2001              3.75%

                  March 31, 2002                 5.00%
                  June 30, 2002                  5.00%
                  September 30, 2002             5.00%
                  December 31, 2002              5.00%

                  March 31, 2003                 6.25%
                  June 30, 2003                  6.25%
                  September 30, 2003             6.25%
                  December 31, 2003              6.25%

                  March 31, 2004                 7.50%
                  June 30, 2004                  7.50%
                  September 30, 2004             7.50%
                  December 31, 2004              7.50%,

               (iii) to the Administrative Agent for the account of each Incremental Facility Lender the outstanding principal amount of each Incremental Facility Loan of such Lender on the Maturity Date and

               (iv) to each Swingline Lender the outstanding principal amount of each Swingline Loan made by such Swingline Lender on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the last day of a calendar month and that is at least two Business Days after such Swingline Loan is made.

          (b)  Manner of Repayment.  Prior to any repayment or prepayment of any
               -------------------
Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such payment; provided that each
                                                         --------
payment of Borrowings shall be applied to pay any outstanding ABR Term Borrowings before any other Borrowings. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Term Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be paid first). Each payment of a Borrowing shall be applied ratably to the Loans included in such Borrowing.

          (c)  Maintenance of Loan Accounts by Lenders.  Each Lender shall
               ---------------------------------------
maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the

Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (d)  Maintenance of Loan Accounts by Administrative Agent.  The
               ----------------------------------------------------
Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof (including, in the case of Incremental Facility Loans, the respective Series thereof) and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (e)  Effect of Loan Accounts. The entries made in the accounts
               -----------------------
maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie
                                                                     ----- -----
evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain
--------
such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (f)  Promissory Notes.  Any Lender may request that Loans of any Class
               ----------------
made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.10.  Prepayment of Loans.
                         -------------------

          (a)  Optional Prepayments.  The Borrower shall have the right at any
               --------------------
time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (e) of this Section 2.10. Each prepayment of Term Loans pursuant to this paragraph (a) shall be applied as follows: first, such prepayment shall be applied to the first installment set
          -----
forth in the schedule in Section 2.09(a)(ii) for the calendar year immediately following the calendar year in which such prepayment occurs and, second, after
                                                                 ------
such first installment shall have been prepaid in full, such prepayment shall be applied to the remaining installments set forth in said schedule ratably in accordance with the respective amounts thereof.

          (b)  Mandatory Prepayments -- Casualty Events and Sales of Assets.
               ------------------------------------------------------------
The Borrower shall make prepayments of the Loans (and reduce the Commitments) hereunder as follows:

               (i)  Casualty Events.  Upon the date twelve months following the
                    ---------------
     receipt by the Borrower or any of its Consolidated Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of the Borrower or any of its Consolidated Subsidiaries (or upon such earlier date as the Borrower or such Consolidated Subsidiary, as the case may be, shall have determined not to repair or replace the property affected by such Casualty Event), the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.05(k)), and the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Cash Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such property, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause
     (iii) of this Section 2.10(b).

               (ii)  Sale of Assets.  Without limiting the obligation of the
                     --------------
     Borrower to obtain the consent of the Required Lenders to any Disposition not otherwise permitted hereunder, the Borrower agrees, on or prior to the occurrence of any Disposition, to deliver to the Administrative Agent a statement certified by a Financial Officer, in form and detail reasonably satisfactory to the Administrative Agent, of the estimated amount of the Net Cash Proceeds of such Disposition that will (on the date of such Disposition) be received by the Borrower or any of its Consolidated Subsidiaries in cash and, unless the Borrower shall elect to reinvest such Net Cash Proceeds as provided below, the Borrower will prepay the Loans hereunder (and provide cover for LC Exposure as specified in Section 2.05(k)), and the Commitments hereunder shall be subject to automatic reduction, as follows:

               (x) upon the date of such Disposition, in an aggregate amount equal to 100% of such estimated amount of the Net Cash Proceeds of such Disposition, to the extent received by the Borrower or any of its Consolidated Subsidiaries in cash on the date of such Disposition; and

               (y) thereafter, quarterly, on the date of the delivery by the Borrower to the Administrative Agent pursuant to Section 6.01 of the financial statements for any quarterly fiscal period or fiscal year, to the extent the Borrower or any of its Consolidated Subsidiaries shall receive Net Cash Proceeds during the quarterly fiscal period ending on the date of such financial statements in cash under deferred payment arrangements or Disposition Investments entered into or received in connection with any Disposition, an amount equal to (A) 100% of the aggregate amount of such Net Cash Proceeds minus (B) any
                                                                 -----
          transaction expenses associated with Dispositions and not previously deducted in the determination of Net Cash Proceeds plus (or minus, as the case may be)
                                             ----     -----
          (C) any other adjustment received or paid by the Borrower or any of its Consolidated Subsidiaries pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Cash Proceeds of Dispositions, provided
                                                                      --------
          that if prior to the date upon which the Borrower would otherwise be required to make a prepayment under this subclause (y) with respect to any quarterly fiscal period the aggregate amount of such Net Cash Proceeds (after giving effect to the adjustments provided for in this subclause (y)) shall exceed $25,000,000, then the Borrower shall within three Business Days make a prepayment under this subclause (y) in an amount equal to such required prepayment.

     Prepayments of Loans (and cover for LC Exposure) and reductions of Commitments shall be effected in each case in the manner and to the extent specified in clause (iii) of this Section 2.10(b).

          Notwithstanding the foregoing, the Borrower shall not be required to make a prepayment (or provide cover), and the Commitments shall not be reduced, pursuant to this Section 2.10(b)(ii) with respect to the Net Cash Proceeds from any Disposition in the event that the Borrower advises the Administrative Agent at the time a prepayment is required to be made under the foregoing subclauses (x) or (y) that it intends to reinvest such Net Cash Proceeds into replacement assets pursuant to one or more Capital Expenditures or Acquisitions permitted hereunder, so long as the Net Cash Proceeds from any Disposition are in fact so reinvested within 350 days of such Disposition (it being understood that, in the event more than one Disposition shall occur, such Net Cash Proceeds shall be deemed to be applied in the same order in which such Dispositions occurred and, accordingly, any such Net Cash Proceeds not so reinvested within 350 days shall be forthwith applied to the prepayment of Loans (and cover for LC Exposure as specified in Section 2.05(k)) and reductions of Commitments as provided in clause (iii) of this Section 2.10(b).

          Anything herein to the contrary notwithstanding, the Borrower shall not be required to make any prepayment pursuant to this Section 2.10(b)(ii) (and the provisions of this Section 2.10(b)(ii) shall accordingly be inapplicable) to the extent that after giving effect to any Disposition the Leverage Ratio is less than 4.00 to 1.

               (iii)  Application.  Upon the occurrence of any of the events
                      -----------
     described in the above clauses of this Section 2.10(b), the amount of the required prepayment shall be applied to the reduction of the Revolving Commitments and Incremental Facility Commitments of each Series, and to the prepayment of the Term Loans, in each case ratably in accordance with the respective then-outstanding aggregate amounts of such Commitments and Loans (and to the extent that, after giving effect to any such reduction of Revolving Commitments, the aggregate Revolving Exposure shall exceed the Revolving Commitments, to the simultaneous prepayment of Revolving Loans and/or cover for LC Exposure as specified in Section 2.05(k) and to the extent that, after giving effect to any such reduction of Incremental Facility Commitments of any Series, the Incremental Facility Loans of such Series shall exceed the Incremental Facility Commitments of such Series, to the simultaneous prepayment of Incremental Facility Loans of such Series), such reduction of Commitments and prepayments to be applied,

               (x)  in the case of such prepayment of Term Loans, first to the
                                                                  -----
          prepayment of the first installment set forth in the schedule in
          Section 2.09(a)(ii) for the calendar year immediately following the calendar year in which such prepayment occurs and, second, after such
                                                             ------
          first installment shall have been prepaid in full, to the prepayment of the remaining installments set forth in said schedule ratably in accordance with the respective amounts thereof and

               (y) in the case of such reduction of Incremental Facility Commitments of any Series, first, to the reduction of the first
                                     -----
          installment set forth in the schedule in Section 2.08(f) for the calendar year immediately following the calendar year in which such reduction occurs and, second, after such first installment shall have
                                ------
          been reduced in full, to the reduction of the remaining installments set forth in said schedule ratably in accordance with the respective amounts thereof.

Notwithstanding the foregoing, to the extent that the aggregate amount of any of the required prepayments contemplated by this paragraph (b) shall be in excess of the amount of the ABR Loans of any Class outstanding on the date of such prepayment, only the portion of the amount of such prepayment of such Class as is equal to the amount of such ABR Loans shall be immediately prepaid and at the election of the Borrower, the balance of such required prepayment shall be either (i) deposited with the Administrative Agent to be held as collateral security for the Loans of such Class and applied to the prepayment of the Eurodollar Loans of such Class on the last day(s) of the then next-expiring Interest Period(s) for Eurodollar Loans in the order in which such Interest Period(s) shall expire (or immediately if any Event of Default shall occur and be continuing), or (ii) made immediately, together with any amounts owing to the Lenders under Section 2.15.

          (c)  Mandatory Prepayments -- Outstandings Exceeding Commitments.  The
               -----------------------------------------------------------
Borrower shall prepay the Revolving Loans (and/or provide cover for LC Exposure as specified in Section 2.05(k)) in the event that the aggregate amount of the Revolving Exposure shall at any time exceed the aggregate amount of the Revolving Commitments. In addition, the Borrower shall prepay the Incremental Facility Loans of any Series in the event that the aggregate amount of the Incremental Facility Loans of such Series shall at any time exceed the aggregate amount of the Incremental Facility Commitments of such Series.

          (d)  Mandatory Prepayments -- Change of Control.  In the event that
               ------------------------------------------
any "Change of Control" shall occur in respect of the Senior Subordinated Notes, or any similar event shall occur in respect of any Additional Permitted Indebtedness, in either case at a time when the aggregate outstanding principal amount of the respective Indebtedness affected thereby is in excess of $25,000,000, and as a result thereof the Borrower shall be required to offer to repurchase, redeem or prepay any portion of the Senior Subordinated Notes or such Additional Permitted Indebtedness, the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.05(k)), and the Commitments shall be automatically reduced to zero.

          (e)  Notices.  The Borrower shall notify the Administrative Agent
               -------
(and, in the case of prepayment of a Swingline Loan, the respective Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, two Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a
                                                       --------
notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

          SECTION 2.11.  Fees.
                         ----

          (a)  Commitment Fee.  The Borrower shall pay to the Administrative
               --------------
Agent for account of each Lender a commitment fee, which shall accrue at the Applicable Margin on the daily average unutilized amount of such Lender's Incremental Facility Commitment and Revolving Commitment (for which purpose the aggregate amount of any LC Exposure shall be deemed to be a pro rata (based on the Revolving Commitments) utilization of each Lender's Revolving Commitment and the aggregate principal amount of any Swingline Loans shall be deemed to be a utilization of the respective Swingline Lender's Revolving Commitment), for the period from and including the date hereof to but not including the earlier of the date such Commitment is terminated and the Maturity Date. Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of the date the relevant Commitments are terminated and the Maturity Date, as the case may be.

          (b)  Letter of Credit Fees.  The Borrower agrees to pay (i) to the
               ---------------------
Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin used to determine interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and
(ii) to the Issuing Lender a fronting fee, which shall accrue at the rate of 3/16 of 1% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on
                                --------
the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c)  Administrative Agent Fees.  The Borrower agrees to pay to the
               -------------------------
Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent (it being understood that if the Administrative Agent shall resign or be removed, a ratable portion of any fees theretofore paid to the Administrative Agent for the period during which such resignation or removal shall occur shall be promptly paid by the Administrative Agent to the Borrower to the extent the Borrower is required to pay fees for the balance of such period to a replacement Administrative Agent).

          (d)  Payment of Fees.  All fees payable hereunder shall be paid on the
               ---------------
dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Lender, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Except as otherwise expressly provided in paragraph (c) above, fees paid shall not be refundable under any circumstances.

          SECTION 2.12.  Interest.
                         --------

          (a)  ABR Borrowings.  The Loans comprising each ABR Borrowing (other
               --------------
than Swingline Loans, as to which paragraph (c) below shall apply) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

          (b)  Eurodollar Borrowings.  The Loans comprising each Eurodollar
               ---------------------
Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

          (c)  Swingline Borrowings.  Each Swingline Loan shall bear interest at
               --------------------
a rate per annum equal to the Alternative Base Rate plus the Applicable Margin, or at such alternate rate of interest as may be applicable thereto as contemplated by Section 2.04(b).

          (d)  Default Interest.  Notwithstanding the foregoing, if any
               ----------------
principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount (or, in case the amount in default is principal of a Loan, all amounts outstanding hereunder) shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the
                                                                    ----
rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in
                     ----
paragraph (a) of this Section.

          (e)  Payment of Interest.  Accrued interest on each Loan shall be
               -------------------
payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that
                                                                   --------
(i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (f)  Computation.  All interest hereunder shall be computed on the
               -----------
basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.13.  Alternate Rate of Interest.  If prior to the
                         --------------------------
commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) if such Borrowing is of a particular Class of Loans (including of a particular Series of Incremental Facility Loans), the Administrative Agent is advised by the Required Revolving Lenders, Required Term Lenders or Required Incremental Facility Lenders of such Series, as the case may be, that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans of such Class included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing, provided that a Lender and the
                                             --------
Borrower may agree that, in lieu of the interest rate on such affected Borrowing being calculated by reference to the Alternative Base Rate while such circumstances shall continue, such interest rate shall instead be at an alternative rate of interest (and with such applicable margins and prepayment premiums) as may from time to time be offered by such Lender to the Borrower in its sole discretion.

          SECTION 2.14.  Increased Costs.
                         ---------------

          (a)  Increased Costs Generally.  If any Change in Law shall:
               -------------------------

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Lender; or

               (ii) impose on any Lender or the Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

          (b)  Capital Requirements.  If any Lender or the Issuing Lender
               --------------------
determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

          (c)  Certificates from Lenders.  A certificate of a Lender or the
               -------------------------
Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, and setting forth in reasonable detail the manner in which such amount or amounts have been determined, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d)  Delay in Requests.  Failure or delay on the part of any Lender or
               -----------------
the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation; provided that the Borrower shall not be required to
                   --------
compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such
          -------- -------
increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.15.  Break Funding Payments.  In the event of (a) the
                         ----------------------
payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(b) and is revoked in accordance herewith), or (d) the assignment of any

Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.16.  Taxes.
                         -----

          (a)  Payments Free of Taxes.  Any and all payments by or an account of
               ----------------------
any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any
             --------
Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b)  Payment of Other Taxes by Borrower.  In addition, the Borrower
               ----------------------------------
shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c)  Indemnification by Borrower.  The Borrower shall indemnify the
               ---------------------------
Administrative Agent, each Lender and the Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

          (d)  Receipt for Payments.  As soon as practicable after any payment
               --------------------
of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e)  Foreign Lenders.  Any Foreign Lender that is entitled to an
               ---------------
exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

          SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Set-
                         ------------------------------------------------------
offs.
----

          (a)  Payments by Obligors.  Each Obligor shall make each payment
               --------------------
required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except as otherwise expressly provided in the relevant Loan Document, and except payments to be made directly to the Issuing Lender or a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in dollars.

          (b)  Application if Payments Insufficient.  If at any time
               ------------------------------------
insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, then such funds as shall actually have been received shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c)  Pro Rata Treatment.  Except to the extent otherwise provided
               ------------------
herein: (i) each borrowing of Loans of a particular Class (including of a particular Series of Incremental Facility Loans) from the Lenders under Section
2.01 shall be made from the relevant Lenders, each payment of commitment fee under Section 2.11 in respect of Commitments of a particular Class (including of a particular Series of Incremental Facility Loans) shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class (including of a particular Incremental Facility of Term Loans) under Section 2.08 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (ii) Eurodollar Loans of any Class (including of a particular Series of Incremental Facility Loans) having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their Commitments or such Class (in the case of the making of Loans) or their respective Loans of such Class (in the case of conversions and continuations of Loans); (iii) each payment or prepayment by the Borrower of principal of Loans of a particular Class (including of a particular Series of Incremental Facility Loans) shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; (iv) each payment by the Borrower of interest on Loans of a particular Class (including of a particular Series of Incremental Facility Loans) shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; and (v) each payment by the Borrower of participation fees in respect of Letters of Credit shall be made for the account of the Revolving Lenders pro rata in accordance with the amount of participation fees then due and payable to the Revolving Lenders.

          (d)  Sharing of Payments by Lenders.  If any Lender shall, by
               ------------------------------
exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations
                                   --------
are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

          (e)  Presumptions of Payment.  Unless the Administrative Agent shall
               -----------------------
have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

          (f)  Certain Deductions by Administrative Agent.  If any Lender shall
               ------------------------------------------
fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(e) or (f), 2.06(b) or 2.17(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.18.  Mitigation Obligations; Replacement of Lenders.
                         ----------------------------------------------

          (a)  Designation of Different Lending Office.  If any Lender requests
               ---------------------------------------
compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall, at Borrower's request, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b)  Replacement of Lenders.  If any Lender requests compensation
               ----------------------
under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior
             --------
written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Lender and each Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                                  ARTICLE III

                                   GUARANTEE

          SECTION 3.01.  The Guarantee.  The Subsidiary Guarantors hereby
                         -------------
jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower under this Agreement and by any Obligor under any of the other Loan Documents, and all obligations of the Borrower or any of its Subsidiaries to any Lender in respect of any Hedging Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed
                                                                      ----------
Obligations").  The Subsidiary Guarantors hereby further jointly and severally
-----------
agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          SECTION 3.02.  Obligations Unconditional.  The obligations of the
                         -------------------------
Subsidiary Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

               (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

               (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

               (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

               (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          SECTION 3.03.  Reinstatement.  The obligations of the Subsidiary
                         -------------
Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          SECTION 3.04.  Subrogation.  Each Subsidiary Guarantor hereby waives
                         -----------
all rights of subrogation or contribution, whether arising by contract or operation of law (including any such right arising under the Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this Article and further agrees with the Borrower for the benefit of each of its creditors (including each Lender and the Administrative Agent) that any such payment by it shall constitute a contribution of capital by such Subsidiary Guarantor to the Borrower (or an investment in the equity capital of the Borrower by such Subsidiary Guarantor).

          SECTION 3.05.  Remedies.  The Subsidiary Guarantors jointly and
                         --------
severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 3.01.

          SECTION 3.06.  Instrument for the Payment of Money.  Each Subsidiary
                         -----------------------------------
Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

          SECTION 3.07.  Continuing Guarantee.  The guarantee in this Article is
                         --------------------
a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          SECTION 3.08.  Rights of Contribution.  The Subsidiary Guarantors
                         ----------------------
hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

          For purposes of this Section, (i) "Excess Funding Guarantor" means, in
                                             ------------------------
respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount
---------------
paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary
                                  --------------
Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

          SECTION 3.09.  General Limitation on Guarantee Obligations.  In any
                         -------------------------------------------
action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Lenders that:

          SECTION 4.01.  Organization; Powers.  Each of the Borrower and its
                         --------------------
Consolidated Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 4.02.  Authorization; Enforceability.  The Transactions are
                         -----------------------------
within each Obligor's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Basic Documents to which it is a party when executed and delivered by such Obligor and the other parties thereto will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 4.03.  Governmental Approvals; No Conflicts.  The Transactions
                         ------------------------------------
(a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Consolidated Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Consolidated Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person (other than that an offer to repurchase the Senior Subordinated Notes shall be made as provided in the Indenture with respect thereto as a result of the Merger Transactions and other than consents required with respect to the Merger Transactions under leases and other contracts, but not including any agreement relating to any Indebtedness, entered into in the ordinary course of business and as to which the failure to obtain such consent, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect) and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Consolidated Subsidiaries.

          SECTION 4.04.  Financial Condition; No Material Adverse Change.
                         -----------------------------------------------

          (a) The Borrower has heretofore delivered, or made available, to the Lenders the following financial statements as set forth in the Registration
Statement:

               (i) the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries as of and for the fiscal years ended December 31, 1995 and December 31, 1996, respectively, reported on by Ernst & Young LLP, independent public accountants;

               (ii) the unaudited condensed consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries as of and for the three-month period ended March 31, 1997;

               (iii) the respective financial statements of Northstar
     Television of Grand Rapids, Inc., Northstar Television of Jackson, Inc. and Northstar Television of Providence, Inc, of Multimedia Entertainment, Inc. (d.b.a. WLWT-TV) and of Selected Gannett Television Stations, in each case as set forth in the Registration Statement;

               (iv) the audited combined balance sheets and related statements of operations and cash flows of the Hearst Broadcast Group of Hearst as of and for the fiscal years ended December 31, 1995 and December 31, 1996, respectively, reported on by Deloitte & Touche LLP, independent public accountants;

               (v) the unaudited combined balance sheets and related statements of operations and cash flows of the Hearst Broadcast Group of Hearst as of and for the three-month period ended March 31, 1997; and

               (vi) the unaudited pro forma combined condensed balance sheet and the related statements of operations for the fiscal year ended December 31, 1996, prepared under the assumption that the Merger Transactions had occurred at the beginning of such fiscal year.

Such financial statements present fairly, in all material respects, the actual or pro forma (as the case may be) financial position and the actual or pro forma (as the case may be) results of operations and cash flows of the respective entities as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clauses (ii), (iv) and (v) above.

          (b) Since December 31, 1996, there has been no material adverse change in the business, condition (financial or otherwise), operations, properties or prospects (excluding adverse changes to prospects as a result of changes affecting the television broadcasting industry generally) of the Borrower and its Subsidiaries, taken as a whole, and during the period since December 31, 1996 and prior to the Effective Date, there has been no material adverse change in the business, condition (financial or otherwise), operations, properties or prospects (excluding adverse changes to prospects as a result of changes affecting the television broadcasting industry generally) of the Hearst Broadcast Group of Hearst, taken as a whole.

          SECTION 4.05.  Properties.
                         ----------

          (a) Each of the Borrower and its Consolidated Subsidiaries has (and, after giving effect to the Merger Transactions, will have) good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 7.02 and except for minor defects in title or interests that do not interfere with their ability to conduct their business as currently conducted or to utilize such properties for their intended purposes.

          (b) Each of the Borrower and its Consolidated Subsidiaries owns or is licensed to use (and, after giving effect to the Merger Transactions, will own or be licensed to use) all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Consolidated Subsidiaries does not (and, after giving effect to the Merger Transactions, will not) infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 4.06.  Litigation and Environmental Matters.
                         ------------------------------------

          (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Consolidated Subsidiaries (or that will, after giving effect to the Merger Transactions, affect the Borrower or any of its Consolidated Subsidiaries) (i) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions (other than the possible assertion of statutory dissenters' rights described in the Registration Statement).

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Consolidated Subsidiaries (i) has failed (or, after giving effect to the Merger Transactions, will have failed) to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become (or, after giving effect to the Merger Transactions, will have become) subject to any Environmental Liability, (iii) has received (or, after giving effect to the Merger Transactions, will have received) notice of any claim with respect to any Environmental Liability or
(iv) knows of any basis for any Environmental Liability.

          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

          SECTION 4.07.  Compliance with Laws and Agreements.  Each of the
                         -----------------------------------
Borrower and its Consolidated Subsidiaries is (and, after giving effect to the Merger Transactions, will be) in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 4.08.  Investment and Holding Company Status.  Neither the
                         -------------------------------------
Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 4.09.  Taxes.  Effective as of the close of business on the
                         -----
Effective Date, the Borrower and its Subsidiaries will be members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which Hearst is the "common parent" (within the meaning of Section 1504 of the Code) of such group. There is no tax sharing, tax allocation or similar agreement (other than the Tax Sharing Agreement) to which the Borrower or any of its Subsidiaries is subject that is currently in effect providing for the manner in which tax payments owing by the members of such affiliated group (whether in respect of Federal, state or foreign income or other taxes) are allocated among the members of the group. The Borrower has filed (either directly or indirectly through Hearst) all Tax returns and reports required to have been filed and has paid (either directly or indirectly through Hearst) all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 4.10.  ERISA.  No ERISA Event has occurred or is reasonably
                         -----
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans, in either case by an amount that could reasonably be expected to result in a Material Adverse Effect.

          SECTION 4.11.  Disclosure.  The Borrower has disclosed to the Lenders
                         ----------
(i) all agreements, instruments and corporate or other restrictions to which it or any of its Consolidated Subsidiaries is (or, after giving effect to the Merger Transactions, will be) subject, and (ii) all other matters known to it, that, in the case of either of the foregoing clauses (i) or (ii), individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other written information (including the Information Memorandum) furnished by or on behalf of the Obligors to the Lender in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, when taken as a whole, in the light of the circumstances under which they were made, not misleading; provided that, with
                                                          --------
respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time in light of circumstances in effect on the date prepared, it being understood that such projections do not constitute a representation or warranty as to the future performance of the Borrower and that actual results may vary from such projections.

          SECTION 4.12.  Use of Credit.  Neither the Borrower nor any of its
                         -------------
Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

          SECTION 4.13.  Material Agreements and Liens With Respect to
                         ---------------------------------------------
Indebtedness.
------------

          (a) Part A of Schedule II is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Consolidated Subsidiaries outstanding on the date hereof (or that will be outstanding on the Effective Date after giving effect to the Merger Transactions) the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $10,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of Schedule II.

          (b) Part B of Schedule II is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof (or that will be outstanding on the Effective Date after giving effect to the Merger Transactions) the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $10,000,000 and covering any property of the Borrower or any of its Consolidated Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of Schedule II.

          SECTION 4.14.  Capitalization.  On the Effective Date (after giving
                         --------------
effect to the Merger Transactions), the authorized capital stock of the Borrower will consist of an aggregate of 201,000,000 shares consisting of (i) 200,000,000 shares of Common Stock, par value $.01 per share, of which 100,000,000 will be designated as Series A Common Stock and 100,000,000 will be designated as Series B Common Stock and (ii) 1,000,000 shares of preferred stock, of which 12,500 shares will be designated as Series A Preferred Stock and 12,500 shares will be designated as Series B Preferred Stock. Except as disclosed in the Registration Statement or in Schedule VI, as of the date hereof, there are no outstanding obligations of the Borrower or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Borrower nor are there any outstanding obligations of the Borrower or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower or any of its Subsidiaries.

          SECTION 4.15.  Subsidiaries and Investments.
                         ----------------------------

          (a) As at the date hereof (in the case of all Subsidiaries of the Borrower on the Effective Date after giving effect to the Merger Transactions), and as at the most recent date such Schedule shall be supplemented pursuant to
Section 7.03(c)(iv) (in the case of any Subsidiary formed or acquired pursuant to any Acquisition), set forth in Part A of Schedule IV is a complete and correct list of all of the Subsidiaries of the Borrower (excluding any Subsidiary that shall have been sold, or the existence of which shall have been terminated, in accordance with a transaction permitted hereunder), together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person (other than the holders of shares of stock of the Borrower) holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. As at the date hereof, except as disclosed in Part A of Schedule IV, (x) each of the Borrower and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule IV, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person (excluding for these purposes any letters of intent entered into with respect to the sale of the Dayton Station or the Providence Station).

          (b) Set forth in Part B of Schedule IV is a complete and correct list of all Investments (other than Investments disclosed in Part A of Schedule IV) held by the Borrower or any of its Subsidiaries in any Person on the date hereof (or that will be held by the Borrower and its Subsidiaries on the Effective Date after giving effect to the Merger

Transactions) and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule IV, each of the Borrower and its Subsidiaries owns, free and clear of all Liens, all such Investments.

          (c) Except for the Senior Subordinated Notes, none of the Consolidated Subsidiaries of the Borrower is on the date hereof (or will be on the Effective Date after giving effect to the Merger Transactions) subject to any indenture, agreement, instrument or other arrangement of the type described in Section 7.08.

          SECTION 4.16.  Station Licenses.  As at the date hereof (in the case
                         ----------------
of all Stations to be owned by the Borrower and its Consolidated Subsidiaries on the Effective Date after giving effect to the Merger Transactions), and as at the most recent date such Schedule shall be supplemented pursuant to Section 7.03(c)(iv) (in the case of any Station acquired pursuant to any Acquisition):

          (a) Schedule V accurately and completely lists all Station Licenses (other than non-material incidental microwave relay and remote transmitter licenses) granted or assigned to the Borrower or any Consolidated Subsidiary, or under which the Borrower and its Consolidated Subsidiaries have the right to operate such Station. The Station Licenses listed on said Schedule V with respect to any Station include all material authorizations, licenses and permits issued by the FCC that are required or necessary for the operation of such Station, and the conduct of the business of the Borrower and its Consolidated Subsidiaries with respect to such Station.

          (b) The Station Licenses listed in said Schedule V are validly issued in the name of, or the FCC has consented to the assignment of or transfer of control of such Station Licenses to, the Borrower or one or more of its Subsidiaries.

          (c) Each such Station License is in full force and effect, and the Borrower and its Consolidated Subsidiaries have fulfilled and performed in all material respects all of their obligations with respect thereto and have full power and authority to operate thereunder, and all consents of the FCC to the assignment of, or transfer of control of, the principal broadcasting licenses and any other material Station Licenses in connection with the Merger Transactions have been approved by orders of the FCC which orders (to the extent that any pre-grant objections have been filed) have become final (i.e. no longer subject to further judicial or administrative review).

          (d) All operating assets, rights and other property relating to, and material to the operations of, any Station, are owned (or are available for use under lease, license or other arrangements entered into with third parties) by the Borrower or one or more of its Subsidiaries.

          SECTION 4.17.  Merger Agreement.  The Borrower has heretofore
                         ----------------
delivered to the Administrative Agent a complete copy (including all modifications, waivers and supplements thereto, and exhibits and schedules) of the Merger Agreement.


                                   ARTICLE V

                                   CONDITIONS

          SECTION 5.01.  Effective Date.  The obligations of the Lenders to make
                         --------------
Loans, and of the Issuing Lender to issue Letters of Credit hereunder, shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 10.02):

          (a)  Executed Counterparts.  From each party hereto either (i) a
               ---------------------
     counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b)  Opinions of Counsel to the Obligors.  Favorable written opinions
               -----------------------------------
     (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Locke Purnell Rain Harrell (A Professional Corporation), counsel for the Obligors, substantially in the form of Exhibit C and (ii) Wiley, Rein & Fielding and Brooks, Pierce, McLendon, Humphrey & Leonard, special communications counsel for the Borrower, covering the matters set forth in Exhibit D, and in each case covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request. Each Obligor hereby requests such counsel to deliver such opinions.

          (c)  Opinion of Special New York Counsel to The Chase Manhattan Bank.
               ---------------------------------------------------------------
     An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to The Chase Manhattan Bank, substantially in the form of Exhibit E (and The Chase Manhattan Bank hereby instructs such counsel to deliver such opinion to the Lenders).

          (d)  Corporate Documents.  Such documents and certificates as the
               -------------------
     Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

          (e)  Officer's Certificate.  A certificate, dated the Effective Date
               ---------------------
     and signed by the President, a Vice President or a Financial Officer, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 5.02.

          (f)  Repayment of Existing Indebtedness.  Evidence that the principal
               ----------------------------------
     of and interest on, and all other amounts owing in respect of, the Indebtedness (including any contingent or other amounts payable in respect of letters of credit) in respect of the Existing Credit Agreement and the Bridge Debt or indicated on Schedule II that is to be repaid on the Effective Date shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness shall have been canceled or terminated and that all Guarantees in respect of, and all Liens securing, any such Indebtedness shall have been released (or arrangements for such release satisfactory to the Administrative Agent shall have been made).

          (g)  Station Licenses, Etc.  Evidence that all of the principal
               ---------------------
     broadcasting licenses and any other material Station Licenses appearing in
     Schedule V for each Station shall have been validly issued in the name of, or the FCC has consented to the assignment of or the transfer of control of such Station Licenses to, the Borrower or one or more of its Subsidiaries, and shall be in full force and effect, and all consents to such assignments and transfers of control will have been approved by orders of the FCC, which orders (to the extent pre-grant objections have been filed) have become final (i.e. no longer subject to further judicial or administrative review).

          (h)  Merger Transactions.  Evidence that (x) the Merger Transactions
               -------------------
     shall have been (or shall be simultaneously) consummated in all material respects in accordance with the terms of the Merger Agreement (except for any modifications, supplements or waivers thereof, or written consents or determinations made by the parties thereto, that shall be satisfactory to the Required Lenders or that shall not result in a Material Adverse Effect), and (y) the percentage of the aggregate outstanding stockholders of the Borrower that have reserved their statutory dissenters' rights as described in the Registration Statement shall not exceed 5%, and the Administrative Agent shall have received a certificate of a Financial Officer to the effect of the foregoing clauses (x) and (y), and to the effect that attached thereto are true and complete copies of the documents delivered in connection with the closing of the Merger Transactions pursuant to the Merger Agreement.

          (i)  Leverage Ratio.  A certificate of a Financial Officer setting
               --------------
     forth a calculation of the Leverage Ratio as at the Effective Date, after giving effect to the Merger Transactions.

          (j)  Private Placement Debt.  Evidence that the holders of the Private
               ----------------------
     Placement Debt shall have consented to (or the Private Placement Debt Documents otherwise have been amended to permit) the Merger Transactions and this Agreement (including to the provisions of Section 2.05(k)) and that the Private Placement Debt Documents shall have been modified in connection therewith in a manner in form and substance satisfactory to the Required Lenders.

          (k)  Other Documents.  Such other documents as the Administrative
               ---------------
     Agent or any Lender or special New York counsel to The Chase Manhattan Bank may reasonably request.

          The obligation of any Lender to make its initial extension of credit hereunder is also subject to the payment by the Borrower of such fees as the Borrower shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to The Chase Manhattan Bank, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).

          The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Lender to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) on or prior to 3:00 p.m., New York City time, on September 16, 1997 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          SECTION 5.02.  Each Credit Event.  The obligation of each Lender to
                         -----------------
make a Loan on the occasion of any Borrowing, and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) the representations and warranties of the Borrower set forth in this Agreement, and of each Obligor in each of the other Loan Documents to which it is a party, shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, unless such representation or warranty is expressly stated to have been made as of a specific date (such as the date hereof or the Effective Date), in which case such representation and warranty shall be true and correct on and as of such specific date; and

          (b) at the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.


                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed or covered, the Borrower covenants and agrees with the Lenders that:

          SECTION 6.01.  Financial Statements and Other Information.  The
                         ------------------------------------------
Borrower will furnish to the Administrative Agent and each Lender:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, consolidated statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries and of the Borrower and its Consolidated Subsidiaries (and, separately stated, of each Designated Subsidiary) for such fiscal year and the related consolidated balance sheets of the Borrower and its Subsidiaries and of the Borrower and its Consolidated Subsidiaries (and, separately stated, of each Designated Subsidiary) as at the end of such fiscal year, setting forth in each case in comparative (or, for periods prior to any Acquisition, comparative historical) form the corresponding consolidated (or, in the case of a Designated Subsidiary, separately stated) figures for the preceding fiscal year, and accompanied

                    (i) in the case of said consolidated statements and balance sheet of the Borrower and its Subsidiaries, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, consistently applied (except as noted pursuant to paragraph
          (c) below),

                    (ii) in the case of said consolidated statements and balance sheet of the Borrower and its Consolidated Subsidiaries, by a report of independent certified public accountants of recognized national standing, which report shall state that said consolidated financial statements have been reviewed by such accountants, and

                    (iii) in the case of said consolidated statements and balance sheet of the Borrower and its Consolidated Subsidiaries (and separate statements and balance sheets for a Designated Subsidiary), by a certificate of a Financial Officer, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries (and, in the case of each Designated Subsidiary, said separately stated financial statements fairly present the respective results of operations of such Designated Subsidiary), in each case in accordance with (except, in the case of the consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the exclusion therefrom of the Designated Subsidiaries) GAAP, consistently applied (except as noted pursuant to paragraph (c) below), as at the end of, and for, such fiscal year;

          (b) as soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower, consolidated statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries and of the Borrower and its Consolidated Subsidiaries (and, separately stated, of each Designated Subsidiary) for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets of the Borrower and its Subsidiaries and of the Borrower and its Consolidated Subsidiaries (and, separately stated, of each Designated Subsidiary) as at the end of such period, setting forth in each case in comparative (or for periods prior to any Acquisition, comparative historical) form the corresponding consolidated (or, in the case of a Designated Subsidiary, separately stated) figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a Financial Officer, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of, as the case may be, the Borrower and its Subsidiaries and the Borrower and its Consolidated Subsidiaries (or of such Designated Subsidiary, as the case may be), in each case in accordance with (except, in the case of the consolidated financial statements of the Borrower and its Consolidated Subsidiaries, for the exclusion therefrom of the Designated Subsidiaries) GAAP, consistently applied (except as noted pursuant to paragraph (c) below), as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.01, 7.06 and 7.10 and
     (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in
     Section 4.04 that affects (or in the future is reasonably likely to affect) in any material respect the presentation of financial information with respect to the Borrower and its Subsidiaries required hereunder and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) concurrently with any delivery of financial statements under clause (a) of this Section, a statement of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any default by the Borrower under Section 7.10 (insofar as such Section relates to accounting matters) (which statement may be limited by accounting rules or guidelines);

          (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its stockholders generally or to holders of any class of Indebtedness generally, as the case may be;

          (f) promptly upon their becoming available, copies of any and all periodic or special reports filed by the Borrower or any of its Consolidated Subsidiaries with the FCC or with any other Federal, state or local governmental authority, if such reports indicate any material adverse change in the business, operations, affairs or condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or if copies thereof are requested by any Lender or the Administrative Agent, and copies of any and all notices and other communications from the FCC or from any other Federal, state or local governmental authority with respect to the Borrower, any of its Consolidated Subsidiaries or any Station that raises any matters that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

          (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Consolidated Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

          SECTION 6.02.  Notices of Material Events.  The Borrower will furnish
                         --------------------------
to the Administrative Agent and each Lender prompt written notice of the following:

          (a)  the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 6.03.  Existence; Conduct of Business.  The Borrower will, and
                         ------------------------------
will cause each of its Consolidated Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit
                                --------
any merger, consolidation, liquidation or dissolution permitted under Section 7.03.

          SECTION 6.04.  Payment of Obligations.  The Borrower will, and will
                         ----------------------
cause each of its Consolidated Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Consolidated Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 6.05.  Maintenance of Properties; Insurance.  The Borrower
                         ------------------------------------
will, and will cause each of its Consolidated Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, provided
                                                                       --------
that the Borrower will in any event maintain (with respect to itself and each of its Consolidated Subsidiaries) casualty insurance and insurance against claims for damages with respect to defamation, libel, slander, privacy or other similar injury to person or reputation (including misappropriation of personal likeness), in such amounts as are then customary for Persons engaged in the same or similar business similarly situated.

          SECTION 6.06.  Books and Records; Inspection Rights.  The Borrower
                         ------------------------------------
will, and will cause each of its Consolidated Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its

Consolidated Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          SECTION 6.07.  Compliance with Laws.  The Borrower will, and will
                         --------------------
cause each of its Consolidated Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority, including, but not limited to, Environmental Laws applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 6.08.  Use of Proceeds and Letters of Credit.  The proceeds of
                         -------------------------------------
the Loans will be used to finance the cash portion of the Merger Transactions, to pay for fees and expenses relating thereto, to finance acquisitions pursuant to Section 7.03(c), to refinance existing indebtedness of the Borrower (including the Senior Subordinated Notes, indebtedness under the Existing Credit Agreement, the Bridge Debt and the Private Placement Debt), to repurchase outstanding shares of capital stock of the Borrower (to the extent permitted hereunder) and for general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.

          SECTION 6.09.  Certain Obligations Respecting Subsidiaries.
                         -------------------------------------------

          (a)  Wholly Owned Subsidiaries.  Subject to paragraph (b) below, the
               -------------------------
Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Consolidated Subsidiaries is a Wholly Owned Subsidiary.

          (b)  Designated Subsidiaries.  Notwithstanding the provisions of
               -----------------------
paragraph (a) above, the Borrower may at any time after the date hereof designate any Subsidiary (other than a Subsidiary holding any Station Licenses or the operating assets of any Stations) as a "Designated Subsidiary" for purposes of this Agreement, by delivering to the Administrative Agent a certificate of a senior officer of the Borrower (and the Administrative Agent shall promptly deliver a copy thereof to each Lender following receipt) identifying such Subsidiary, stating that such Subsidiary shall be treated as a "Designated Subsidiary" for all purposes hereof and certifying that, after giving effect to such designation, the Borrower will be in compliance with the provisions of this Agreement applicable to such Designated Subsidiary (including the provisions of Section 7.05(f) with respect to the type of business in which a Designated Subsidiary shall be involved and the limitations upon the aggregate amount of Investments in Designated Subsidiaries therein specified), and such designation will not result in a Default hereunder. In the event of any such designation of a Subsidiary that is at the time a Subsidiary Guarantor hereunder, the Administrative Agent agrees (to the extent such designation complies with the requirements of the immediately preceding sentence) to release such Subsidiary from its Guarantee hereunder, and in that connection to execute and deliver

(at the expense of the Borrower) such instruments as the Borrower shall reasonably request to effect such release. Any Subsidiary of a Designated Subsidiary shall be deemed to be a "Designated Subsidiary".

          The Borrower may at any time rescind the designation of any Subsidiary as a "Designated Subsidiary" for purposes of this Agreement, by delivering to the Administrative Agent (which shall promptly forward a copy thereof to each Lender) a certificate of a Financial Officer identifying such Subsidiary, stating that such Subsidiary shall no longer be treated as a "Designated Subsidiary" for purposes hereof and certifying that, after giving effect to such rescission, the Borrower will be in compliance with the provisions of this Agreement applicable to Consolidated Subsidiaries (and, without limiting the generality of the foregoing, upon such rescission and as a condition thereto, the Borrower agrees to comply with the requirements of paragraph (c) below with respect to such Subsidiary).

          (c)  Subsidiary Guarantors.  The Borrower will take such action, and
               ---------------------
will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Consolidated Subsidiaries of the Borrower are "Subsidiary Guarantors" hereunder. Without limiting the generality of the foregoing, in the event that the Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary that shall constitute a Consolidated Subsidiary hereunder (including any Subsidiary of the Borrower that shall become a Subsidiary of the Borrower in connection with any Acquisition, but excluding any new Subsidiary that is a Designated Subsidiary), the Borrower and its Subsidiaries will cause such new Subsidiary to

               (i) become a "Subsidiary Guarantor" hereunder pursuant to a Guarantee Assumption Agreement, and

               (ii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 5.01 on the Effective Date or as the Administrative Agent shall have reasonably requested.


                                  ARTICLE VII

                               NEGATIVE COVENANTS

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed or covered, the Borrower covenants and agrees with the Lenders that:

          SECTION 7.01.  Indebtedness.  The Borrower will not, nor will it
                         ------------
permit any of its Consolidated Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

          (a)  Indebtedness hereunder;

          (b) Indebtedness existing on the date hereof and set forth in Part A of Schedule II (including Indebtedness relating to the Hearst Stations assumed in connection with the Merger Transactions, but excluding, following the making of the initial Loans hereunder, the Indebtedness to be repaid with the proceeds of such Loans, as indicated on Schedule II), together with any extensions, renewals, refinancings or replacements of any such Indebtedness so long as the principal thereof is not increased and such Indebtedness, as so extended, renewed, refinanced or replaced, would constitute Indebtedness that could be incurred in compliance with Section 7.01(g);

          (c) Indebtedness of any Consolidated Subsidiary to the Borrower or any other Consolidated Subsidiary;

          (d) Guarantees by the Borrower of Indebtedness of any Consolidated Subsidiary and by any Consolidated Subsidiary of Indebtedness of the Borrower or any other Consolidated Subsidiary;

          (e) Indebtedness of the Borrower and its Subsidiaries in respect of the deferred payment of insurance premiums up to an aggregate principal amount not exceeding $10,000,000 at any one time outstanding;

          (f) Indebtedness of any Person that becomes a Consolidated Subsidiary after the Effective Date; provided that such Indebtedness exists at the
                               --------
     time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Consolidated Subsidiary;

          (g) additional Indebtedness of the Borrower (and of its Consolidated Subsidiaries in respect of a Guarantee of such Indebtedness), incurred after the Effective Date (or assumed in connection with an Acquisition), provided that
     --------

                    (i) the stated maturity date with respect to such Indebtedness shall be at least six months after the Maturity Date,

                    (ii) no principal payments with respect to such Indebtedness shall be stated to be due prior to the Maturity Date (other than in respect of a Change of Control or similar event), except that if such Indebtedness is pari passu in right of payment
                                              ---- -----
          with the obligations of the Obligors hereunder (i.e. not subordinated in right of payment to such obligations), such Indebtedness may provide for principal payments prior to the Maturity Date, so long as the weighted average life to maturity of such Indebtedness (determined in accordance with GAAP) is not earlier than the weighted average life to maturity of the Loans hereunder,

                    (iii) all covenants with respect to such Indebtedness shall be no more restrictive then the covenants set forth in this Agreement and the Borrower shall be in compliance with such covenants,

                    (iv) such Indebtedness is not secured by any Lien on property of the Borrower or any Consolidated Subsidiary,

                    (v) any Guarantee by a Consolidated Subsidiary of such Indebtedness shall provide that such Guarantee shall be released in the event that such Consolidated Subsidiary is to be sold by the Borrower, and

                    (vi) at the time of such incurrence, and after giving effect thereto, no Default shall have occurred and be continuing and the Borrower shall be in pro forma compliance with Section 7.10 (the determination of such pro forma compliance to be calculated, as at the end of and for the period of four fiscal quarters most recently ended prior to the date of such incurrence for which financial statements of the Borrower and its Consolidated Subsidiaries are available, under the assumption that such incurrence shall have occurred at the beginning of the applicable period) and the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer showing such calculations in reasonable detail to demonstrate such compliance; and

          (h) other secured Indebtedness in an aggregate principal amount not exceeding $25,000,000 and other Indebtedness in an aggregate principal amount not exceeding $100,000,000, in either case at any time outstanding.

          SECTION 7.02.  Liens.  The Borrower will not, nor will it permit any
                         -----
of its Consolidated Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a)  Permitted Encumbrances;

          (b) any Lien on any property or asset of the Borrower or any of its Consolidated Subsidiaries existing on the date hereof and set forth in Part B of Schedule II (including Liens relating to the Hearst Stations assumed in connection with the Merger Transactions, but excluding, following the making of the initial Loans hereunder, Liens securing Indebtedness to be repaid with the proceeds of such Loans, as indicated on Schedule II); provided that (i) no such Lien shall extend to any other
     --------
     property or asset of the Borrower or any of its Consolidated Subsidiaries and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

          (c) any Lien existing on any property or asset of any Person that becomes a Consolidated Subsidiary after the Effective Date prior to the time such Person becomes a Consolidated Subsidiary; provided that (i) such
                                                         --------
     Lien is not created in contemplation of or in connection with such Person becoming a Consolidated Subsidiary, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Consolidated Subsidiary,
     (iii) such Lien shall secure only those obligations which it secures on the date such Person becomes a Consolidated Subsidiary and (iv) the aggregate amount of Indebtedness or other obligations secured thereby shall not exceed $25,000,000; and

          (d) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Consolidated Subsidiary; provided that (i)
                                                              --------
     such security interests secure Indebtedness permitted by clause (h) of
     Section 7.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, (iv) such security interests shall not apply to any other property or assets of the Borrower or any Consolidated Subsidiary and (v) the aggregate amount of Indebtedness or other obligations secured thereby shall not exceed $25,000,000.

          SECTION 7.03.  Fundamental Changes.
                         -------------------

          (a)  Mergers and Consolidations.  The Borrower will not, nor will it
               --------------------------
permit any of its Consolidated Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, subject to Section
                                            --------
7.04, and so long as after giving effect thereto no Default shall have occurred and be continuing hereunder, (i) any Consolidated Subsidiary of the Borrower may merge into or consolidate with the Borrower or any Subsidiary Guarantor so long as the Borrower or a Subsidiary Guarantor is the continuing or surviving party,
(ii) any Consolidated Subsidiary of the Borrower may liquidate or dissolve into the Borrower or any Subsidiary Guarantor and (iii) the Borrower and its Consolidated Subsidiaries may enter into the transactions permitted under clauses (B), (C) or (D) of paragraph (b) below, and under clause (iv) of paragraph (c) below.

          (b)  Dispositions.  The Borrower will not, nor will it permit any of
               ------------
its Consolidated Subsidiaries to, sell, transfer, lease or otherwise dispose of all or any substantial part of its assets, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Consolidated Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or another Consolidated Subsidiary and (ii) the Borrower and any of its Consolidated Subsidiaries may sell, transfer, lease, exchange or dispose of (in one transaction or in a series of transactions and, in the case of clauses (B), (C) and (D) below, in any form, including by way of a merger or consolidation the effect of which is to result in the disposition of the respective Station):

          (A) any part of its assets in the ordinary course of business and on ordinary business terms,

          (B)  the Dayton Station and the Providence Station,

          (C) any one or more Stations, so long as the Broadcast Cash Flow attributed to all Stations sold or exchanged pursuant to this clause (C) (but not pursuant to clause (B)) during any fiscal year shall not exceed 25% of the Broadcast Cash Flow for such fiscal year nor 50% of the Broadcast Cash Flow for any period five consecutive fiscal years (Broadcast Cash Flow, for purposes hereof, to be determined under the assumption that none of the sales otherwise permitted under this clause (C) had occurred during such fiscal year or five fiscal year period and that the Broadcast Cash Flow of any Station sold during such period remained unchanged after such sale), and

          (D) any non-broadcast assets acquired by the Borrower and its Consolidated Subsidiaries.

          (c)  Acquisitions.  The Borrower will not, nor will it permit any of
               ------------
its Consolidated Subsidiaries to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person except:

               (i) purchases of equipment, programming rights and other property to be sold or used in the ordinary course of business;

               (ii)  Investments permitted under Section 7.05;

               (iii) Capital Expenditures; and

               (iv) the Borrower and its Consolidated Subsidiaries may, pursuant to a merger or consolidation, a purchase of stock or assets or entering into an LMA Arrangement (any such transaction being herein called an "Acquisition"), acquire after the date hereof (or, in the case of an LMA
         -----------
     Arrangement, acquire the right to operate) additional television broadcasting stations (any such station that is the subject of any Acquisition being hereinafter referred to as an "Acquired Station"), and
                                                      ----------------
     additional broadcast industry related assets, so long as:

               (A) in the case of any Acquisition (other than of one or more television broadcasting stations), the aggregate Purchase Price of any single such Acquisition shall not exceed $100,000,000 and of all such Acquisitions after the Effective Date shall not exceed $200,000,000;

               (B) except if such Acquisition constitutes an LMA Arrangement, the assignment or transfer of control of the Station Licenses with respect to such Acquired Station shall have been approved by an order or orders of the FCC, which order or orders (to the extent that any pre-grant objections have been filed) shall have become final (i.e. no longer subject to further judicial or administrative review);

               (C) immediately prior to such Acquisition and after giving effect thereto, (1) no Default shall have occurred and be continuing and (2) the Borrower shall be in pro forma compliance with Section
          7.10 (the determination of such pro forma compliance to be calculated, as at the end of and for the period of four fiscal quarters most recently ended prior to the date of such Acquisition for which financial statements of the Borrower and its Consolidated Subsidiaries are available, under the assumption that such Acquisition shall have occurred at the beginning of the applicable period) and the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer showing such calculations in reasonable detail to demonstrate such compliance;

               (D) in connection with such Acquisition the Borrower shall have delivered to the Administrative Agent environmental surveys and assessments prepared by a firm of licensed engineers in form and substance reasonably satisfactory to the Administrative Agent reflecting that the assets or Subsidiary being acquired in such Acquisition is not subject to any material environmental liabilities;

               (E) the Borrower shall have delivered evidence satisfactory to the Administrative Agent that the Borrower and its Consolidated Subsidiaries will not become liable, contingently or otherwise, in respect of any material tax or material ERISA liability of the respective seller (or the entity owning the Acquired Station or broadcast industry related assets) as a result of such Acquisition; and

               (F) concurrently with the consummation of such Acquisition, the Borrower shall have supplemented Schedules IV and V in order that such Schedules accurately reflect any additional Consolidated Subsidiaries formed or acquired pursuant to such Acquisition and accurately identify the respective Station Licenses (other than non-material incidental microwave relay and remote transmitter Licenses) of any Acquired Station.

          SECTION 7.04.  Lines of Business.
                         -----------------

          (a)  Business Activities.  The Borrower will not at any time permit
               -------------------
less than 75% of EBITDA to be derived from the television and radio broadcast business (it being understood that the broadcast production business, as conducted on the date hereof by "Hearst Broadcasting Productions" (as such term is defined in the Merger Agreement), shall not be deemed to be the television and radio broadcast business).

          (b)  Network Affiliation.  The Borrower will cause any Station that is
               -------------------
subject to an affiliation agreement with one of National Broadcasting Company, Inc., Fox Broadcasting Company, CBS, Inc. or American Broadcasting Companies, Inc. (each, a "Major Network") to maintain such agreement in full force and
               -------------
effect, provided that (i) the Borrower may permit such Station to become subject
        --------
to any new or substitute affiliation agreement with such or any other Major Network and (ii) the Borrower may permit any one or more of such affiliation agreements to expire or be terminated so long as the percentage of the aggregate Broadcast Cash Flow of the Borrower and its Consolidated Subsidiaries during the term of this Agreement attributable to Stations that cease to be so affiliated shall not exceed 20%. With respect to any Station that is not subject to an affiliation agreement with a Major Network, including any Station that is currently affiliated with the Warner Brothers Network or the United Paramount Network (each, an "Emerging Network"), the Borrower may permit such Station (i)
                   ----------------
to cease to be party to any affiliation agreement, (ii) to become a party to an affiliation agreement with a Major Network (in which event such Station shall not become subject to the immediately preceding sentence) or (iii) to become a party to an affiliation agreement with the other Emerging Network or any similar emerging network.

          (c)  LMA Arrangements.  The Borrower will not permit the aggregate
               ----------------
percentage of EBITDA for any period of four consecutive fiscal quarters that is attributable to Stations subject to LMA Arrangements to exceed 20% of the aggregate EBITDA for such period.

          (d)  License Subsidiaries.  In the event that the Required Lenders
               --------------------
shall deem the same to be necessary after the occurrence and during the continuance of an Event of Default, the Borrower will create one or more Subsidiaries to which the Station Licenses of each of the Stations of the Borrower will be transferred (and will effect such transfer, and will deliver evidence thereof and of all necessary FCC approvals to the Administrative Agent within 180 days after such request).

          SECTION 7.05.  Investments.  The Borrower will not, nor will it permit
                         -----------
any of its Consolidated Subsidiaries to, make or permit to remain outstanding any Investments except:

          (a) Investments outstanding on the date hereof and identified in Part B of Schedule IV;

          (b)  operating deposit accounts with banks;

          (c)  Permitted Investments;

          (d) Investments by the Borrower and its Consolidated Subsidiaries in the Borrower and its Consolidated Subsidiaries;

          (e) Hedging Agreements entered into in the ordinary course of the Borrower's financial planning and not for speculative purposes;

          (f) Investments (not including, however, Guarantees of obligations) by the Borrower and its Consolidated Subsidiaries in Designated Subsidiaries or other entities that are, in either case, involved in a business related to the business of the Borrower and its Consolidated Subsidiaries, so long as the amount of such Investments shall not exceed $250,000,000 at any one time outstanding;

          (g) Investments constituting Acquisitions permitted under Section 7.03; and

          (h) so long as at the time thereof, and after giving effect thereto, no Default shall have occurred and be continuing, the Borrower may make additional Investments (each a "Basket Investment") as follows:
                                     -----------------

                    (i) if after giving effect to such Basket Investment the Leverage Ratio shall be greater than 4.00 to 1, the Borrower may make any Basket Investment (the "Current Basket Investment") so long as the
                                      -------------------------
          aggregate amount of all Basket Investments and Restricted Payments made during the period commencing on the Effective Date through and including the date upon which the Current Basket Investment is to be made shall not exceed the sum of (w) $100,000,000 plus (x) the net
                                                            ----
          cash proceeds from all Equity Issuances after the Effective Date plus
                                                                           ----
          (y) the aggregate amount of Net Cash Proceeds from Dispositions not required to be applied to the prepayment of Loans, or the reduction of Commitments, pursuant to Section 2.10(b)(ii) plus (z) 33-1/3% of the
                                                       ----
          cumulative amount of Excess Cash Flow for the period commencing on the Effective Date through and including the fiscal quarter most recently ended prior to the date of the Current Basket Investment for which financial statements are available; and

                    (ii) if after giving effect to such Basket Investment the Leverage Ratio shall be less than or equal to 4.00 to 1, the Borrower may make Basket Investments in any amount.

A Basket Investment permitted by Section 7.05(h) at the time of its making may remain outstanding at a subsequent time notwithstanding that additional Basket Investments could not be made at such subsequent time. The aggregate amount of an Investment at any one time outstanding for purposes of clauses (f) and (h) above, shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (B) the aggregate
                                                      -----
amount of dividends, distributions or other payments received in cash in respect of such Investment; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment.

          SECTION 7.06.  Restricted Payments.  The Borrower will not, nor will
                         -------------------
it permit any of its Consolidated Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that, so long as at the time thereof, and after giving effect thereto, no Default shall have occurred and be continuing, the Borrower may make Restricted Payments as follows:

          (a) if after giving effect to such Restricted Payment the Leverage Ratio shall be greater than 4.00 to 1, the Borrower may make any Restricted Payment (the "Current Restricted Payment") so long as the aggregate amount
                   --------------------------
     of all Restricted Payments and Basket Investments made during the period commencing on the Effective Date through and including the date upon which the Current Restricted Payment is to be made shall not exceed the sum of
     (w) $100,000,000 plus (x) the net cash proceeds from all Equity Issuances
                      ----
     after the Effective Date plus (y) the aggregate amount of Net Cash Proceeds
                              ----
     from Dispositions not required to be applied to the prepayment of Loans, or the reduction of Commitments, pursuant to Section 2.10(b)(ii) plus (z) 33-
                                                                   ----
     1/3% of the cumulative amount of Excess Cash Flow for the period commencing on the Effective Date through and including the fiscal quarter most recently ended prior to the date of the Current Restricted Payment for which financial statements are available; and

          (b) if after giving effect to such Restricted Payment the Leverage Ratio shall be less than or equal to 4.00 to 1, the Borrower may make Restricted Payments in any amount.

          Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary of the Borrower.

          SECTION 7.07.  Transactions with Affiliates.  The Borrower will not,
                         ----------------------------
nor will it permit any of its Consolidated Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except the following:

          (a) transactions at prices and on terms and conditions not less favorable to the Borrower or such Consolidated Subsidiary than could be obtained on an arm's-length basis from unrelated third parties,

          (b) transactions between or among the Borrower and its Wholly Owned Subsidiaries (other than Designated Subsidiaries) not involving any other Affiliate,

          (c) any Restricted Payment permitted by Section 7.06 or any Investment permitted by Section 7.05,

          (d) the options on certain television stations granted by Hearst in favor of the Borrower and described in Exhibit 9.01(i) of the Merger Agreement,

          (e) arrangements between Hearst and the Borrower, with respect to payroll, insurance, data processing, employee benefits, tax services, accounting, corporate, financial, legal and other administrative items that are on terms and conditions not less favorable to the Borrower than those arrangements historically existing between Hearst and the Hearst Stations and reflected in the projections set forth in the Information Memorandum, it being understood that an increase in payments to Hearst based upon an increase in the size of the business of the Borrower and its Subsidiaries (resulting in an increase in payroll, insurance, data processing, employee benefits, tax services, accounting, corporate, financial, legal and other administrative items),

          (f)  the Tax Sharing Agreement, and

          (g) the transactions, plans and agreements described under the heading "Interests of Certain Persons in the Hearst Transactions; Affiliate Transactions" in the Registration Statement.

          SECTION 7.08.  Restrictive Agreements.  The Borrower will not, and
                         ----------------------
will not permit any of its Consolidated Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Consolidated Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Consolidated Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Consolidated Subsidiary or to Guarantee Indebtedness of the Borrower or any other Consolidated Subsidiary; provided that (i) the foregoing shall not
                                   --------
apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing pursuant to the Senior Subordinated Notes (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Consolidated Subsidiary pending such sale, provided such restrictions and conditions apply only to the Consolidated Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (vi) clauses (a) and (b) of the foregoing shall not apply to any Indebtedness that is pari passu in right of payment with the obligations
                            ---- -----
of the Obligors hereunder (i.e. not subordinated in right of payment to such obligations).

          SECTION 7.09.  Modifications of Certain Documents.  Without the prior
                         ----------------------------------
consent of the Administrative Agent (to be given upon the approval of the Required Lenders), the Borrower will not consent to any modification, supplement or waiver of (i) any of the provisions of any agreement, instrument or other document evidencing or relating to Additional Permitted Indebtedness or the Senior Subordinated Notes (or the Indenture pursuant to which the Senior Subordinated Notes have been issued) or (ii) the Merger Agreement in a manner that, in either case, would be materially adverse to the Lenders.

          SECTION 7.10.  Certain Financial Covenants.
                         ---------------------------

          (a)  Leverage Ratio.  The Borrower will not permit the Leverage Ratio
               --------------
to exceed the following respective ratios at any time during the following respective periods:

                  Period                   Ratio
                  ------                   -----

         From the Effective Date
          through December 30, 1999      5.50 to 1

         From December 31, 1999
          through December 30, 2000      5.00 to 1

         From December 31, 2000
          through December 30, 2001      4.50 to 1

         From December 31, 2001
          and at all times thereafter    4.00 to 1

          (b)  Interest Coverage Ratio.  The Borrower will not permit the
               -----------------------
Interest Coverage Ratio to be less than (i) 2.00 to 1 as at the last day of any fiscal quarter ending on or before the fiscal quarter ending December 31, 1999 and (ii) 2.50 to 1 as at the last day of any fiscal quarter thereafter.

          (c)  Fixed Charges Ratio.  The Borrower will not permit the Fixed
               -------------------
Charges Ratio to be less than 1.15 to 1 as at the last day of any fiscal quarter.

                                 ARTICLE VIII

                               EVENTS OF DEFAULT

          If any of the following events ("Events of Default") shall occur:
                                           -----------------

          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or (after notice from any Lender or the Administrative Agent) any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of any Obligor in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect; or any representation or warranty made by or on behalf of Hearst in the Merger Agreement shall prove to have been incorrect when made in any material respect;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02, 6.03 (with respect to the Borrower's existence), 6.08 or 6.09 or in Article VII;

          (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) is received by the Borrower;

          (f) the Borrower or any of its Consolidated Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to
                                --------
     the offer to repurchase the Senior Subordinated Notes as a result of the Merger Transactions or to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Obligor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Obligor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) any Obligor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Obligor or for a substantial part of its assets,
     (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) any Obligor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against any Obligor or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Obligor to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the reasonable judgment of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

          (m) a reasonable basis shall exist for the assertion against the Borrower or any of its Subsidiaries, or any predecessor in interest of the Borrower or any of its Subsidiaries or Affiliates, of (or there shall have been asserted against the Borrower or any of its Subsidiaries) any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries, Affiliates or predecessors that, in the reasonable judgment of the Required Lenders, are reasonably likely to be determined adversely to the Borrower or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Borrower or any of its Consolidated Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

          (n)  a Change of Control shall occur; or

          (o) the principal broadcasting licenses of any Station, or any other material authorizations, licenses or permits issued by the FCC, shall be revoked or canceled or expire by their terms and not be renewed, or shall be modified in a manner materially adverse to the Borrower or the respective Consolidated Subsidiary operating such Station;

then, and in every such event (other than an event with respect to any Obligor described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:

               (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and

               (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor;

and in case of any event with respect to any Obligor described in clause (h) or
(i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.


                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

          Each of the Lenders and the Issuing Lender hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

          The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.
Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for an Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lender and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor (and, as provided in Section 2.11(c), the retiring Administrative Agent shall make available to the Borrower a ratable portion of any fees theretofore paid to the Administrative Agent for the period during which the resignation or removal of such retiring Administrative Agent shall occur to the extent the Borrower is required to pay fees for the balance of such period to the successor Administrative Agent). After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

          Except as otherwise provided in Section 10.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents.


                                   ARTICLE X

                                 MISCELLANEOUS

          SECTION 10.01.  Notices.  Except in the case of notices and other
                          -------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower or any Subsidiary Guarantor, to it c/o Hearst-Argyle Television, Inc. at 888 7th Avenue, New York, New York 10019, Attention of Harry T. Hawks (Telecopy No. 212-765-9639);

          (b) if to the Administrative Agent, to The Chase Manhattan Bank, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention Loan and Agency Services Group (Telecopy No. (212) 552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Mitchell Gervis (Telecopy No. 212-270-4584);

          (c) if to the Issuing Lender, to it at The Chase Manhattan Bank, Trade Services, 55 Water Street, Room 1710, New York, New York 10041, Attention of Roshdy Botros, Assistant Manager (Telecopy No. 212-638-8200); and

          (d) if to a Lender (including any Lender in its capacity as a Swingline Lender), to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 10.02.  Waivers; Amendments.
                          -------------------

          (a)  No Deemed Waivers; Remedies Cumulative.  No failure or delay by
               --------------------------------------
the Administrative Agent, the Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lender and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Lender may have had notice or knowledge of such Default at the time.

          (b)  Amendments.  Neither this Agreement nor any provision hereof may
               ----------
be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided
                                                                       --------
that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of any reduction or expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or
(d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of the term "Required Incremental Facility Lenders", "Required Lenders", "Required Revolving Lenders" or "Required Term Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) except as otherwise provided herein, release any Subsidiary Guarantor from any of its guarantee obligations under Article III without the written consent of each Lender; and provided further that (x) no such agreement
                                    -------- -------
shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Lender or either Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Lender or such Swingline Lender, as the case may be and (y) any modification or supplement of Article III shall require the consent of each Subsidiary Guarantor.

          Anything in this Agreement to the contrary notwithstanding, (A) no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Revolving Loan, or Incremental Facility Loans of any Series, shall be effective against the Revolving Lenders or Incremental Facility Lenders of such Series, as the case may be, for purposes of the Revolving Commitments or Incremental Facility Commitments of such Series unless the Required Revolving Lenders or Required Incremental Facility Lenders of such Series, as applicable, shall have concurred with such waiver or modification and (B) upon the sale, transfer or other disposition of any Subsidiary Guarantor hereunder in a transaction permitted under Section 7.03 (or to which the Required Lenders shall have consented), the Administrative Agent is authorized and instructed to enter into an amendment to this Agreement releasing such Subsidiary Guarantor from its Guarantee under Article III.

          SECTION 10.03.  Expenses; Indemnity; Damage Waiver.
                          ----------------------------------

          (a)  Costs and Expenses.  The Borrower shall pay (i) all reasonable
               ------------------
out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Lender or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

          (b)  Indemnification by Borrower.  The Borrower shall indemnify the
               ---------------------------
Administrative Agent, the Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee")
                                                                   ----------
against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to
--------
the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c)  Reimbursement by Lenders.  To the extent that the Borrower fails
               ------------------------
to pay any amount required to be paid by it to the Administrative Agent, the Issuing Lender or either Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Lender or such Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage,
--------
liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Lender or such Swingline Lender in its capacity as such.

          (d)  Waiver of Consequential Damages, Etc.  To the extent permitted by
               ------------------------------------
applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e)  Payments.  All amounts due under this Section shall be payable
               --------
promptly after written demand therefor.

          SECTION 10.04.  Successors and Assigns.
                          ----------------------

          (a)  Assignments Generally.  The provisions of this Agreement shall be
               ---------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b)  Assignments by Lenders.  Any Lender may assign to one or more
               ----------------------
assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that
        --------

               (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Lender and each Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),

               (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment(s), the amount of the Commitment(s) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent,

               (iii) each partial assignment of the Loans, LC Exposure or Commitments of any Class shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement in respect of such Class,

               (iv) the assignor and the assignee to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and

               (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

provided further that any consent of the Borrower otherwise required under this
-------- -------
paragraph shall not be required if an Event of Default under clause (i) or (j) of Article VIII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such

Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c)  Maintenance of Register by Administrative Agent.  The
               -----------------------------------------------
Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be
                               --------
conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d)  Effectiveness of Assignments.  Upon its receipt of a duly
               ----------------------------
completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e)  Participations.  Any Lender may, without the consent of the
               --------------
Borrower, the Administrative Agent, the Issuing Lender or either Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under
------------
this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender's
                                        --------
obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such
          --------
Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

          (f)  Limitations on Rights of Participants.  A Participant shall not
               -------------------------------------
be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender, provided that in no event shall the Borrower be required to pay a
        --------
greater sum to such Participant than it would have been required to pay to the Lender from which such Participant acquired such participation.

          (g)  Pledges.  Any Lender may at any time pledge or assign a security
               -------
interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security
                        --------
interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

          (h)  No Assignments to Obligors or Affiliates.  Anything in this
               ----------------------------------------
Section 10.04 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or LC Exposure held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

          SECTION 10.05.  Survival.  All covenants, agreements, representations
                          --------
and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 3.03 and 10.03 and
Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 10.06.  Counterparts; Integration; Effectiveness.  This
                          ----------------------------------------
Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 10.07.  Severability.  Any provision of this Agreement held to
                          ------------
be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 10.08.  Right of Setoff.  If an Event of Default shall have
                          ---------------
occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service of
                          --------------------------------------------------
Process.
-------

          (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

          (c) Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 10.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY
                          --------------------
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 10.11.  Headings.  Article and Section headings and the Table
                          --------
of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 10.12.  Treatment of Certain Information; Confidentiality.
                          -------------------------------------------------

          (a)  Treatment of Certain Information.  The Borrower acknowledges that
               --------------------------------
from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate for the purpose of using the same in connection with such services.

          (b)  Confidentiality.  Each of the Administrative Agent, the Issuing
               ---------------
Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis from a source other than an Obligor. For the purposes of this Section, "Information" means all information received from any Obligor
               -----------
relating to any Obligor or its business, other than any such information that is available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by an Obligor; provided that, in the
                                                         --------
case of information received from an Obligor after the date hereof, such information is clearly identified at the time of delivery as confidential. Unless specifically prohibited by applicable law or court order, each Lender and the Administrative Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or (B) pursuant to legal process (including agency subpoenas). Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              ARGYLE TELEVISION, INC. (to be
                                renamed HEARST-ARGYLE TELEVISION, INC.,
                                following the Merger Transactions referred to herein)


                              By  /s/ Harry T. Hawks
                                ----------------------------------------
                                Name:  Harry T. Hawks
                                Title: Chief Financial Officer,
                                         Assistant Secretary & Treasurer

                             SUBSIDIARY GUARANTORS
                             ---------------------



                              ARKANSAS ARGYLE TELEVISION, INC. (to be
                                renamed ARKANSAS HEARST-ARGYLE TELEVISION, INC., following the Merger Transactions referred to herein)


                              By   /s/ Harry T. Hawks
                                ----------------------------------------
                                Name:  Harry T. Hawks
                                Title: Chief Financial Officer,
                                        Assistant Secretary & Treasurer

                              HAWAII ARGYLE TELEVISION, INC. (to be
                                renamed HAWAII HEARST-ARGYLE
                                TELEVISION, INC., following the Merger
                                Transactions referred to herein)


                              By  /s/ Harry T. Hawks
                                ----------------------------------------
                              Name:  Harry T. Hawks
                              Title: Chief Financial Officer,
                                      Assistant Secretary & Treasurer

                              JACKSON ARGYLE TELEVISION, INC. (to be
                                renamed JACKSON HEARST-ARGYLE
                                TELEVISION, INC., following the Merger
                                Transactions referred to herein)


                              By  /s/ Harry T. Hawks
                                ----------------------------------------
                              Name:  Harry T. Hawks
                              Title: Chief Financial Officer,
                                      Assistant Secretary & Treasurer

                              OHIO/OKLAHOMA ARGYLE TELEVISION, INC.
                                (to be renamed OHIO/OKLAHOMA
                                HEARST-ARGYLE TELEVISION, INC.,
                                following the Merger Transactions
                                referred to herein)


                              By  /s/ Harry T. Hawks
                                ----------------------------------------
                              Name:  Harry T. Hawks
                              Title: Chief Financial Officer,
                                      Assistant Secretary & Treasurer

                              HEARST-ARGYLE STATIONS, INC


                              By  /s/ Harry T. Hawks
                                ----------------------------------------
                              Name:  Harry T. Hawks
                              Title: Chief Financial Officer,
                                      Assistant Secretary & Treasurer

                              WAPT ARGYLE TELEVISION, INC.
                                (to be renamed WAPT
                                HEARST-ARGYLE TELEVISION, INC.,
                                following the Merger Transactions
                                referred to herein)


                              By  /s/ Harry T. Hawks
                                ----------------------------------------
                              Name:  Harry T. Hawks
                              Title: Chief Financial Officer,
                                      Assistant Secretary & Treasurer

                              KITV ARGYLE TELEVISION, INC.
                                (to be renamed KITV
                                HEARST-ARGYLE TELEVISION, INC.,
                                following the Merger Transactions
                                referred to herein)


                              By  /s/ Harry T. Hawks
                                ----------------------------------------
                              Name:  Harry T. Hawks
                              Title: Chief Financial Officer,
                                      Assistant Secretary & Treasurer

                              KHBS ARGYLE TELEVISION, INC.
                                (to be renamed KHBS
                                HEARST-ARGYLE TELEVISION, INC.,
                                following the Merger Transactions
                                referred to herein)


                              By  /s/ Harry T. Hawks
                                ----------------------------------------
                              Name:  Harry T. Hawks
                              Title: Chief Financial Officer,
                                      Assistant Secretary & Treasurer

                              KMBC HEARST-ARGYLE TELEVISION, INC


                              By  /s/ Harry T. Hawks
                                ----------------------------------------
                              Name:  Harry T. Hawks
                              Title: Chief Financial Officer,
                                      Assistant Secretary & Treasurer

                              WBAL HEARST-ARGYLE TELEVISION, INC


                              By  /s/ Harry T. Hawks
                                ----------------------------------------
                              Name:  Harry T. Hawks
                              Title: Chief Financial Officer,
                                      Assistant Secretary & Treasurer

                              WCVB HEARST-ARGYLE TELEVISION, INC


                              By  /s/ Harry T. Hawks
                                ----------------------------------------
                              Name:  Harry T. Hawks
                              Title: Chief Financial Officer,
                                      Assistant Secretary & Treasurer

                              WISN HEARST-ARGYLE TELEVISION, INC


                              By  /s/ Harry T. Hawks
                                ----------------------------------------
                              Name:  Harry T. Hawks
                              Title: Chief Financial Officer,
                                      Assistant Secretary & Treasurer

                              WTAE HEARST-ARGYLE TELEVISION, INC


                              By  /s/ Harry T. Hawks
                                ----------------------------------------
                              Name:  Harry T. Hawks
                              Title: Chief Financial Officer,
                                      Assistant Secretary & Treasurer

                               LENDERS
                               -------

                              THE CHASE MANHATTAN BANK,
                                individually, as Swingline Lender and as Administrative Agent


                              By  /s/ Mitchell J. Gervis
                                ----------------------------------------
                              Name:  Mitchell J. Gervis
                              Title: Vice President

                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, individually, as Swingline Lender and as Documentation Agent


                              By  /s/ Adam J. Silver
                                ----------------------------------------
                              Name:   Adam J. Silver
                              Title:  Associate

                              BANK OF MONTREAL


                              By: /s/ W. T. Calder
                                 ---------------------------------------
                              Name:  W. T. Calder
                              Title: Director, Head of Financing

                              THE BANK OF NEW YORK


                              By: /s/ Brendan T. Nedzi
                                 ---------------------------------------
                              Name:   Brendan T. Nedzi
                              Title:  Senior Vice President

                              BANQUE PARIBAS


                              By: /s/ Lynne S. Randall
                                 ---------------------------------------
                              Name:   Lynne S. Randall
                              Title:  Director

                              By: /s/ Salo Aizenberg
                                 ---------------------------------------
                              Name:   Salo Aizenberg
                              Title:  Vice President

                              TORONTO DOMINION (TEXAS), INC.


                              By: /s/ Frederic Hawley
                                 --------------------------------------
                              Name:  Frederic Hawley
                              Title: Vice President


                              UNION BANK OF CALIFORNIA, N.A.


                              By: /s/ Sonia L. Isaacs
                                 --------------------------------------
                              Name:  Sonia L. Isaacs
                              Title: Vice President


                              CAISSE NATIONALE DE CREDIT
                                AGRICOLE


                              By: /s/ R. Craig Welch
                                 --------------------------------------
                              Name:  R. Craig Welch
                              Title: First Vice President


                              THE DAI-ICHI KANGYO BANK, LTD.


                              By: /s/ Frank A. Bertelle
                                 --------------------------------------
                              Name:  Frank A. Bertelle
                              Title: Assistant Vice President


                              WACHOVIA BANK, N.A.


                              By: /s/ John A. Robertson
                                 --------------------------------------
                              Name:  John A. Robertson
                              Title: Senior Vice President

                              THE BANK OF NOVA SCOTIA


                              By: /s/ Margot C. Bright
                                 ---------------------------------------
                              Name:   Margot C. Bright
                              Title:  Authorized Signatory


                              FIRST HAWAIIAN BANK


                              By: /s/ Bruce E. Helberg
                                 ---------------------------------------
                              Name:   Bruce E. Helberg
                              Title:  Assistant Vice President


                              THE MITSUBISHI TRUST AND
                                BANKING CORPORATION


                              By: /s/ Toshihiro Hayashi
                                 ---------------------------------------
                              Name:   Toshihiro Hayashi
                              Title:  Senior Vice President


                              THE SANWA BANK LIMITED


                              By: /s/ Paul Judicke
                                 ---------------------------------------
                              Name:   Paul Judicke
                              Title:  Vice President


                              SUNTRUST BANK, CENTRAL FLORIDA,
                                N.A.

                              By: /s/ Janet P. Sammons
                                 ---------------------------------------
                              Name:   Janet P. Sammons
                              Title:  Vice President

                              THE TOYO TRUST & BANKING COMPANY,
                                LTD.


                              By: /s/ T. Mikumo
                                 ------------------------------
                              Name:  T. Mikumo
                              Title: Vice President


                              MICHIGAN NATIONAL BANK


                              By: /s/ Stephane E. Lubin
                                 ------------------------------
                              Name:  Stephane E. Lubin
                              Title: Relationship Manager

                                                                      SCHEDULE I

                                  Commitments

                  [See definitions of "Lenders" and "Revolving
                          Commitment" in Section 1.01]


Revolving Commitment         Lenders
--------------------         -------

$180,000,000.00              The Chase Manhattan Bank
$145,000,000.00              Morgan Guaranty Trust Company of New York

$ 75,000,000.00              Bank of Montreal
$ 75,000,000.00              The Bank of New York
$ 75,000,000.00              Banque Paribas
$ 75,000,000.00              Toronto Dominion (Texas), Inc.
$ 75,000,000.00              Union Bank of California, N.A.

$ 50,000,000.00              Caisse Nationale de Credit Agricole
$ 50,000,000.00              The Dai-Ichi Kangyo Bank, Ltd.
$ 50,000,000.00              Wachovia Bank, N.A.

$ 25,000,000.00              The Bank of Nova Scotia
$ 25,000,000.00              First Hawaiian Bank
$ 25,000,000.00              The Mitsubishi Trust and Banking Corporation
$ 25,000,000.00              The Sanwa Bank Limited
$ 25,000,000.00              SunTrust Bank, Central Florida, N.A.

$ 15,000,000.00              The Toyo Trust & Banking Company, Ltd.
$ 10,000,000.00              Michigan National Bank

                        Schedule I to Credit Agreement
                        ------------------------------

                                                                     SCHEDULE II

           Material Agreements and Liens with Respect to Indebtedness
           ----------------------------------------------------------

                      [See Section 4.13, Section 5.01(f),
                      Section 7.01(b) and Section 7.02(b)]

Part A - Material Agreements
         -------------------

                                   DESCRIPTION                                       AGGREGATE PRINCIPAL
                                   -----------                                       AMOUNT OUTSTANDING
                                                                                   -----------------------
Amended and Restated Credit Agreement dated as of June 13, 1995 between               Maximum principal
the Borrower, each of the subsidiaries of the Borrower named therein (the          amount of $215,000,000
"Existing Loan Subsidiaries"), the lenders named therein, The Chase Manhattan       of which $48,000,000
Bank (successor to The Chase Manhattan Bank (National Association)) as              was outstanding as of
administrative agent for said lenders, and Bank of Montreal, Banque Paribas              8/25/97
and Union Bank as co-agents (as modified, amended and restated and                    (To be paid in full
supplemented and in effect on the Effective Date) (the "Existing Credit            on the Effective Date)
                                                        ---------------
Agreement").
----------
Indenture dated as of October 27, 1995, as supplemented, between the                       $150,000,000
---------
Borrower and the United States Trust Company of New York, as trustee, pursuant to which the Borrower issued its 9 3/4% Senior Subordinated Notes due 2005.

Condominium Purchase Agreement entered into in February 1996 between the                   $  7,414,400
------------------------------
Borrower and an affiliate of The Meyers Corporation ("Meyers") for the
                                                      ------
purchase of space in a project being developed by Meyers.  This space is to become the new facility for the Borrower's KITV-TV.  Under the
Condominium Purchase Agreement, the Borrower is obligated to make payments to Meyers totaling $9,268,000, $7,414,400 of which will become payable at closing under the Condominium Purchase Agreement.  In connection with this project, the Borrower has also entered into certain other agreements for the finish-out and equipment of this facility, obligating the Borrower to expend approximately an additional $1,400,000, which amount will be paid during the fourth quarter of 1997 and the first two quarters of 1998.

Assignment, Assumption and Modification Agreement dated as of August 29,                  $275,000,000
-------------------------------------------------
1997 among Hearst, the Borrower, Metropolitan Life Insurance Company
("MetLife") and The Prudential Insurance Company of America ("Prudential")
pursuant to which the Borrower has (i) entered into the Amended and Restated
Note Purchase Agreement, dated as of August 29, 1997 (the "Note Purchase
                                                           -------------
Agreement"), among the Borrower, MetLife and Prudential, and (ii) executed
---------
the 7.87% Series A Senior Note due 2001, the 8.01% Series B Senior Notes
due 2002 and the 8.04% Series C Senior Note due 2003 issued pursuant to the
Note Purchase Agreement.

Demand Promissory Note dated as of August 29, 1997 made by HAT
----------------------                                                                     200,000,000
Contribution Sub, Inc. and payable to the order of The Chase Manhattan Bank,       (To be paid in full
which was assumed by the Borrower pursuant to the assumption provision set         on the Effective Date)
forth therein.




                        Schedule II to Credit Agreement
                        -------------------------------

Part B - Liens
         -----

       Although substantially all of the assets of the Borrower and the Existing Loan Subsidiaries were pledged or mortgaged as collateral under the Existing Credit Agreement, all of such liens and security interests are intended to be released on the Effective Date.

       The Bridge Debt will be secured by the cash proceeds thereof; the security interest will be released upon repayment of the Bridge Debt on the Effective Date.




                        Schedule II to Credit Agreement
                        -------------------------------

                                                                    SCHEDULE III

                      Litigation and Environmental Matters
                      ------------------------------------

            [See definition of "Disclosed Matters" in Section 1.01]

Litigation
----------

     None.

Environmental Matters
---------------------

     None.



                        Schedule III to Credit Agreement
                        --------------------------------

                                                                     SCHEDULE IV

                          Subsidiaries and Investments
                          ----------------------------

                          [See Section 4.15 and 7.05]

Part A - Subsidiaries
         ------------

          Subsidiary                           State of Incorporation
          ----------                           ----------------------

     Arkansas Hearst-Argyle Television, Inc.          Delaware
     Hawaii Hearst-Argyle Television, Inc.            Delaware
     Jackson Hearst-Argyle Television, Inc.           Delaware
     Ohio/Oklahoma Hearst-Argyle Television, Inc.     Nevada
     Hearst-Argyle Stations, Inc.                     Nevada
     WAPT Hearst-Argyle Television, Inc.              Nevada
     KITV Hearst-Argyle Television, Inc.              Nevada
     KHBS Hearst-Argyle Television, Inc.              Nevada
     KMBC Hearst-Argyle Television, Inc.              Nevada
     WBAL Hearst-Argyle Television, Inc.              Nevada
     WCVB Hearst-Argyle Television, Inc.              Nevada
     WISN Hearst-Argyle Television, Inc.              Nevada
     WTAE Hearst-Argyle Television, Inc.              Nevada



Part B - Investments
         -----------

       Holder of Investment     Nature of Investment
       --------------------     --------------------

       Argyle Television, Inc.  An investment in common stock of Affiliated
                                Enterprises, Inc., a corporation sponsored by America Broadcasting Company, Inc. ("ABC") and of which all stockholders are ABC affiliates. Affiliated Enterprises, Inc. is investigating new broadcast technologies.

       KHBS Argyle Television,  Forty-nine percent (49%) of the issued and
       Inc. outstanding common stock of Harrison Television, Inc., which is an applicant for a FCC license to broadcast in the Harrison, Arkansas area.






                        Schedule IV to Credit Agreement
                        -------------------------------

                                                                      SCHEDULE V

                                Station Licenses
                                ----------------

                     [See Section 4.16 and Section 5.01(g)]

                      KMBC HEARST-ARGYLE TELEVISION, INC.

          Call Sign                                Type
          ---------                                ----

          KMBC                                     Main
          WHY-779                                  TV auxiliary
          WHY-780                                  TV auxiliary
          WHY-781                                  TV auxiliary
          WCD-733                                  TV auxiliary
          WCD-734                                  TV auxiliary
          KZ-2685                                  Remote Pickup
          KZ-2686                                  Remote Pickup
          KZ-2687                                  Remote Pickup
          KC-5476                                  Remote Pickup
          KEH-381                                  Remote Pickup
          KPE-669                                  Remote Pickup
          KCI-998                                  Remote Pickup

                      WBAL HEARST-ARGYLE TELEVISION, INC.

          Call Sign                                Type
          ---------                                ----

          WBAL-TV                                  Main
          WZB-677                                  TV auxiliary
          WZB-678                                  TV auxiliary
          WZB-679                                  TV auxiliary
          KEH-561                                  Remote Pickup
          KZH-878                                  Remote Pickup
          KA88745                                  TV auxiliary
          KB55004                                  TV auxiliary
          KW4042                                   TV auxiliary
          KR9984                                   TV auxiliary
          KB96899                                  Remote Pickup
          KZH-895                                  Remote Pickup
          WLI-958                                  TV auxiliary
          KA-21745                                 TV auxiliary
          WLP-530                                  Relay
          KPH-217                                  Relay
          KPH-218                                  Relay
          KB-96899                                 Remote Pickup





                        Schedule V to Credit Agreement
                        ------------------------------

                      WCVB HEARST-ARGYLE TELEVISION, INC.

          Call Sign                                Type
          ---------                                ----

          WCVB                                     Main
          800909MK                                 TV auxiliary
          BLQ-304                                  TV auxiliary
          KR-4778                                  Remote Pickup
          KR-5551                                  Remote Pickup
          KR-5550                                  Remote Pickup
          BLP00720                                 TV auxiliary
          BLQ-337                                  TV auxiliary
          KPE-562                                  Remote Pickup
          KTE-753                                  TV auxiliary
          KYY-288                                  Remote Pickup
          KPF-325                                  Remote Pickup
          KKN-760                                  Remote Pickup
          KTE-752                                  Remote Pickup
          KO-5245                                  TV auxiliary
          KQ-4638                                  TV auxiliary
          KR-5541                                  TV auxiliary
          KS-2476                                  TV auxiliary
          KV-4915                                  TV auxiliary
          BLP-01087                                TV auxiliary
          BLQ-790227ME                             TV auxiliary
          KA-2007                                  TV auxiliary
          KA-2008                                  TV auxiliary
          KA-40608                                 TV auxiliary
          KA-40534                                 TV auxiliary
          KA-95344                                 TV auxiliary
          KA-95345                                 TV auxiliary
          KA-95346                                 TV auxiliary
          KB-55987                                 TV auxiliary
          KB-1749                                  TV auxiliary
          KC-4973                                  TV auxiliary
          KC-4977                                  TV auxiliary
          WLD-65                                   TV auxiliary
          KR-9742                                  TV auxiliary
          KV-3059                                  TV auxiliary
          WHY-437                                  TV auxiliary
          WHS-688                                  TV auxiliary
          WLD-702                                  TV auxiliary





                        Schedule V to Credit Agreement
                        ------------------------------

          WHS-687                                  TV auxiliary
          KA-2009                                  TV auxiliary
          WHB-262                                  TV auxiliary
          WHS-374                                  TV auxiliary
          WCG-783                                  TV auxiliary
          K5-5551                                  TV auxiliary
          KV-3061                                  TV auxiliary
          WHB-263                                  TV auxiliary
          WHB-264                                  TV auxiliary
          WHS-238                                  TV auxiliary
          WHS-686                                  TV auxiliary
          WIL75                                    TV auxiliary
          WDD690                                   TV auxiliary
          KY5603                                   TV auxiliary
          KA-88791                                 TV auxiliary
          KA-88793                                 TV auxiliary
          KA-88792                                 TV auxiliary
          WLE-632                                  TV auxiliary

                      WTAE HEARST-ARGYLE TELEVISION, INC.

          Call Sign                                Type
          ---------                                ----

          WTAE-TV                                  Main
          KZH-868 (BMLRE-830418MH)                 TV auxiliary
          KZH-868 (BPLRE-830418MH)                 TV auxiliary
          KZH-868 (BMLRE-841017MM)                 Remote Pickup
          KZH-868 (BPLRE-860919MG)                 TV auxiliary
          KPE-651                                  Remote Pickup
          KE-5822                                  Remote Pickup
          KA-74922                                 TV auxiliary
          WBG-587                                  TV auxiliary
          KGL-96                                   TV auxiliary
          KW-4093                                  TV auxiliary
          KA-74908                                 TV auxiliary
          WHY-881                                  TV auxiliary
          KW-4094                                  TV auxiliary
          KE-5824                                  TV auxiliary
          KA88617                                  Remote Pickup
          KJH322                                   Remote Pickup
          KPM417                                   Remote Pickup
          KWU56                                    Remote Pickup




                        Schedule V to Credit Agreement
                        ------------------------------

          WZB718                                   Remote Pickup
          WZB719                                   Remote Pickup
          BMLQ-790117MD                            Wireless microphone
          BLNQ-850122ND                            Wireless microphone
          BLQ-791017MG                             Wireless microphone
          WMW-748                                  TV auxiliary

                      WISN HEARST-ARGYLE TELEVISION, INC.

          Call Sign                                Type
          ---------                                ----

          WISN-TV                                  Main
          WPW28                                    Relay
          KA-46987                                 Remote Pickup
          KPJ-265                                  Remote Pickup
          KZH-839                                  Remote Pickup
          KE-5738                                  TV auxiliary
          KA-88867                                 TV auxiliary
          KU-3779                                  TV auxiliary
          WJJ-70                                   TV auxiliary
          KX-3707                                  TV auxiliary
          KX-3708                                  TV auxiliary
          KX-3709                                  TV auxiliary
          WHQ-248                                  TV auxiliary
          WHY-410                                  TV auxiliary
          WHY-801                                  TV auxiliary
          WBM-684                                  TV auxiliary
          KB-97047                                 Remote Pickup
          KSF-759                                  Remote Pickup
          KKR-988                                  TV auxiliary
          BLP-00445                                TV auxiliary
          BLO-790213MA                             TV auxiliary
          BLQ-811015MG                             TV auxiliary
          900902MF                                 TV auxiliary
          KC-3749                                  TV auxiliary
          KX-7958                                  Remote Pickup
          KC-5437                                  Remote Pickup
          WNTL959                                  TV auxiliary
          WNTL958                                  TV auxiliary
          WNTL957                                  TV auxiliary
          WLE-489                                  TV auxiliary
          WLE-490                                  TV auxiliary

                        Schedule V to Credit Agreement
                        ------------------------------

                                      -5-
          WLE-491                                  TV auxiliary
          WLE-493                                  TV auxiliary
          KA-88900                                 TV auxiliary

                      WNAC HEARST-ARGYLE TELEVISION, INC.

          Call Sign                                Type
          ---------                                ----

          WDTN                                     Main
          WGZ-599                                  TV auxiliary
          WLJ-325                                  TV auxiliary
          WGZ-598                                  TV auxiliary
          KUQ-43                                   TV auxiliary
          BMPCT-7687                               TV auxiliary
          KK-2350                                  TV auxiliary
          WZB-758                                  Remote Pickup
          KVX-642                                  Remote Pickup
          KQ-5598                                  TV auxiliary
          KB-55261                                 TV auxiliary
          KB-96270                                 TV auxiliary
          KS-3413                                  Remote Pickup
          BLP-00444                                TV auxiliary
          KA-2336                                  TV auxiliary
          WMV-770                                  TV auxiliary
          KC-26174                                 TV auxiliary
          KR7807                                   TV auxiliary
          KUQ43                                    TV auxiliary
          KS2929                                   Remote Pickup



                    KITV ARGYLE TELEVISION, INC.

Parent Call                Aux. Call Sign               Expiration Date
-----------                --------------               ---------------

                           HONOLULU, HI.

KITV(TV)                    KB-55352                          2-1-99
                            WBS-406                           2-1-99
                            WDT-808                           2-1-99
                            KA-35132                          2-1-99
                            WDT-805                           2-1-99



                        Schedule V to Credit Agreement
                        ------------------------------

                            WAILUKU, HI.

KMUA(TV)                    WFW-614                           2-1-99
                            WFW-615                           2-1-99
                            WFW-616                           2-1-99
                            WGR-808                           2-1-99
                            HILO, HI.

KHVO(TV)                    WCX-441                           2-1-99
                            WMV-612                           2-1-99
                            LIHUE, HI.

K51BB                       TV Translator                     2-1-99

                            WNAC ARGYLE
                          TELEVISION, INC.


Parent Call                 Aux. Call Sign            Expiration Date
-----------                 --------------            ----------------
WNAC(TV), Providence, RI                              4-1-99
                            WAPT ARGYLE
                          TELEVISION, INC.


Parent Call                 Aux. Call Sign             Expiration Date
                            --------------             ---------------

WAPT(TV), Jackson, MS       KE-5839                    6-1-2005
                            KSP-357                    6-1-2005
                            KE-5843                    6-1-2005
                            KP-2585                    6-1-2005
                            KW-4092                    6-1-2005




                        Schedule V to Credit Agreement
                        ------------------------------

                                 OHIO/OKLAHOMA
                            ARGYLE TELEVISION, INC.


Parent Call                 Aux. Call Sign             Expiration Date
-----------                 ------------------         ---------------

WLWT(TV), Cincinnati, OH    BLP01076                   10-1-97
                            KPI-932                    10-1-97
                            KPI-936                    10-1-97
                            KZ-2688                    10-1-97
                            KC-23102                   10-1-97
                            KC-23103                   10-1-97
                            WHY-329                    10-1-97
                            WHY-414                    10-1-97
                            WHY-426                    10-1-97
                            KA088625                   10-1-97
                            WGR-884                    10-1-97
                            WHB-737                    10-1-97
                            WHB-738                    10-1-97
                            WHB-739                    10-1-97
                            KA-88634                   10-1-97
                            KE-5896                    10-1-97
                            WHY-386                    10-1-97
                            WHY-429                    10-1-97
                            BLP-99816                  10-1-97
                            BLP-00816                  10-1-97
                            KA-99625                   10-1-97
                            KY-5514                    10-1-97
                            WCT-99625                  10-1-97




                        Schedule V to Credit Agreement
                        ------------------------------

                                 OHIO/OKLAHOMA
                               TELEVISION, INC.

Parent Call                 Aux. Call Sign       Expiration Date
-----------                 --------------       ---------------

KOCO(TV), Oklahoma City,    BLP-01173            6-1-98
 OK                         KPH-911              6-1-98
                            KPM-665              6-1-98
                            KQA-844              6-1-98
                            WHS-330              6-1-98
                            WMV-350              6-1-98
                            KLW-30               6-1-98
                            WBG-574              6-1-98
                            KA-26191             6-1-98
                            KW-4040              6-1-98
                            KQ-5617              6-1-98
                            WLL-550              6-1-98
                            BLP-00700            6-1-98
                            KGJ-813              6-1-98
                            KW-4041              6-1-98

                         KHBS ARGYLE TELEVISION, INC.

Parent Call                 Aux. Call Sign       Expiration Date
-----------                 --------------       ---------------

KHBS(TV), Fort Smith, AR    KC-27615             6-1-2005
                            KPM-413              6-1-2005
                            KPM-449              6-1-2005
                            KP3-985              6-1-2005
                            KPE-951              6-1-2005
                            KPM-450              6-1-2005
                            WHY-481              6-1-2005
                            WCQ-534              6-1-2005
                            WGM-90               6-1-2005
                            WMU-661              6-1-2005
                            KPM-451              6-1-2005
                            KPE-950              6-1-2005
                            WCQ-532              6-1-2005
                            KPM-445              6-1-2005




                        Schedule V to Credit Agreement
                        ------------------------------

KHOG(TV), Fayetteville, AR    KC-2616                6-1-2005
                              KPK-543                6-1-2005
                              WFD-538                6-1-2005
                              KPM-403                6-1-2005
                              KPM-404                6-1-2005
                              KPM-405                6-1-2005
                              KA-88647               6-1-2005
                              WCQ-536                6-1-2005
                              WFD-536                6-1-2005
                              WFD-537                6-1-2005
                              WFD-579                6-1-2005
                              WFD-580                6-1-2005
                              KC-26096               6-1-2005
                              WMU-414                6-1-2005
                              KHB-68                 6-1-2005
                              WCT-536                6-1-2005
                              WCT-657                6-1-2005




                        Schedule V to Credit Agreement
                        ------------------------------

                                                                     SCHEDULE VI

                             Certain Equity Rights
                             ---------------------

                               [See Section 4.14]


     Neither the Borrower nor any of its subsidiaries shall repurchase any outstanding shares of Series A Preferred Stock, $.01 par value per share, of the Borrower (the "Series A Preferred Stock") unless the Borrower on the same terms either (i) offers to purchase all of the then outstanding shares of Series A Preferred Stock or (ii) offers to purchase shares of Series A Preferred Stock from the holders in proportion to the respective number of shares of Series A Preferred Stock held by each holder.

     Neither the Borrower nor any of its subsidiaries shall repurchase any outstanding shares of Series B Preferred Stock, $.01 par value per share, of the Borrower (the "Series B Preferred Stock") unless the Borrower on the same terms either (i) offers to purchase all of the then outstanding shares of Series B Preferred Stock or (ii) offers to purchase shares of Series B Preferred Stock from the holders in proportion to the respective number of shares of Series B Preferred Stock held by each holder.




                        Schedule VI to Credit Agreement
                        -------------------------------

                                                                       EXHIBIT A

                      [Form of Assignment and Acceptance]

                           ASSIGNMENT AND ACCEPTANCE

          Reference is made to the Credit Agreement dated as of August 29, 1997 (as amended and in effect on the date hereof, the "Credit Agreement"), between
                                                   ----------------
Argyle Television, Inc. (to be renamed Hearst-Argyle Television Inc. following the Merger Transactions therein referred to), the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.

          The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and
                            -----------------
obligations under the Credit Agreement, including the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date, the participations in Letters of Credit, LC Disbursements and Swingline Loans held by the Assignor on the Assignment Date, and the amount, if any, set forth on the reverse hereof of the fees accrued to the Assignment Date for the account of the Assignor. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.16(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 10.04(b) of the Credit Agreement.

          This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.




                           Assignment and Acceptance
                           -------------------------

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date")/1/:
  ---------------


                                                 Percentage Assigned of
                                                 Facility/Commitment
                                                 (set forth, to at
                                                 least 8 decimals, as a
                                                 percentage of the
                                                 Facility and the
                                                 aggregate Commitments
                          Principal Amount       of all Lenders
Facility                  Assigned               thereunder
--------                  --------               ----------------

Commitment Assigned:      $                                     %

Loans:

Fees Assigned (if any):

The terms set forth above and on the reverse side hereof are hereby agreed to:

                                        [Name of Assignor]      , as Assignor
                                        ------------------------

                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:

                                        [Name of Assignee]      , as Assignee
                                        ------------------------

                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:

-----------------------
/1/ Must be at least five Business Days after execution hereof by all required parties.




                           Assignment and Acceptance
                           -------------------------

The undersigned hereby consent to the within assignment:/2/

HEARST-ARGYLE TELEVISION, INC.



By:
   --------------------------
  Name:
  Title:


THE CHASE MANHATTAN BANK,
 as Administrative Agent and
 Swingline Lender



By:
   --------------------------
  Name:
  Title:


[NAME OF ISSUING LENDER]



By:
   --------------------------
  Name:
  Title:


[NAME OF SWINGLINE LENDER]



By:
   --------------------------
  Name:
  Title:

/2/ Consents to be included to the extent required by Section 10.04(b) of the Credit Agreement.




                           Assignment and Acceptance
                           -------------------------

                                                                       EXHIBIT B


                    [Form of Guarantee Assumption Agreement]

                         GUARANTEE ASSUMPTION AGREEMENT

          GUARANTEE ASSUMPTION AGREEMENT dated as of ________ __, ____ by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a ________ corporation (the "Additional
                                                                  ----------
Subsidiary Guarantor"), in favor of The Chase Manhattan Bank, as administrative
--------------------
agent for the lenders or other financial institutions or entities party as "Lenders" to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").
                                           --------------------

          Argyle Television, Inc. (to be renamed Hearst-Argyle Television Inc. following the Merger Transactions therein referred to), a Delaware corporation, the Subsidiary Guarantors referred to therein and the Administrative Agent are parties to a Credit Agreement dated as of August 29, 1997 (as modified and supplemented and in effect from time to time, the "Credit Agreement").
                                                   ----------------

          Pursuant to Section 6.09(c) of the Credit Agreement, the Additional Subsidiary Guarantor hereby agrees to become a "Subsidiary Guarantor" for all purposes of the Credit Agreement. Without limiting the foregoing, the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations (as defined in Section 3.01 of the Credit Agreement) in the same manner and to the same extent as is provided in Article III of the Credit Agreement. In addition, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Sections 4.01, 4.02 and 4.03 of the Credit Agreement with respect to itself and its obligations under this Agreement, as if each reference in such Sections to the Basic Documents included reference to this Agreement.




                        Guarantee Assumption Agreement
                        ------------------------------

          IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

                                [NAME OF ADDITIONAL SUBSIDIARY
                                 GUARANTOR]


                                By
                                   -------------------------------
                                   Title:

Accepted and agreed:

THE CHASE MANHATTAN BANK,
 as Administrative Agent


By
   ----------------------------
   Title:




                        Guarantee Assumption Agreement
                        ------------------------------

                                                                       EXHIBIT C


                  [Form of Opinion of Counsel to the Obligors]


                                                              __________, 199__

To the Lenders party to the Credit Agreement referred to below and The Chase Manhattan Bank, as Administrative Agent


Ladies and Gentlemen:

          We have acted as counsel to Argyle Television (to be renamed Hearst-Argyle Television Inc. following the Merger Transactions therein referred to), Inc. (the "Borrower"), and its subsidiaries and affiliates, in connection with
           --------
the Credit Agreement (the "Credit Agreement") dated as of August 29, 1997,
                           ----------------
between the Borrower, the Subsidiary Guarantors party thereto, the lenders party thereto and The Chase Manhattan Bank, as Administrative Agent, providing for extensions of credit to be made by said lenders to the Borrower in an aggregate principal or face amount not exceeding $***. Except as otherwise provided herein, terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 5.01(b)(i) of the Credit Agreement.

          In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

          (a)  the Credit Agreement; and

          (b) such records of the Obligors and such other documents as we have deemed necessary as a basis for the opinions expressed below.

The Borrower and its Subsidiaries and affiliates party to the Credit Agreement are herein collectively referred to as the "Obligors".
                                            --------

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Credit Agreement and certificates of appropriate representatives of the Obligors.

          In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Obligors):



                      Opinion of Counsel to the Obligors
                      ----------------------------------

          (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

          (ii)  all signatories to such documents have been duly authorized; and

          (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

          1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the respective state indicated opposite its name in Schedule V to the Credit Agreement. Each of the Borrower and its Subsidiaries has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          2.  The Transactions are within the corporate powers of each Obligor.

          3. The Transactions have been duly authorized by all necessary corporate action on the part of each Obligor.

          4. The Credit Agreement has been duly executed and delivered by each Obligor party thereto.

          5. Under conflict of law principles for the State of Texas, the stated choice of New York law to govern the Credit Agreement will be honored by the courts of the State of Texas and the Credit Agreement will be construed in accordance with, and will be treated as being governed by, the law of the State of New York. However, if the Credit Agreement were stated to be governed by and construed in accordance with the law of the State of Texas, or if a court of the State of Texas were to apply the law of the State of Texas to the Credit Agreement, the Credit Agreement would nevertheless constitute the legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws




                      Opinion of Counsel to the Obligors
                      ----------------------------------
     relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

          6. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          7. [Except as set forth in Schedule IV to the Credit Agreement,] we have no knowledge (after due inquiry) of any actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or threatened against or affecting the Obligors or any of their respective Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (other than the Disclosed Matters) or (b) that involve the Credit Agreement or the Transactions.

          8. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          The foregoing opinions are subject to the following comments and qualifications:

          (A) The enforceability of Sections 3.03 and 10.03 of the Credit Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.





                      Opinion of Counsel to the Obligors
                      ----------------------------------

          (B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of Texas) that limit the interest, fees or other charges such Lender may impose, (ii) the last sentence of Section 2.17(d) or Section 3.06 of the Credit Agreement and (iii) the first sentence of Section 10.09(b) of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement.

          (D) We express no opinion as to the applicability to the obligations of any Subsidiary Guarantor of Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations, nor do we express any opinion as to the enforceability of such obligations.

          The foregoing opinions are limited to matters involving the Federal laws of the United States[, the Delaware General Corporation Law] and the law of the State of Texas, and we do not express any opinion as to the laws of any other jurisdiction (nor do we express any opinion as to the applicability to, or the effect upon, the transactions contemplated by the Credit Agreement of the Federal Communications Act of 1934, as amended, the rules and regulations promulgated thereunder or the policies of the FCC).

          At the request of our clients, this opinion letter is, pursuant to
Section 5.01(b)(i) of the Credit Agreement, provided to you by us in our capacity as counsel to the Obligors and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                                Very truly yours,






                      Opinion of Counsel to the Obligors
                      ----------------------------------

                                                                       EXHIBIT D


      [Form of Opinion of Special Communications Counsel to the Borrower]


                                                                         , 199
                                                               ----------     --
To the Lenders party to the Credit Agreement referred to below and The Chase
Manhattan Bank, as Administrative Agent


Ladies and Gentlemen:

          We have acted as special communications counsel to Argyle Television, Inc. (to be renamed Hearst-Argyle Television Inc. following the Merger Transactions therein referred to), a Delaware corporation (the "Borrower"), and
                                                                --------
its Subsidiaries in connection with the Credit Agreement (the "Credit
                                                               ------
Agreement") dated as of August 29, 1997, between the Borrower, the Subsidiary Guarantors party thereto, the lenders party thereto and The Chase Manhattan Bank, as Administrative Agent, providing for extensions of credit to be made by said lenders to the Borrower in an aggregate principal or face amount not exceeding $***. Terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 5.01(b)(ii) of the Credit Agreement.

          We have examined originals or copies authenticated to our satisfaction of all such agreements, instruments and other documents, and such other documents and public files of the Federal Communications Commission ("FCC") as
                                                                      ---
we have deemed necessary in connection with the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon representations and certificates of the Borrower and its Subsidiaries and their respective officers.

          Our opinions set forth below are limited to matters governed by the Federal Communications Act of 1934, as amended (the "Communications Act"), and
                                                     ------------------
the rules and regulations promulgated thereunder or the policies of the FCC.

          Based upon the foregoing, we are of the opinion that:

          1. On ________________, the FCC granted the application for consent to assignment (File No.__________________) of the main station license and associated broadcast auxiliary licenses for the operation of television broadcast station ____-TV, Channel ___, [City, State --Complete as appropriate]. Such grant by the FCC is valid



           Opinion of Special Communications Counsel to the Borrower
           ---------------------------------------------------------
     and subsisting and final (i.e. no longer subject to further judicial or administrative review) and no further approval or action of the FCC is required to permit the assignments of such licenses to ________________. All such licenses are in full force and effect. To our knowledge, no authorizations, approvals or consents of, and no filings or registrations with the FCC are required for the existing operation of said Station.

          2. To our knowledge, there is no action, suit, or proceeding before the FCC pending or threatened against or affecting the Borrower or any of its Subsidiaries. To our knowledge, each of the Stations is operating in compliance in all material respects with its FCC licenses, the Act and the current rules, regulations and policies of the FCC.

          3. No authorizations, consents, approvals, licenses, filings or registrations with the FCC are required in connection with the execution, delivery or performance by the Borrower of the Credit Agreement and the other Basic Documents.

          The foregoing opinions are limited to matters involving the Federal Communications Act of 1934, as amended, the rules and regulations promulgated thereunder or the policies of the FCC.

          At the request of our clients, this opinion letter is, pursuant to
Section 5.01(b)(ii) of the Credit Agreement, provided to you by us in our capacity as special communications counsel to the Obligors and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                        Very truly yours,





           Opinion of Special Communications Counsel to the Borrower
           ---------------------------------------------------------

                                                                       EXHIBIT E

   [Form of Opinion of Special New York Counsel to The Chase Manhattan Bank]

                                                                         , 199
                                                               ----------     --
To the Lenders party to the Credit Agreement referred to below and The Chase
Manhattan Bank, as Administrative Agent


Ladies and Gentlemen:

          We have acted as special New York counsel to The Chase Manhattan Bank in connection with the Credit Agreement (the "Credit Agreement") dated as of
                                              ----------------
August 29, 1997, between Argyle Television, Inc. (to be renamed Hearst-Argyle Television Inc. following the Merger Transactions therein referred to, and herein referred to as the "Borrower"), the Subsidiary Guarantors party thereto,
                           --------
the lenders party thereto and The Chase Manhattan Bank, as Administrative Agent, providing for extensions of credit to be made by said lenders to the Borrower in an aggregate principal or face amount not exceeding $1,000,000,000. Except as otherwise provided herein, terms defined in the Credit Agreement are used herein as defined therein. This opinion letter is being delivered pursuant to Section 5.01(c) of the Credit Agreement.

          In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

          (a)  the Credit Agreement; and

          (b) such records of the Obligors and such other documents as we have deemed necessary as a basis for the opinions expressed below.

The Borrower and its Subsidiaries and affiliates party to the Credit Agreement are herein collectively referred to as the "Obligors".
                                            --------

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon representations made in or pursuant to the Credit Agreement.

          In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

          (i) such documents have been duly authorized by, have been duly executed and delivered by, and (except to the extent set forth in the opinions




        Opinion of Special New York Counsel to The Chase Manhattan Bank
        ---------------------------------------------------------------
                 expressed below as to the Obligors) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

          (ii)   all signatories to such documents have been duly authorized;
                 and

          (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Credit Agreement constitutes the legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Agreement is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

          The foregoing opinions are subject to the following comments and qualifications:

          (A) The enforceability of Sections 3.03 and 10.03 of the Credit Agreement may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

          (B) The enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New
     York) that limit the interest, fees or other charges such Lender may impose, (ii) the last sentence of Section 2.17(d) or Section 3.06 of the Credit Agreement and (iii) the first sentence of Section 10.09(b) of the Credit Agreement, insofar as such sentence relates to the





        Opinion of Special New York Counsel to The Chase Manhattan Bank
        ---------------------------------------------------------------
     subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement.

          (D) We express no opinion as to the applicability to the obligations of any Subsidiary Guarantor of Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations, nor do we express any opinion as to the enforceability of such obligations.

          The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction (nor do we express any opinion as to the applicability to, or the effect upon, the transactions contemplated by the Credit Agreement of the Federal Communications Act of 1934, as amended, the rules and regulations promulgated thereunder or the policies of the FCC).

          At the request of our client, this opinion letter is, pursuant to
Section 5.01(c) of the Credit Agreement, provided to you by us in our capacity as special New York counsel to The Chase Manhattan Bank and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                              Very truly yours,


[Opining and Consultant
Partner's initials]




        Opinion of Special New York Counsel to The Chase Manhattan Bank
        ---------------------------------------------------------------

                                                                EXHIBIT A TO
                                                                CREDIT AGREEMENT


                                   TERM NOTE


$72,000,000                                                   New York, New York
                                                              ____________, 1998



     FOR VALUE RECEIVED, STC BROADCASTING OF VERMONT SUBSIDIARY, INC. ("Borrower") promises to pay to the order of HEARST-ARGYLE STATIONS, INC. (the "Lender") at its office, located at __________________________________, in lawful money of the United States of America and in immediately available funds, the principal amount of SEVENTY-TWO MILLION DOLLARS ($72,000,000), or, if less, the principal amount of the Loans made by the Lender pursuant to subsection 2.1 of the Credit Agreement referred to below. The principal amount of this Note shall be paid in the amounts and on the dates specified in subsection 2.3 of the Credit Agreement.

     Borrower further agrees to pay interest in like money at the office of the Lender specified above on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in subsection 2.4 of the Credit Agreement.

     The holder of this Note is authorized to endorse on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Loan and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute prima facie evidence of the accuracy of the
                             ----- -----
information endorsed. The failure to make any such endorsement shall not affect the obligations of Borrower in respect of the Loans.

     This Note (i) is the Note referred to in the Credit Agreement dated as of ______________, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), between Borrower and the Lender, (ii) is subject to the provisions of the Credit Agreement (including the limitations on transfers and assignments set forth in Section 9.6 thereof) and (iii) is subject to prepayment as provided in the Credit Agreement. This Note is secured as provided in the Credit Agreement and the Related Documents.

     Upon the occurrence of any one or more Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

     All parties now and hereafter liable with respect to this Note, whether as maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                             SCHEDULE TO TERM NOTE
                             ---------------------


            Amount of         Amount of                            Notation Made
 Date         Loan        Principal Repaid      Unpaid Balance           By
 ----       ---------     ----------------      --------------     -------------




     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

    THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                      STC BROADCASTING OF VERMONT
                                      SUBSIDIARY, INC.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                             SCHEDULE TO TERM NOTE
                             ---------------------


            Amount of         Amount of                            Notation Made
 Date         Loan        Principal Repaid      Unpaid Balance           By
 ----       ---------     ----------------      --------------     -------------

                                                                EXHIBIT B TO
                                                                CREDIT AGREEMENT

                               PLEDGE AGREEMENT


                  This Pledge Agreement (the "Pledge Agreement") is made and entered into as of ___________, 1998 by and between STC Broadcasting of Vermont, Inc., a Delaware corporation (the "Pledgor") and HEARST-ARGYLE STATIONS, INC.
                                   -------
(the "Lender").
      ------
                                   RECITALS

                  WHEREAS, the Pledgor is the owner of [____________] shares of common stock (the "Shares") of STC BROADCASTING OF VERMONT SUBSIDIARY, INC. (the
                   ------
"Borrower"), constituting 100% of the issued and outstanding shares of common stock of the Borrower; and

                  WHEREAS, the Borrower and the Lender have entered into a Credit Agreement dated as of the date hereof (as amended, modified and supplemented from time to time, the "Credit Agreement") pursuant to which the
                                     ----------------
Lender has agreed to make Loans to the Borrower; and

                  WHEREAS, in order to secure the Obligations of the Borrower under the Credit Agreement and the Note and the obligations of the Pledgor under the Guaranty and this Pledge Agreement, the Lender has required the Pledgor to pledge, and the Pledgor has agreed to pledge to the Lender, the Shares together with the other items of Collateral set forth herein;

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Definitions. Except as otherwise defined herein,
                             -----------
all capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Credit Agreement.

                  SECTION 2. Creation of Security Interest. The Pledgor hereby
                             -----------------------------
pledges, grants and assigns to the Lender an exclusive and continuing security interest in and lien on all of its right, title and interest in, to and under the following (hereinafter, the "Collateral") as security for the payment and
                                  ----------
performance in full of the Obligations of the Borrower under the Credit Agreement and the Note and the obligations of the Pledgor hereunder and under the Guaranty;

                  (a) The Shares, together with the certificates representing such Shares and all rights and privileges of the Pledgor with respect to the Shares, all income and profits thereof and all property received in addition thereto, in respect thereof or in exchange or in substitution therefor;

                  (b) Any and all proceeds of any of the foregoing.

The Shares and all other shares or other ownership interests constituting a part of the "Collateral" described in clauses (a) and (b) above are hereinafter collectively referred to as the "Pledged Securities".
                                 ------------------

                  SECTION 3. Delivery of Certificates. Simultaneously with the
                             ------------------------
execution and delivery hereof, the Pledgor is delivering to the Lender all instruments and certificates representing the Pledged Securities, together with appropriate undated instruments of transfer or assignment duly executed in blank. In addition, the Pledgor shall promptly deliver to the Lender, or cause the issuer of the Pledged Securities to deliver directly to the Lender, all certificates, instruments or other property, including any cash dividends or distributions representing or constituting any Collateral received or receivable by the Pledgor after the date of this Pledge Agreement, other than distributions permitted by Section 7.6 of the Credit Agreement. Any certificates or other instruments so delivered shall be duly endorsed and subscribed by the Pledgor or accompanied by appropriate instruments of transfer or assignment duly executed in blank by the Pledgor. Any such certificates, instruments or other property representing or constituting any Collateral received by the Pledgor after the date of this Pledge Agreement shall be held by the Pledgor in trust for the Lender and shall forthwith be delivered by the Pledgor to the Lender as aforesaid. If at any time the Lender notifies the Pledgor that additional endorsements or other instruments of transfer or assignment with respect to any of the Collateral held by the Lender are required, the Pledgor shall promptly execute the same in blank and deliver such endorsements or other instruments of transfer or assignment as the Lender may request.

                  SECTION 4. Dividends and Distributions. The Pledgor shall
                             ---------------------------
deliver to the Lender, as Collateral, any and all additional shares of stock or any other property of any kind received, receivable, distributed or distributable on or by reason of the Collateral pledged hereunder, whether in the form of or by way of cash, stock dividends or distributions, warrants, subscription rights, liquidation (in whole or in part), conversion, prepayment or redemption (in whole or in part) or otherwise.

                  SECTION 5. Power of Attorney. The Pledgor hereby constitutes
                             -----------------
and irrevocably appoints the Lender, with full power of substitution and revocation by the Lender, as the Pledgor's true and lawful attorney-in-fact, for the purpose from time to time upon the occurrence and during the continuance of an Event of Default of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument that the Lender deems necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to affix to certificates and documents representing any Collateral the endorsements or other instruments of transfer or assignment delivered with respect thereto and to transfer or cause the transfer of the Collateral, or any part thereof, on the books of the Borrower. The power of attorney granted pursuant to this Pledge Agreement and all authority hereby conferred are granted and conferred solely to protect the Lender's interest in the Collateral and shall not impose any duty upon the Lender to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest.

                  SECTION 6. Representations of Pledgor. The Pledgor represents
                             --------------------------
and warrants to the Lender that:

                  (a) No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person is required (i) for the execution, delivery and performance of this Pledge Agreement by the Pledgor,

         (ii) for the Pledge by the Pledgor of the Collateral to the Lender pursuant to this Pledge Agreement, or (iii) subject to Section 17 hereof, for the exercise by the Lender of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement, except as may be required under federal or state securities laws in connection with any sale of the Collateral;

                  (b) The Pledgor is the sole legal and beneficial owner of, and has valid and transferrable title to, the Collateral, free and clear of all Liens, other than the Lien in favor of the Lender created by this Pledge Agreement;

                  (c) There are no outstanding options, warrants or other agreements with respect to the Collateral;

                  (d) The Shares represent 100% of the issued and outstanding capital stock of the Borrower.

                  (e) The Pledged Securities have been duly authorized and validly issued, are fully paid and non-assessable, and, subject to
         Section 17 hereof, are not subject to any charter, bylaw, statutory, contractual or other restrictions governing their issuance, transfer, ownership or control; and

                  (f) All actions (including, without limitation, delivery to the Lender of all certificates representing the Pledged Securities together with undated stock powers or other instruments of assignment duly executed in blank, registration of the Lien created hereby on the Collateral on the books and records of the issuer of any Pledged Securities and, if required, the filing of UCC-1 financing statements in all appropriate jurisdictions) required to create and perfect the Lien of the Lender in the Collateral have been taken and the Lien on the Collateral in favor of the Lender is superior in right to any rights or claims of any other Person.

                  SECTION 7. Obligations of Pledgor. The Pledgor further
                             ----------------------
         covenants to the Lender that:

                  (a) The Pledgor will not sell, transfer or convey any interest in, or suffer or permit any Lien to exist on or with respect to, any of the Collateral except the Lien created under this Pledge Agreement;

                  (b) The Pledgor will, at its own expense, at any time and from time to time at the request of the Lender, do, make, procure, execute and deliver all acts, things, writings, assurances and other documents as may be reasonably requested by the Lender to further preserve, establish, perfect or enforce the Lender's rights, interests and remedies created by, provided in or emanating from this Pledge Agreement;

                  (c) The Pledgor will defend the Lender's right, title and interest in, to and under the Collateral against the claims and demands of all Persons whomsoever (other than Persons claiming by or through the Lender);

                  (d) The Pledgor hereby authorizes the Lender to file one or more financing or continuation statements and amendments thereto relating to all or any part of the

         Collateral without the Pledgor's signature. A photocopy or other reproduction of this Pledge Agreement shall be sufficient as a financing statement;

                  (e) The Pledgor will not permit the Borrower to issue any additional securities or capital stock; and

                  (f) The Pledgor will cause the Borrower to execute and deliver to the Lender on the date hereof a letter substantially in the form of Exhibit A hereto.

                  SECTION 8. Rights of Pledgor. So long as no Event of Default
                             -----------------
has occurred and is continuing, the Pledgor shall be entitled to vote or consent with respect to the Collateral in any manner not inconsistent with this Pledge Agreement, the Credit Agreement or any other Related Document. Upon the occurrence and during the continuance of an Event of Default, the Lender shall have the exclusive right to vote the Pledged Securities. The Pledgor hereby grants to the Lender an irrevocable proxy to vote the Collateral, which proxy shall be effective immediately upon the occurrence of and during the continuance of an Event of Default, and upon the request of the Lender, the Pledgor agrees to deliver to the Lender such further evidence of such irrevocable proxy or such further irrevocable proxy to vote the Collateral as the Lender may request.

                  SECTION 9. Rights of the Lender.
                             --------------------

                  (a) If the Pledgor fails to perform any agreement contained herein, the Lender may (but shall not be obligated or required to) perform, or cause the performance, of such agreement

                  (b) At any time upon and during the continuance of an Event of Default, the Lender may (but shall not be obligated or required to):

                           (i) Subject to Section 17 hereof, cause the Collateral to be transferred to its name or to the name of its nominee or nominees and thereafter exercise as to such Collateral all of the rights, powers and remedies of an owner,

                           (ii) Ask for, demand, collect, sue for, recover, compromise, receive and give acquittances and receipts for monies due or to become due under or in respect of any of the Collateral and hold the same as part of the Collateral, or apply the same to any of the Obligations in such manner as the Lender may direct in its sole discretion;

                           (iii) Receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (ii) above (including, without limitation, all instruments representing dividends, interest payments or other distributions in respect of the Collateral or any part thereof and give full discharge for the same);

                           (iv) Subject to Section 17 hereof, file any claims or take any actions or institute any proceedings that the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the rights of the Lender with respect to any of the Collateral;

                           (v) Enter into any extension, subordination, reorganization, deposit, merger, or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith deposit or surrender control of such Collateral thereunder, and accept other property in exchange therefor and hold and apply such property or money so received in accordance with the provisions hereof; and

                           (vi) Discharge any taxes levied on the Collateral or pay for the maintenance and preservation of the Collateral; the amount of such payments, plus any and all fees, costs and expenses of the Lender (including reasonable attorneys' fees and disbursements) actually in connection therewith, shall, at the Lender's option, be reimbursed by the Pledgor on demand.

                  SECTION 10. Release of Collateral. In the event that the
                              ---------------------
entire outstanding principal sum of and accrued interest on the Loans is paid in full and all other non-contingent Obligations are pain and performed in full, the Lender shall deliver the Collateral to the Pledgor, thereby releasing the security interest granted hereunder and this Pledge Agreement shall terminate.

                  SECTION 11. Event of Default Remedies. Upon and during the
                              -------------------------
continuance of an Event of Default:

                  (a) The Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction. In addition, the Lender shall have the right, without demand of performance or other demand, advertisement or notice of any kind, except as specified below, to or upon the Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), to proceed forthwith to collect, receive, appropriate and realize upon the Collateral, or any part thereof and to proceed forthwith to sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver the Collateral or any part thereof in one or more parcels at public or private sale or sales at such prices and on such terms and restrictions (including, without limitation, a requirement that any purchaser of all or any part of the Collateral shall be required to purchase any securities constituting the Collateral solely for investment and without any intention to make a distribution thereof) as the Lender may deem appropriate without any liability for any loss due to decrease in the market value of the Collateral during the period held. If any notification to the Pledgor of the intended disposition of the Collateral is required by law, such notification shall be deemed reasonable and properly given if hand delivered or made by telecopy at least ten Business Days' prior to such disposition to the address of the Pledgor indicated below.

                  (b) All of the Lender's rights and remedies under this Pledge Agreement and under applicable law, including but not limited to the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Lender may deem expedient

                  (c) Upon any sale or other disposition. the Lender shall have the right to deliver, endorse, assign and transfer to the purchaser thereof the Collateral so sold or disposed of. Each purchaser at any such sale or other disposition, including the Lender, shall hold the Collateral free from any claim or right of whatever kind, including any equity or right of redemption. The Pledgor specifically waives all rights of stay or appraisal which the Pledgor had or may have under any rule of law or statute now existing or hereafter adopted.

                  (d) The Lender undertakes to use commercially reasonable efforts to cause a sale of the Collateral: provided, that the Lender
                                                    --------
         shall not be obligated to make any sale or other disposition unless the terms thereof shall be satisfactory to it. The Pledgor acknowledges and agrees that the Lender shall have no liabilities for any delay experienced in its efforts to effect such a sale or the ultimate terms of any such sale. The Lender may, without notice or publication, adjourn any private or public sale, and, upon ten Business Days' prior notice to the Pledgor, hold such sale at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral, on credit or future delivery, the Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser thereof, but the Lender shall incur no liability in case of the failure of such purchaser to take up and pay for the property so sold and, in case of any such failure, such property may again be sold as herein provided.

                  SECTION 12. Disposition of Proceeds. The proceeds of any sale
                              -----------------------
or disposition of all or any part of the Collateral shall be applied (after payment of any amounts payable to the Lender pursuant to Section 14 hereof) by the Lender to the payment of the Obligations in such order as the Lender may elect. Any surplus thereafter remaining shall be paid to the Pledgor, subject to the rights of any holder of a Lien on the Collateral of which the Lender has actual notice. If the proceeds from the sale of the Collateral are insufficient to satisfy the Obligations. the Pledgor shall remain liable for any deficiency.

                  SECTION 13. Termination. This Pledge Agreement shall: (a)
                              -----------
create a continuing security interest in the Collateral; (b) remain in full force and effect for so long as any Obligations under any of the Related Documents are outstanding; (c) be binding upon the Pledgor and its permitted successors and assigns; and (d) inure to the benefit of the Lender and its successors, transferees and assigns. Without limiting the foregoing, the Lender may assign or otherwise transfer the Loan, or any portion thereof, held by it to any other Person in accordance with the terms of the Credit Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted herein or otherwise. The Pledgor may not assign its rights or obligations under this Pledge Agreement without the prior written consent of the Lender.

                  SECTION 14. Expenses of the Lender. All expenses (including,
                              ----------------------
without limitation, reasonable attorneys' fees and disbursements) actually incurred by the Lender in connection with the failure by the' Pledgor to perform or observe any provision of this Pledge Agreement, the exercise or enforcement of any rights of the Lender under this Pledge Agreement and the custody or preservation of any of the Collateral and any actual or attempted sale or exchange of, or any enforcement, collection, compromise or settlement respecting, the Collateral, or any other action taken by the Lender hereunder whether directly or as attorney-in-fact pursuant to a power of attorney or other authorization herein conferred, shall be deemed an Obligation secured by the Collateral and the Lender may apply the Collateral to payment of or reimbursement of itself for such liability.

                  SECTION 15. Lender's Duty. Except as otherwise expressly set
                              -------------
forth in Section 11(d) hereof, the Lender shall not be required to take any action hereunder in respect of an Event of Default. The Lender shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Collateral, except for those arising out of or in connection with the Lender's (i) gross negligence' or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of any certificate or instrument evidencing any part of the Collateral which is in the physical possession of the Lender. The Lender shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any prior parties but may do so at its option, and all expenses incurred in connection therewith shall be for the account of the Pledgor, and shall be added to the Obligations secured hereby.

                  SECTION 16. General Provisions.
                              ------------------

                  (a) No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right, power or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right, power or remedy. The representations, covenants and agreements of the Pledgor herein contained shall survive the date hereof.

                  (b) This Pledge Agreement is a Related Document to which reference is made in, and which is executed pursuant to, the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

                  (c) No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom nor release of all or any part of the Collateral shall in any event be effective unless the same shall be in writing, signed by the Lender. Any such waiver or consent or release shall be effective only in the specific instance and for the specific purpose for which it is given.

                  (d) Except as expressly otherwise provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or telex), and shall be delivered and deemed effective in the manner set forth in the Credit Agreement, except that the address for all notices to Pledgor shall be the address set forth below the signature of the Pledgor.

                  (e) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE LENDER AND THE PLEDGOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PLEDGE AGREEMENT.

                  (f) The Pledgor hereby consents to the non-exclusive jurisdiction of the Supreme Court of the State of New York for New York County and the United States District Court for the Southern District of New York with respect to any suit, claim, action or proceeding arising out of or related to this Pledge Agreement or the transactions contemplated hereby and hereby waives any objection which it may have now or hereafter to the venue of any suit, claim, action or proceeding arising out of or related to this Pledge Agreement or the transactions contemplated hereby and brought in the courts specified above and also hereby waives any claim that any such suit, claim, action or proceeding has been brought in an inconvenient forum. The Pledgor agrees that service of process or other legal summons for purposes of any action or proceeding under this Pledge Agreement or the other Related Documents may be served on Pledgor by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address set forth in or designated pursuant to Section 16(d), such service to become effective 10 days after such mailing and agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  (g) If any provision of this Pledge Agreement is determined by a court of competent jurisdiction to be unenforceable, such provision shall be automatically reformed and construed so as to be valid, operative and enforceable to the maximum extent permitted by the law while most nearly preserving its original intent. The invalidity of any part of this Pledge Agreement shall not render invalid the remainder of the Pledge Agreement.

                  (h) This Pledge Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

                  (i) The section headings in this Pledge Agreement are for convenience of reference only and shall not affect the interpretation hereof.

                  SECTION 17. FCC Compliance.
                              --------------

                  (a) Notwithstanding anything to the contrary contained herein or in any other agreement, instrument, or document executed in connection herewith, no party hereto shall take any actions hereunder that would constitute or result in a transfer or assignment of any Station License (as defined in the HAT Exchange Agreement), permit or authorization, or a change of control over such Station License, permit or authorization requiring the prior approval of the FCC without first obtaining such prior approval of the FCC. In addition, the parties acknowledge that the voting rights of the Pledged Securities shall remain with the Pledgor even upon the occurrence and during the continuance of an Event of Default until the FCC shall have given its prior consent to the exercise of stockholder rights by a purchaser at a public or private sale of such Pledged Securities or the exercise of such rights by the Lender or by a receiver, trustee, conservator or other agent duly appointed pursuant to applicable law.

                  (b) If an Event of Default shall have occurred, Pledgor shall take any action which the Lender may request in the exercise of its rights and remedies under this Pledge Agreement in order to transfer or assign the Collateral to the Lender or to such one or more third parties as the Lender may designate, or to a combination of the foregoing. To enforce the provisions of this Section 17, the Lender is empowered to seek from the FCC and any other
     ----------
Governmental Authority, to the extent required, consent to or approval of any involuntary transfer of control of any entity whose Collateral is subject to this Pledge Agreement for the purpose of seeking a bona fide purchaser to whom control ultimately will be transferred. Pledgor agrees to cooperate with any such purchaser and with the Lender in the preparation, execution and filing of any forms and providing any information that may be necessary or helpful in obtaining the FCC's consent to the assignment to such purchase of the Collateral. Pledgor hereby agrees to consent to any such voluntary or involuntary transfer after and during the continuation of an Event of Default and, without limiting any rights of the Lender under this Pledge Agreement, to authorize the Lender to nominate a trustee or receiver to assume control of the Collateral, subject only to required judicial, FCC or other consents required by Governmental Authorities, in order to effectuate the transactions contemplated by this Section 17. Such trustee or receiver shall have all the rights and
        ----------
powers as provided to it by law or court order, or to the Lender under this Pledge Agreement. Pledgor shall cooperate fully in obtaining the consent of the FCC and the approval or consent of each other Governmental Authority required to effectuate the foregoing.

                  (c) In connection with this Section 17, the Lender shall be
                                              ----------
entitled to rely in good faith upon an opinion of outside FCC counsel of the Lender's choice with respect to any such assignment or transfer, whether or not the advice rendered is ultimately determined to have been accurate.



                         [signatures begin on next page]

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                      STC BROADCASTING OF VERMONT, INC.


                                      By:
                                          --------------------------------------
                                      Name:
                                      Title:

                                      Address:  c/o STC Broadcasting, Inc.
                                                3839 Fourth Street North
                                                Suite 420
                                                St. Petersburg, Florida 33703
                                                Attn:   David Fitz
                                                Tel.:   (813) 821-7346
                                                Fax:    (813) 821-8092

                                      with a copy to:

                                      Hogan & Hartson LLP
                                      555 Thirteenth Street, N.W.
                                      Washington, D.C. 20004
                                      Attn:  William S. Reyner, Jr.
                                      Tel.:  (202) 637-6510
                                      Fax:   (202) 637-5910

                                      Hicks, Muse, Tate & Furst Incorporated
                                      200 Crescent Court
                                      Suite 1600
                                      Dallas, TX 75201
                                      Attn: Lawrence D. Stuart, Jr.
                                      Tel.: (214) 740-7365
                                      Fax: (214) 740-7355


                                      HEARST-ARGYLE STATIONS, INC.


                                      By:
                                          -----------------------------------
                                      Name:
                                      Title:

         The undersigned, as issuer of the Shares, hereby acknowledges the grant of the security interest set forth herein and consents to the rights and remedies of the Lender provided herein in respect of the Pledged Securities.


                                      STC BROADCASTING OF VERMONT SUBSIDIARY,
                                        INC.


                                      By:
                                          -------------------------------------
                                      Name:
                                      Title:

                                                   Exhibit A to Pledge Agreement
                                                   -----------------------------


                  STC BROADCASTING OF VERMONT SUBSIDIARY, INC.



                                                                  ,  1998
                                                      ------------

Hearst-Argyle Stations, Inc.
c/o Hearst-Argyle Television, Inc.
959 Eighth Avenue
New York, NY 10019

Gentlemen:

          Reference is made to the Pledge Agreement dated as of the date hereof (the "Pledge Agreement") between STC Broadcasting of Vermont, Inc., as pledge
      ----------------
(the "Pledgor"), and you, as lender. Capitalized terms used but not defined
      -------
herein have the respective meanings provided in the Pledge Agreement.

          In connection with the pledge of the Collateral to you by the Pledgor, the undersigned, as issuer of the Pledged Securities, hereby agrees with you as follows:

               (i) To deliver directly to you at your address set forth in the Pledge Agreement, any and all instruments and/or share certificates evidencing any right, option or warrant, and all new, additional or substituted securities issued to, or to be received by, the Pledgor by virtue of its ownership of those Pledged Securities issued by the undersigned or upon exercise by the Pledgor of any option, warrant or right attached to such Pledged Securities;

               (ii) Except for distributions permitted pursuant to Section 7.6 of the Credit Agreement, to pay directly to you any and all cash dividends which might be declared and payable (including any unpaid dividend accrued prior to the date hereof) on any of such Pledged Securities; and

               (iii) At any time upon and during the continuance of an Event of Default, upon your presentation of executed instruments of transfer or assignment naming you or your nominee as transferee, together with stock certificates representing the Pledged Securities (issued by the undersigned) to be transferred, to register the transfer of such Pledged Securities to you or your nominee, as applicable, subject to the terms of
     Section 17 of the Pledge Agreement and to any restrictions on transfers set forth in applicable federal or state securities laws.

          In addition, the undersigned agrees that, if at any time you shall determine to exercise your right to sell all or any of the Collateral, the undersigned will, upon your request and at the undersigned's expense:

               (a) provide you with such other information and projections in respect of the undersigned as may be necessary or, in your opinion, advisable to enable you to effect the sale of the Collateral; and

               (b) do or cause to be done all such other acts and things consistent with the terms of the Pledge Agreement as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

          You are hereby authorized, in connection with any sale of the Collateral, to deliver or otherwise disclose to any prospective purchaser of the Collateral (i) any information provided to you pursuant to subsection (a) above and (ii) any other information in your possession relating to the undersigned or the Collateral.

                              Very truly yours,

                              STC BROADCASTING OF VERMONT SUBSIDIARY,
                                 INC.

                              By:
                                  -------------------------------
                                  Name:
                                  Title:


ACKNOWLEDGED, CONSENTED AND AGREED TO:

STC BROADCASTING OF VERMONT, INC.


By:
    -----------------------------
    Name:
    Title:

                         INITIAL DISCLOSURE SCHEDULES

                                WITH RESPECT TO

                         TELEVISION BROADCAST STATION

                     KSBW, CHANNEL 8, SALINAS, CALIFORNIA

                                      TO

                           ASSET EXCHANGE AGREEMENT

                         DATED AS OF FEBRUARY 18, 1998

                                 BY AND AMONG

                            STC BROADCASTING, INC.
                      STC BROADCASTING, OF VERMONT, INC.
                 STC BROADCASTING OF VERMONT SUBSIDIARY, INC.
                           STC LICENSE COMPANY, INC.

                                      AND

                          HEARST-ARGYLE STATIONS, INC.

                              TERMS AND CONDITIONS

The Disclosure Schedules attached hereto are subject to the following terms and conditions:

1. The inclusion of any fact or item on a schedule, which schedule requires the listing of a "material" item, is not deemed to be an admission or representation that the included item is "material".

2. The inclusion of any fact or item on a schedule referenced by a particular section in the Asset Exchange Agreement shall, should the existence of the fact or item or its contents, be relevant to any other section, be deemed to be disclosed with respect to such other section whether or not an explicit cross-reference appears.

3. The introductory language and heading to each of the disclosure schedules are inserted for convenience only and shall not create a different standard for disclosure than the language set forth in the Asset Exchange Agreement.

4. All capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Asset Exchange Agreement.

                             DISCLOSURE SCHEDULES

Schedule 2.3.1               FCC Licenses
Schedule 2.3.2               Real Property Interests
Schedule 2.3.3               Tangible Personal Property
Schedule 2.3.4               Intellectual Property
Schedule 2.3.5               Program Contracts
Schedule 2.3.6               Trade-out Agreements
Schedule 2.3.8               Network Affiliation Agreements
Schedule 2.3.9               Other Operating Contracts
Schedule 2.3.10              Vehicles
Schedule 2.3.12              Auxiliary Facilities
Schedule 2.3.14              Accounts Receivable
Schedule 2.4.13              Shared Contracts
Schedule 2.4.14              Labor Union Contract
Schedule 2.4.15              Excluded Assets
Schedule 2.4.16              Affiliated Transactions
Schedule 3.4                 Consents
Schedule 3.5                 Financial Statements
Schedule 3.6                 Absence of Certain Changes or Events
Schedule 3.7                 Litigation
Schedule 3.8                 Encumbrances on Assets
Schedule 3.9                 FCC Matters
Schedule 3.10                Real Property Documents Delivered & Encumbrances
Schedule 3.14                Employee Benefit Plans
Schedule 3.15                Labor Relations
Schedule 3.16                Environmental Matters
Schedule 3.17                Insurance
Schedule 3.19                Affiliated Transactions
Schedule 12.2                Brokers

                                 SCHEDULE 2.3.1

                                  FCC LICENSES


Call Sign         Class                               Expiration Date
---------         -----                               ---------------

KSBW-TV           Main Broadcast License              December 31, 1998
K13GS             Translator                          April 1, 1998 (renewal
                                                      application filed 12/1/97-
                                                      File No. BRTTV-971201GG

Auxiliaries:

KB-55808          TV Pickup                           December 1, 1998
KB-55148          TV Pickup                           December 1, 1998
KB-55150          TV Pickup                           December 1. 1998
KA-88915          TV Pickup                           December 1, 1998
KA-59086          TV Pickup                           December 1, 1998
KR-9885           TV Pickup                           December 1, 1998
WHY-730           TV Intercity Relay                  December 1, 1998
WBE-815           TV Intercity Relay                  December 1, 1998
WHS-279           TV Intercity Relay                  December 1, 1998
WHS-369           TV Intercity Relay                  December 1, 1998
WHY-871           TV Intercity Relay                  December 1, 1998
KMT-27            TV Intercity Relay                  December 1, 1998
KUQ-36            TV Intercity Relay                  December 1, 1998
WLD-202           TV Intercity Relay                  December 1, 1998
WLD-563           TV Intercity Relay                  December 1, 1998
WLD-570           TV Intercity Relay                  December 1, 1998
WHG-366           TV Intercity Relay                  December 1, 1998
WHG-365           TV Intercity Relay                  December 1, 1998
WHG-368           TV Intercity Relay                  December 1, 1998
WLD-566           TV Intercity Relay                  December 1, 1998
WLD-559           TV Intercity Relay                  December 1, 1998
WGX-279           TV Intercity Relay                  December 1, 1998
WLI-982           TV Intercity Relay                  December 1, 1998
KA-88554          Remote Pickup Mobile                December 1, 1998
WHB-938           TV Intercity Relay                  December 1, 1998
KPH-796           Remote Pickup Automatic Relay       December 1, 1998
KPH-801           Remote Pickup Automatic Relay       December 1, 1998
KPH-797           Remote Pickup Base Mobile System    December 1, 1998
KA-88554          Remote Pickup Mobile System         December 1, 1998


Note: Certain of the above referenced intercity relay stations (which were previously used to provide NBC service to KSBY) are no longer operational.

                                SCHEDULE 2.3.2

                            REAL PROPERTY INTERESTS


Owned Real Property
-------------------

1. Seller owns a studio site (John's Street Studio) more particularly described as set forth below:

         The following land and premises located in the County of Monterey, State of California:

Parcel I:
---------

Situate in the City of Salinas, County of Monterey, State of California, and being a portion of Block 11 as shown on the map entitled "F.S. Spring's Addition to Salinas City," filed June 7, 1902 in Volume 1, Page 28 of cities and towns, records of said county and also a portion of Block 3, as shown on the map filed December 1, 1873 in Volume 1, Page 27 of cities and towns, records of said county, and also a portion of the land described in the deed to John Stolz, et ux, dated August 13, 1923 in Volume 40, Page 78, official records of said county, being contiguous without gaps or gores, described as follows:

Beginning at a 3/4 inch iron pipe standing in the northeasterly line of Winham Street (a city street 66 feet wide) at the southwest corner of the land described in the deed to Glen O. Kellum, recorded April 5, 1966 in the Reel 456, Page 144, official records of said county; thence along said northeasterly line of Winham Street

(1) N. 74(degrees)12' W., 235.40 feet to the intersection with the easterly line of Front Street (a city street 66 feet wide); thence along said line of Front Street

(2) N. 15(degrees) 47' E., 253.30 feet to the intersection with the southwesterly line of John Street (a city street 80 feet wide); thence along said line of John Street

(3) S. 76(degrees) 06' E., 439.56 feet to the intersection with the southwesterly line of Abbott Street (a city street 86 feet wide); thence along said line of Abbott Street

(4) S. 31(degrees) 04' 45" E., 51.28 feet to a 3/4 inch iron pipe at the most northern corner of the land described in the deed Ramesh J. Patel, et ux, recorded September 28, 1973 in Reel 873, Page 15, official records of said County; thence along the northwesterly boundary of said land

(5) S. 68(degrees)06' 50" W., 185.17 feet to the easterly boundary of said land of Kellum; thence along said easterly boundary

(6) N. 11(degrees)54' 29" W., 11.64 feet to the northeasterly corner thereof; thence along the northerly boundary of said land

(7) N. 74(degrees)09' 41" W., 89.39 feet to the northwesterly corner thereof; thence along the westerly boundary of said land

(8)      S. 15(degrees)46' 33" W., 129.99 feet to the point of beginning

Excepting therefrom that portion of said land described to Thelma Alys Lehman and Barbara Frances Donnelly, recorded November 20, 1947 in Book 1010, Page 429, official records.

Also described as Parcel A of map filed March 15, 1983 in Volume 15 of parcel maps, Page 134, official records of Monterey County, State of California.

A.P. No. 2-382-72

2. Seller owns a transmitter site (Fremont Peak) more particularly described as set forth below.

Parcel II:
----------

Being a part of that certain parcel of land situate in the Rancho Cienega Del Gabilan, in the county of Monterey, State of California, designated as "Parcel One" in deed to Rollin Reeves, dated June 3, 1929 and recorded in Volume 914, Page 236, official records of said County, being contiguous without gaps or gores, described as follows:

Beginning at a point in the southeasterly boundary of and land designated "Parcel VI" in the deed to the County of San Benito, dated June 22, 1931 and recorded in Volume 393, Page 246, official records of said County, from which a brass capped 6" diameter concrete monument standing at the most southerly corner of said land bears along said boundary S. 50(degrees) 52' 54" W., 273.68 feet; thence along said boundary

(1)      N. 50(degrees) 52' 54" E., 276.81 feet at 83.32 feet another brass-capped 6 inch diameter concrete monument, 276.81 feet to a point; thence along the westerly line of a 40' road

(2) S. 11(degrees)31' 23" E., 60.76 feet, at 1.28 feet a 1/2" diameter iron pipe, 60.76 feet to a 2" by 3" redwood post, thence

(3) S. 7(degrees) 42' 37"W., 136.79 feet to a 1/2" diameter iron pipe from which a 2" x 3" redwood post bears along said westerly line S. 7 (degrees) 42' 37" W., 36.53 feet; thence leave said line

(4) S. 50(degrees) 53' 37" W., 137.42 feet, to a 1-1/2 inch iron pipe in the easterly line of said road, from which a 3/4" diameter iron pipe bears along said line S. 47(degrees) 42' 23" E., 25.28 feet; thence along said easterly line

(5)      N. 43(degrees)34' 23" W., 147.85 feet, at 147.75 feet a 3/4" diameter iron pipe 147.85 feet to the place of beginning

A.P. No. 149-011-13

Parcel III:
-----------

An easement for road, poles, power, water and pipelines and any necessary utilities purposes, 40 feet wide, lying along, contiguous to and easterly of courses number (2) and (3) above, being contiguous without gaps or gores, and particularly described as follows:

Beginning at the most northerly corner of the above described tract of land and running thence, along the easterly boundary thereof,

(1)      S. 11(degrees)31' 23" E., 60.76 feet to a 2" x 3" redwood post; thence

(2)      S. 7(degrees)42' 37" W., 136.79 feet to a 1/2" diameter iron pipe.

Parcel IV:
----------

An easement for road, poles, power, water and pipelines and any necessary utilities purposes, 40 feet wide, lying along, contiguous to and southwetserly of Course Number (5) above, being contiguous without gaps or gores, and particularly described as follows:

Beginning at the most southerly corner of the above described tract of land and running thence, along the southwesterly boundary thereof,

(1) N. 43(degrees)34' 23" W., 147.85 feet to the most westerly corner thereof.

Parcel V:
---------

An easement for road, poles, power, water, and pipelines and necessary utilities purposes 40 feet wide being contiguous without gaps or gores, lying along, contiguous to and southwesterly, southerly and southeasterly of the following described line:

Beginning at the most southerly corner of Parcel 2 herein described above;
thence

(1)      S. 47(degrees) 42' 23" E., 25.28 feet; thence

(2)      S. 58(degrees) 36' 23" E., 31.53 feet, thence

(3)      S. 86(degrees) 24' 23" E., 29.91 feet; thence

(4)      N. 38(degrees) 12' 37" E., 28.62 feet; thence

(5) N. 7(degrees) 42' 37" E., 100.41 feet to the angle point formed by courses numbered "(3)" and "(4)" in the boundary of the above described Parcel II.

3. Seller owns a transmitter site (Summit Road) more particularly described as set forth below:

All that certain real property in the unincorporated area, County of Santa Clara, State of California, being contiguous without gaps or gores, described as follows:

Parcel One:

The north half of the southwest quarter of Section 17, Township 10 South, Range 2 East, M.D.B. & M., excepting therefrom that portion thereof lying within Santa Cruz County.

Parcel Two:

The southeast quarter of the southwest quarter and the east half of the east half of the southwest quarter of the southwest quarter of Section 17, Township 10 South, Range 2 East, M.D.B. & M., excepting therefrom that portion thereof lying within Santa Cruz County.

Parcel Three:

The southwest quarter of the southeast quarter of Section 17 and Lot 5 of
Section 20, Township 10 South, Range 2 East, M.D.B. & M., excepting therefrom that portion thereof lying within Santa Cruz County.

Parcel Four:

All that certain real property in the unincorporated area, County of Santa Cruz, State of California, being contiguous without gaps or gores, described as follows:

All that portion of the northwest quarter of the southwest quarter of
Section 17, Township 10 South, Range 2 East, M.D.B. & M. lying southwest of the centerline of Summit Road.


Leased Real Property

3.  License agreement dated May 1, 1983 with Allnet Communications Services,
    Inc..

4.  License Agreement dated June 1, 1989 with Dolores J. Boesch.

5.  Commercial Lease Agreement dated June 1, 1992 with Michael and Eva
    Boronfield.

6. Lease agreement dated July 25, 1990 with Gibson, Riordan, Riordan and Tobin d/b/a Braniforte Plaza.

7.  Lease agreement dated May 25, 1964 with Norman Miller.

8. Permit for Right of Way dated November 15, 1994 with the State of California, acting through the Department of Parks and Recreation.

9. Lease agreement dated February 1, 1992 with the State of California, acting through the Director of General Services.

10. Lease Agreement dated August 1, 1997 with Heritage Harbor.

Other Interests
---------------

See the fixed asset list attached to Schedule 2.3.3 to the extent it contains any fixtures or other interests in real property.

                                SCHEDULE 2.3.3

                          TANGIBLE PERSONAL PROPERTY


                               (see attached)**

1. The attached fixed asset appraisal as of March 1, 1997, includes two sections of equipment (Spare Parts and Surplus) which are not presently used in the Station operation.

2. Since acquisition of the Station by STC Broadcasting, Inc., the Station has replaced items of equipment and has retained such replaced equipment in storage or disposed of it as outlined on the attached.

3.  See attached schedule of capital expenditures for period 3/1/97 to 12/31/97.


------------------
**  Attachments previously delivered to HAT and not included herein.

                                 SCHEDULE 2.3.4

                              INTELLECTUAL PROPERTY



Trade Names                                                   Trademark
-----------                                                   ---------
Action News                                                      No
Coverage You Can Count On                                        No


This schedule incorporates by reference all other contracts and rights of Seller to use trademarks, trade names, service marks and other intellectual property under the contracts set forth in Schedules 2.3.5, 2.3.6 and 2.3.8 and 2.3.9.

                                SCHEDULE 2.3.6

                             TRADE-OUT AGREEMENTS

                                                                         Consent



                                SCHEDULE 2.3.5

                               PROGRAM CONTRACTS


                                                                       Start   End      Consent
Contracting Party                   Program                            Date    Date     Necessary
-----------------                   -------                            -----   ----     ---------
King World                          Jeopardy *                         9/97    9/99        Yes
King World                          Weekend Jeopardy                   9/97    9/99        Yes
King World                          Oprah                              9/97    9/2000      Yes
King World                          Wheel *                            9/97    9/99        Yes
King World                          Weekend Wheel                      9/97    9/99        Yes
King World                          Mr. Food                           1/98    12/99       Yes
Turner Prog Services                CNN News Product                   1/98    12/98       Yes
Twentieth Television                NYPD Blue                          9/97    9/99        Yes
Warner Bros.                        Rosie O'Donnell                    9/97    9/2000      No
Warner Bros.                        Warner Bros, Vol 28                9/90    9/98        Yes
Warner Bros.                        Warner Bros, Vol 29                9/90    9/2002      Yes
Warner Bros                         Warner Bros, Vol 31                1/94    11/2008     Yes
Columbia Tristar                    Donnie & Marie                     9/98    9/2000      No

BARTER PROGRAM
--------------
All American                        Baywatch                           9/97    9/98        No
Warner Bros.                        Extra                              9/98    9/2000      No
Buena Vista Television              Honey I Shrunk the Kids            9/97    9/98        Yes
Warner Bros.                        Jenny Jones                        9/97    9/98        No
Warner Bros.                        Martin                             9/97    6/99        Yes
Warner Bros.                        Mr. Cooper                         9/97    9/98        Yes
Twentieth Television                Real Stories                       9/97    9/98        Yes
The Phoenix Communications          Sports News Satellite              9/95    9/2001      No
Dow Jones & Company, Inc.           Wall Street Journal                9/97    9/98        Yes

*  Commitments:
   ------------
   Sandy DiPasquale has signed a letter of intent and is awaiting final contracts through the fall of 2002, however, the actual contracts have not been signed. The reason is the omission, by King World, of co-op dollars language that has existed in the current contracts. Though we have not utilized this co-op to date, we did not want to lose having the option to do so in the future.

                                SCHEDULE 2.3.6

                             TRADE-OUT AGREEMENTS

                                                                                                 Consent
Contracting Party          Description                        Term                               Necessary
-----------------          -----------                        ----                               ---------

Active Media               Bill Payor                         8/1/97 to 7/31/98                     No
Services

Cash Plus K Mart           2 hour movies                      9/15/97 to 6/98                       No

El Palomar                 Food and beverage in               3/20/95 through 12/31/96              No
                           exchange for airtime               Expired but ongoing until
                                                              balance used up

Pacific Bell               Bill Payor                         1/13/97 to 12/31/98                   No
TBS Media

PaLapas Restaurant         Food credit                        1/1/97 to 12/31/97                    No
                                                              Expired but ongoing until
                                                              balance used up

Pebble Beach Co.           Awards Dinner                      10/18/97 to 10/17/98                  No
Jefferson Awards

Sanctuary Day Spa          Day spa tickets                    11/28/97 to 12/24/98                  No

Seacliff Inn               Banquet and restaurant             3/17/97 to 12/31/97                   No
                           usage in exchange for
                           television airtime

SeaSide Associates         Amusement Park                     1/1/98 to 12/31/98                    No
                           Santa Cruz

Tower Media                Airfare and Hotel                  3/21/95 through 3/21/00               No
(for Lucky Stores)         accommodations in exchange
                           for television airtime

Active Media               Payment of Media Data              12/29/97 to 12/28/98                  No
                           Services bills 2 for 1

Universal Internet         Website Services                   3/24/97 to 12/31/97                   No
                                                              On going at this time.
                                                              No new agreement signed
                                                              for 1998.

                                 SCHEDULE 2.3.8

                               NETWORK AGREEMENTS



Contracting                                                                                        Consent
Party                               Description                        Term                        Necessary
-----------                         -----------                        ----                        ---------

National Broadcasting               Network Affiliation                1/17/96 - 12/31/05          Yes, plus
Company, Inc.                       Agreement                                                      additional
                                                                                                   requirements
                                                                                                   set forth in
                                                                                                   Section 16 of
                                                                                                   the agreement.

NBC News Channel, Inc.              NBC News Channel                   1/1/91 Renewed in 52         Yes
                                    Participation Agreement            week terms.  Cancelable
                                                                       by written notice 60 days
                                                                       prior to the last Friday
                                                                       in June or December.


NBC News Channel, Inc.              "Nightside" License                11/4/91 through 11/3/93       Yes, plus
                                    Agreement                          renewable in 2 yr terms.       (i) notice
                                                                       Can cancel in writing at       requirement
                                                                       least 180 days prior to        (ii) NBCNC
                                                                       end of term.                   can terminate
                                                                                                      see section 13)

National Broadcasting               News Excerpt License               1/1/91 renews in 52 week       Yes
                                    Agreement                          terms.  Cancelable by
                                                                       written notice 60 days prior
                                                                       to the last Friday in June or
                                                                       December.

                                SCHEDULE 2.3.9

                              OPERATING CONTRACTS


1.  General

                                                                                              Consent
Contracting Party                   Description               Term                           Necessary
-----------------                   -----------               ----                           ---------
American Society of                 Music License             3/1/97 to 3/31/98                  No
Composers, Authors and              Agreement including
Publishers                          option for per program
                                    method for computing
                                    license fees

Automated Weather Source            Weather Stations System   3/8/95 through 3/7/98              Yes
                                                              renewable in 1 year terms

A.C. Nielsen Company                Audience Ratings          11/1/93 through 12/31/00           No
                                    Service Agreement

A.C. Nielsen Company                S.T.A.R. Sales/Audience   3/25/94 through 3/24/97            Yes
                                    Research Information

Bay City News                       News Service              1/1/98 to 12/31/98                 No
                                                              renewable in one year terms

Broadcast Music, Inc.               Music License Agreement                                      No
                                    including per option
                                    program method for
                                    computing license fees

Cellular One                        Cellular Phone Rental     Ongoing until written              Yes
                                    and/or Service            notice of cancellation
                                    Agreements                is given

Columbine Systems, Inc.             Data Processing System    4/1/96 to 3/30/2001                Yes
                                    License Agreement

Columbine/BMP                       BMP Sales Software        6/1/95 to 5/31/98                  No
                                    License Agreement

First Com                           Music Compact Disc        1/1/97 to 12/31/99                 Yes
                                    Library

Frank Magid & Associates            News Consultant           6/1/97 to 12/31/99                 No

International Business              Operating System and      Ongoing - Cancelable               Yes
Machines Corporation                Utility Software License  upon one month prior
                                    Agreement                 written notice

                                                                                             Consent
Contracting Party                   Description               Term                           Necessary
-----------------                   -----------               ----                           ---------

KCBA TV                             Shared use of Fremont     7/1/95 through 7/1/97              No
                                    Peak right of way permit

Kavouras, Inc.                      Meteorological Services   Ongoing                            No
                                    Agreement (including
                                    addendum for additional
                                    services)

Leigh Stowell & Company,            Sales Research Services   4/1/97 to 3/31/99                  No
Incorporated                        Agreement

Lexus Financial Services            General Manager Auto      2/17/96 to 2/15/99                 No

Monterey Bay Office Products        Copier Lease              3/1/96 through 2/28/01             No

Monterey Bay Office Products        Copier Lease              8/1/97 to 7/31/2000                No

MRI                                 Music License Reporting   1/1/98 to 12/31/98                 No
                                                              Cancelable 30 days notice

NAACP and Lulac                     Minority Employment       7/13/94                            No
                                    Interns Meetings          to 12/1/98  agreement
                                                              must be assumed by individual/
                                                              corporation acquiring the station

Noll & Associates                   Television Broadcast      1/1/98 to 12/31/98                 No
                                    Sales Training

OMNIMUSIC                           Music License             9/1/95 through 8/31/98             No
                                    Agreement

SESAC, Inc.                         Music License             2/28/97 through 12/31/2000         No
                                    Agreement

P. Allen Smith Gardens              News Service              1/1/98 to 12/31/98                 No

Summit Road Association             Road Maintenance          Ongoing                            No
                                    Agreement for Mt.
                                    Madonna Tower Site

Telerep, Incorporated               National Sales            11/21/97 to 6/14/2000              No
-------                             Representation
                                    Agreement

Tribune - News In Motion            News Service              1/1/98 to 12/31/98                 No


                                                                                          Consent
Contracting Party                   Description               Term                        Necessary
-----------------                   -----------               ----                        ---------
The Associated Press                AP NewsPower Wire         1/17/96 through 6/30/98     No - however, Successor
                                    Service Agreement         renews automatically for    must apply for new AP
                                                              successive two year         membership
                                                              periods unless canceled
                                                              by six months prior written
                                                              notice

The Associated Press                APTV Service              1/17/96 through 6/30/98     No - however Successor
                                    Agreement                 renews automatically for    must apply for new A.P.
                                                              successive two year         membership and
                                                              periods unless canceled     expressly assumes all
                                                              by six months prior         obligations under the
                                                              written notice              contract

The Associated Press                AP Newscenter             1/17/96 through 6/30/98     No - however Successor
                                    Supplemental Software     Coterminous with main       must apply for A.P.
                                    License Agreement         membership agreement        membership and
                                                                                          expressly assumes all
                                                                                          obligations under the
                                                                                          contract

The Associated Press                APTV Supplemental         1/17/96 through 6/30/98     No - however Successor
                                    Software                  Coterminous with main       must apply for A.P.
                                                              membership agreement        membership

The Associated Press                News Desk Software        1/17/96 through 6/30/98     No - however Successor
                                    Agreement                 Coterminous with main       must apply for  new A.P.
                                                              membership agreement        membership and
                                                                                          expressly assumes all
                                                                                          obligations under the
                                                                                          contract

The Associated Press                AP Membership             1/17/96 through 6/30/98     No - however, Successor
                                    Agreement for             renews automatically for    must apply for A.P.
                                    Television                successive two year terms   membership
                                                              unless cancellation by
                                                              six months prior written
                                                              notice

The Frick Company                   Consultant and Agent      11/1/97 through 10/30/98    No
                                    for CA Unemployment       Automatically renewed
                                    Tax Matters               for 1 year periods.
                                                              Cancelable on by 60 days
                                                              written notice

2.  Lease Agreements where Station is Lessor of Real Property

                                                                                   Consent
Contracting Party          Location           Term                                 Necessary
-----------------          --------           ----                                 ---------
Frontier Communications    Tower Space and    10/1/97 through 9/30/98              No
Services, Inc.             Equipment Room
Attn: Joseph D. Buckman    Space at 238 John
Lease Administrator        Street Microwave
30300 Telegraph Road       Tower
Bingham Farms, MI  48025

Frontier Communications    Land Lease-Fremont  8/1/94 through 7/31/99              No
Services, Inc.             Peak to erect       tenant has option to terminate
Attn: Joseph D. Buckman    Microwave Relay     after 7/31/96 upon 60 days
Lease Administrator        Tower and small     prior written notice to
30300 Telegraph Rd.        Equipment Building  Lessor
Bingham Farms, MI  48025

Henry Broadcasting Corp    Tower Space on      11/1/95 through 10/31/2005          No
(as successor to Grace     KSBW's backup
Broadcasting Corp)         tower site and space
KDON-FM                    in equipment room -
2277 Jerrold Avenue        Fremont Peak, CA
San Francisco, CA 94124

Nextel of California       Land Lease -        6/1/93 through 5/31/98              No
3675 Mr. Diablo Blvd.      Fremont Peak, CA    extendable by tenant for an
Suite 330                  site for Equipment  additional five year period
Lafayette, CA  94549       Building

Telecommunications         Fremont Peak, CA    3/1/86 through 2/28/96              No
Properties                 Communications      extendable by Telecom.
1220 Brickyard Cove Rd     Lease and Site      Properties for two
Ste 200                    Management          consecutive ten year
Pt. Richmond, CA  94801    Agreement           periods

Telecommunications         Summit Road, CA     1/15/86 through 1/15/96             No
Properties                 Communications      extendable by Telecom.
1220 Brickyard Cove Road   Lease and Site      Properties for two
Suite 200                  Management          consecutive ten year
Pt. Richmond, CA  94801    Agreement           periods

                                                                                   Consent
Contracting Party          Location            Term                                Necessary
-----------------          --------            ----                                ---------
ICO Network                Equipment Room      10/1/97 to 9/30/99                     No
5617 Scotts Valley Dr.,    space at 238
#180                       John Street
Scotts Valley, CA  95066

James John Duznica, et.al. Road Lease -        9/23/87 through 9/22/17                No
                           Summit Road Tower   extendable by tenant for an
                           Tower Site          additional ten year period

Monterey-Carmel            Antenna Space Lease 1/15/96 to 1/14/2006                   No
Communications Corp.       Fremont Peak, CA
DBA Repenter
Communications of Monterey
212 Cypress Ave.
Marina, CA  93933

3.  Lease Agreements where Station is Lessee of Real Property


                                                                                   Consent
Contracting Party          Location            Term                                Necessary
-----------------          --------            ----                                ---------
Dolores J. Boesch          Quimby Road         6/1/89 through 6/1/04                  No
15287 Penetencia           Microwave Relay     however, landlord retains
Creek Road,                Site                right to revoke agreement
San Jose, CA 95035                             at any time upon 120 days
                                               notice and licensee can terminate
                                               at any time upon 60 days
                                               notice if site is no longer feasible

Michael and Eva            Gilroy Bureau       9/1/96 to 8/31/97 on                   Yes
Brownfield                 7459 Monterey St    month to month basis
7463 Monterey St.          Suite 3
Gilroy, CA                 Gilroy, CA

Gibson, Riordan, Riordan
and Tobin d/b/a
Branciforte Plaza
c/o
Ron Matusich               Ste 220-Branciforte 7/1/97 to 6/30/98                      Yes
R.G. Ron Matusich &        Plaza, 555 Soquel   month to month basis
Associates                 Avenue, Santa Cruz,
2707 Union Avenue          CA  95062
San Jose, CA  95121        Santa Cruz Bureau

Norman Miller              K13GS Translator    2/28/64 through 2/28/99                Yes
Upper Circle Drive         Site
Carmel Valley, CA  93924   Carmel Valley, CA

Department of Parks and    Fremont Peak        11/15/94 to 11/15/99                   Yes
Recreation                 State Park
State of California

Heritage Harbor            Monterey News and   7/15/97 to 7/14/2000                   Yes
                           Sales Office


4.  Cable Must Carry / Retransmission Agreements
    See FCC Memorandum Opinion and Order dated 2/12/96



                                                                          Expiration          Consent
Contracting Party                           Description                     Date             Necessary
-----------------                           -----------                     ----             ---------
TCI Monterey/Salinas                   Retransmission Consent          December 31, 2000         No
    Scotts Valley/Santa Cruz           Retransmission Consent          December 31, 1999         No
    San Jose                           Must Carry                      December 31, 1999         No
    Los Altos Cupertino                Retransmission Consent          December 31, 1999         No
    Merced                             Retransmission Consent          December 31, 1999         No
    Morgan Hill                        Must Carry                      December 31, 1999         No
    Los Gatos                          Must Carry                      December 31, 1999         No
    Gilroy                             Must Carry                      December 31, 1999         No
    San Martin                         Must Carry                      December 31, 1999         No
    Mont Serrano                       Must Carry                      December 31, 1999         No
    Saratoga                           Must Carry                      December 31, 1999         No
    Campbell                           Must Carry                      December 31, 1999         No
    Cupertino                          Must Carry                      December 31, 1999         No
Matrix Saratoga                        Retransmission Consent          December 31, 1999         No
Coastside Fort Ord/Marina              Retransmission Consent          December 31, 1999         No
Coastside Presidio                     Retransmission Consent          December 31, 1999         No
Coast Cable San Jose                   Retransmission Consent          December 31, 1999         No
Weststar Bishop                        Retransmission Consent          December 31, 1999         No
Optel/SanFrancisco                     Retransmission Consent          December 31, 1999         No
Sonic Livingston                       Retransmission Consent          December 31, 1999         No
Sonic Capitola                         Retransmission Consent          December 31, 1999         No
Sonic Watsonville                      Retransmission Consent          December 31, 1999         No
Sonic Parajo Dunes                     Retransmission Consent          December 31, 1999         No
Sonic Santa Cruz County                Retransmission Consent          December 31, 1999         No
Falcon Hollister                       Retransmission Consent          December 31, 1999         No
Falcon Oak Hill                        Retransmission Consent          December 31, 1999         No
Falcon Laguna Seca                     Retransmission Consent          December 31, 1999         No
Falcon Watsonville                     Retransmission Consent          December 31, 1999         No
Falcon Moss Landing                    Retransmission Consent          December 31, 1999         No
Falcon Tierra Grande                   Retransmission Consent          December 31, 1999         No
Falcon Monterey                        Retransmission Consent          December 31, 1999         No
Falcon Castroville                     Retransmission Consent          December 31, 1999         No
Falcon Salinas                         Retransmission Consent          December 31, 1999         No
Falcon Carmel Valley                   Retransmission Consent          December 31, 1999         No
Falcon Aromas                          Retransmission Consent          December 31, 1999         No
Falcon Carmel Highlands                Retransmission Consent          December 31, 1999         No
Falcon Soledad                         Retransmission Consent          December 31, 1999         No
Falcon San Juan Bautista               Retransmission Consent          December 31, 1999         No
Falcon Los Lomas                       Retransmission Consent          December 31, 1999         No
Falcon Hidden Hills                    Retransmission Consent          December 31, 1999         No
Falcon Ridgemark                       Retransmission Consent          December 31, 1999         No

                                                                          Expiration         Consent
Contracting Party                      Description                           Date           Necessary
-----------------                      -----------                           ----           ---------

Falcon La Mesa Village                 Retransmission Consent          December 31, 1999        No
Falcon Conzoles                        Retransmission Consent          December 31, 1999        No
Falcon Gilroy                          Retransmission Consent          December 31, 1999        No
Falcon San Martin                      Retransmission Consent          December 31, 1999        No
Falcon Morgan Hill                     Retransmission Consent          December 31, 1999        No
Falcon Pine Canyon                     Retransmission Consent          December 31, 1999        No
Falcon Greenfield                      Retransmission Consent          December 31, 1999        No
Falcon King City                       Retransmission Consent          December 31, 1999        No

5.  Employment Contracts


                                                                Start and End              Consent to
Employee Name                Job Title                        Dates of Contracts        Assignment Required
-------------                ---------                        ------------------        -------------------

David Belyn                Assignment Editor                1/5/98 through 1/4/2000             No
Beverly Byer               5 pm News Anchor                 5/16/96 through 5/15/98             No
Kate Callaghan             Anchor/Reporter                  2/7/97 through 2/6/99               No
Erin Clark                 Primary Anchor                   2/2/98 through 2/2/2001             No*
Laura Clark                News Director                    5/31/95 through 5/30/98             No
Eric Collins               Anchor Reporter                  9/16/95 through 9/15/98             No
Felix Cortez               Reporter                         5/15/96 through 4/21/98             No
Dan Green                  Primary Anchor                   10/1/97 through 9/30/2000           No
Tom Langford               Reporter                         6/4/97 through 6/3/99               No
Jennifer Lee               News Producer                    7/22/97 through 7/21/99             No
Dennis Lehnen              Primary Sports Anchor            3/5/97 through 3/31/99              No
Libby Lewis                W/E Anchor/Reporter              12/12/97 through 12/11/99           No
Scott Mace                 Weather                          10/15/97 through 10/2/98            No
Cassady McCabe             News Producer                    6/18/97 through 6/22/99             No
Ted W. Price III           Anchor/Reporter                  4/22/96 through 4/21/98             No
Randy Reeves               News Producer                    3/6/97 through 3/9/99               No
Edgard Sandoval            Anchor/Reporter                  12/12/97 through 12/11/2000         No
Aram Sarkissian            News Producer                    11/20/97 through 11/30/98           No
Rick Seeger                News Producer                    9/9/96 through 9/13/98              No
Jim Vanderzwaan            Primary Weather Anchor           3/1/96 through 2/28/99              No
Janelle Wang               Reporter                         3/12/97 through 2/16/99             No


* Draft terms for new main anchor



6.  Collective Bargaining Agreements

None

                                SCHEDULE 2.3.10

                                   VEHICLES


                  MAKE/MODEL                         IDENTIFICATION CODE
                  -----------                        -------------------
                  1995 CHEVY LUMINA                  1GNDU06D5ST102466
                  1994 CHEVY VAN                     1GCGG35K2RF162048
                  1994 TOYOTA 4 RUNNER               JT3VN39W8R0153601
                  1994 FORD ESCORT                   3FARP15J0RR106719
                  1993 FORD VAN                      1FTJS34GXPHA52514 (Live Truck)
                  1993 NISSAN PATHFINDER             JN8HD17S1PW116503
                  1992 FORD AEROSTAR                 1FMCA11U8NZA60592
                  1991 DODGE SPIRIT                  1B3XA46K2LF839792
                  1988 TOYOTA STATION WAGON          JT2AL32W8J0308607
                  1996 LEXUS ES300                   JT8BF12G2T0153506 (Leased)
                  1993 CHEVY S10 BLAZER              1GNDT13WXP2165574
                  1996 TOYOTA RAV4                   JT36P10V5T7005951
                  1980 FORD VAN                      S34ZHJ65732
                  1996 TOYOTA RAV4                   JT3HP10VXT7015993
                  1996 FORD VAN                      1FTJS3461THB43276 (Live Truck)
                  1997 MERCURY TRACER                3MELM15P1VR601971
                  1997 ISUZU RODEO 4WD               452CM58VO43306778
                  1996 TOYOTA RAV4                   JT36TP10VXT7004780
                  1997 TOYOTA RAV4                   JT3HP10V807028034

                                SCHEDULE 2.3.12

                             AUXILIARY FACILITIES



Carmel Valley, CA - translator sight K136S

Fremont Peak - backup tower

Pal Escrito, CA - Microwave relay site

Quimby Road - Microwave relay site

Monterey Street, Gilroy, CA - Gilroy Bureau

Branciforte Plaza, Santa Cruz, CA - Santa Cruz Bureau

Heritage Harbor, Monterey, CA - Monterey Bureau

                                SCHEDULE 2.3.14

                              ACCOUNTS RECEIVABLE



See Attached:**
------------

         Schedule of Receivables at 12/31/97

         Aging of Trade Receivables at 12/31/97

         Bad Debt analysis at 12/31/97








------------------------------------
**  Attachments previously delivered to HAT and not included herein.

                                    KSBW-TV

                              ACCOUNTS RECEIVABLE

                               DECEMBER 31, 1997


            Accounts Receivable - station cash          $2,703,049.67
            Network Receivable                              27,463.00
            Coop Receivable                                 10,000.00
            Employee Receivable                              1,533.00
            Accounts Receivable - other                     28,185.68
            Unbilled revenue                                71,686.10
            Allowance for doubtful accounts               (48,827.12)
                                                        -------------
                                                        $2,793,090.63
                                                        =============

                                SCHEDULE 2.4.13

                               SHARED CONTRACTS



A.C. Nielsen Contract was a SCI Television contract. Nielsen has honored the terms of the agreement through the various owners since SCI ownership was sold.

The Associated Press Agreements are STC contracts. Our rates reflect reduced amounts due to ownership of multiple stations using AP. These same discounts are available to Hearst-Argyle Stations, Inc.

See Schedule 2.4.16.

                                SCHEDULE 2.4.14

                                LABOR CONTRACTS



                                     NONE

                                SCHEDULE 2.4.15

                           EXCLUDED ASSETS/CONTRACTS




                                     NONE

                                SCHEDULE 2.4.16

                            AFFILIATED TRANSACTIONS


1.  Employee Benefit Program
    ---------------------------

KSBW has elected to be a participating affiliate in certain Sunrise Television Corp employee benefits programs. KSBW is charged the same amount as any participating affiliate and contributes to the costs of audits on the 401(k) Plan and Benefit Trust. Sunrise Television Corp. or its employees do not receive any compensation from any participating affiliate for services rendered. As long as a participating affiliate elects to participate in the Great West Health, Life and/or Dental Plan, the administrative costs normally charged by Great West Life Assurance to the 401(k) plan is waived.

2.  General Insurance
    ------------------

Station has elected to participate in the Hicks, Muse, Tate & Furst insurance program. Station is billed actual premium costs incurred. Hicks, Muse, Tate & Furst and its employees receive no compensation for providing this service.

3.  Allocation of V.P. News Salary
    -------------------------------

KSBW-TV has agreed as long as Ms. Holly Stewart is employed by WROC-TV to contribute $7,500 annually towards her total compensation. Ms. Stewart provides news consulting services to KSBW. Any travel costs of Ms. Stewart to KSBW are paid by KSBW.

                                 SCHEDULE 3.4

                                   CONSENTS



1.    See Schedule 2.3.5

2.    See Schedule 2.3.6

3.    See Schedule 2.3.8

4.    See Schedule 2.3.9

                                 SCHEDULE 3.5

                             FINANCIAL STATEMENTS



       .   Summary and detailed balance sheet as of December 31, 1997

       . Summary and detailed statement of operations for the 10 months ended December 31, 1997.

       .   Summary and detailed balance sheet as of February 28, 1997.

       . Summary and detailed statement of operations for the two months ended February 28, 1997.

       .   Summary and detailed balance sheet as of December 31, 1996.

       . Summary and detailed statement of operations for the period 1/3/96 to 12/31/96.

                                 SCHEDULE 3.6

                     ABSENCE OF CERTAIN CHANGES OR EVENTS



If not offered employment by Hearst-Argyle Stations, Inc. at closing, STC Broadcasting, Inc. has agreed with Robert Rice, general manager of KSBW-TV, that they will pay him one year severance.

                                 SCHEDULE 3.7

                                  LITIGATION



Phillip Passafuime of Dawson, Passafuime and Bowden, a law corporation, sent a letter to Robert Rice on December 22, 1997, indicating that he represented Ms. Karen Rostodha, a former employee of the station. The letter indicated that Ms. Rostodha had not been paid for all of her overtime, a minimum of 320 hours and for wrongful termination. On January 2, 1998, our attorney, Benjamin Ferrara responded indicating that she did not have a contract, that the station had paid all overtime and that she was terminated because her performance was not at acceptable levels. In our letter of January 2, 1998, we requested additional information related to her alleged claims. See attached letters.

[LETTERHEAD OF FERRARA, FIORENZA, LARRISON, BARRETT & REITZ, P.C. APPEARS HERE]



                                January 2, 1998


Via facsimile at (408) 438-2812
and U.S. Mail

Phillip A. Passafuime, Esq.
Dawson, Passafuime & Bowden
4665 Scotts Valley Drive
Scotts Valley, CA 95066-4291

     Re:  Karen Rostodha and KSBW-TV

Dear Mr. Passafuime:

     This office represents the STC Corporation, owner and operator of KSBW-TV and the undersigned provides assistance to it in connection with certain personnel and labor relations matters. Robert Rice, President and General Manager of KSBW, has forwarded a copy of your letter dated December 22, 1997, regarding the above matter to my attention for review and response.

     We have consulted with our clients concerning the claims made in your letter. Our clients advise that Ms. Rostodha was not serving under any contract of employment. They further advise that Ms. Rostodha was terminated when it was determined that she was not performing at acceptable levels and further, after she was given opportunities to improve her performance.

     At the time of her termination, Ms. Rostodha was given the opportunity to resign with a severance package, and chose not to do so.


     .   Regarding Overtime Claims
         -------------------------

     According to our clients, Ms. Rostodha was paid all sums due her at the time of termination. She was asked to provide the Station with any claims she may have made for any such work for which she was not compensated. She did so and the Station paid her accordingly. The Station is at a loss as to her new claim of "320 hours" overtime. If you would provide me with documentation (particularization as to date, time and services

Mr. Passafuime
January 2, 1998
Page 2



     allegedly performed by Ms. Rostodha while in the employ of KSBW) that covers such claims, I will review same with my clients.


     .  Regarding Refusal to Pay Overtime When Requested
        ------------------------------------------------

     My client is unable to identify any instances when Ms. Rostodha allegedly requested overtime compensation and was improperly refused same. If you will provide me with particularization concerning this claim(s), I will be happy to review it with my clients.


     .  Regarding Termination
        ---------------------

     The Station feels it acted properly with respect to Ms. Rostodha's termination. Therefore, we are at a loss to understand your claim that she was "wrongfully terminated." Please provide me with the factual and legal basis for such a claim and I will review same with my client.

     Under the condition stated in your letter to Mr. Rice, please treat this correspondence as a rejection of your demands. However, I will be happy to further discuss this matter, if you choose to supply the information referred to above.

     Thank you.

                               Very truly yours,

               Ferrara, Florenza, Larrison, Barrett & Reitz, P.C.

                           /s/ Benjamin J. Ferrara

                               Benjamin J. Ferrara

BJF/cmb

cc:  Robert Rice, President and General Manager, KSBW
     David Fitz, Executive Vice President and Chief Financial Officer, STC

           [LETTERHEAD OF DAWSON, PASSAFUIME & BOWDEN APPEARS HERE]


                               December 22, 1997


Bob Rice
KSBW
238 John St.
Sallnas, CA 93901

    Re:  Karen Rostodha

Dear Mr. Rice,

    Please be advised that this law firm represents Ms. Karen Rostodha with reference to her employment with Channel 8 News. She was recently terminated from her employment and was Issued a check which did not compensate her for overtime hours worked over the period of time she was employed by the station.

    I have reviewed Ms. Rostodha's records, including her calendar and other logs. She can easily demonstrate by way of clear time records that she worked a minimum of 320 hours of overtime for which she was not compensated. She is clearly a non-exempt employee and is entitled to be compensated at the rate of time-and-a-half the normal rate of pay. Your handbook, provided for informational purposes to employees, specifies overtime pay for non-exempt employees. In addition, Ms. Rostodha has been treated as a non-exempt employee in the past by KSBW, and meets the criteria as specified by the Court. (See Nordquist v McGraw (1995) 32 Cal.App.4th 555.). In addition, Ms. Rostodha is
------------------
entitled to reasonable attorneys fees in collecting her unpaid overtime.

     When our client was hired at KSBW, she was assured that she would be given one of the anchor jobs. In reliance upon those assurances, she moved from Houston to take the job at KSBW. Over the next two years, she was passed over several times for open anchor positions. When she did fill-in, she was commended for doing a good job, and was asked to "fill-in" again, but with no overtime pay. She was refused overtime pay when she requested it, and was finally terminated after "sufficient review and investigation."

     Please consider this letter our demand for payment for overtime for 320 hours at time and one-half for a total of $6,678.00, as well as $1,500.00 for interest and attorneys fees. Further demand is made in the sum of $28,000 for the wrongful termination of Ms. Rostodha. This demand shall remain open for 10 days from the date of this letter, and if not fully accepted shall be deemed rejected.

     Please contact me if you would like to discuss this matter further.


                                  Very truly yours,

                                  /s/ Phillip A. Passafuime

                                      PHILLIP A. PASSAFUIME

PAP/wjc

cc: client

                                 SCHEDULE 3.8

                            ENCUMBRANCES ON ASSETS



Permitted Encumbrances
----------------------

1.  See Schedule 3.4

2.  See Schedule 3.10

                                 SCHEDULE 3.9

                                  FCC MATTERS



         Thomas O. Hicks, the ultimate controlling partner of STC Broadcasting and STC License Company, and certain of his associates, have attributable interests in the following stations that implicate the FCC's ownership restrictions:

         WYGY-FM, Hamilton, OH -- WDTN-TV's Grade A signal encompasses all of Hamilton thereby requiring a one-to-a market waiver of (S)73.3555(c) of the FCC's Rules.

         WISH-TV, Indianapolis, IN -- There is Grade B overlap between this station and WDTN-TV, but no Grade A overlap. Assuming completion of the LIN Television Corp. transfer of control that is presently pending, a waiver of (S)73.3555(b) (the duopoly rule) will be required. A temporary waiver conditioned on the outcome of the pending rulemaking will be requested.

         WING-FM, Springfield, OH -- An application presently is pending to assign the license of this station to parties unaffiliated with Mr. Hicks.

         WEZF-FM, Burlington, VT -- A temporary waiver of the one-to-a-market rule will be requested for the brief period of time that STC License Company may control WNNE-TV and WPTZ-TV.

         With respect to WNAC-TV, Mr. Hicks and certain of his associates have attributable interest in three radio stations serving Providence, RI; however, the proposed assignee of the license for WNAC-TV (Smith Acquisition License Company) and its attributable parties do not have attributable interest in any media in the Providence, RI area.

         Mount Mansfield Television, Inc., the license of WCAX-TV, Burlington, VT, has filed various petitions and objections with the FCC relating to the overlap of Grade B signals between WNNE-TV and WPTZ-TV and the affiliated LMA with WFFF-TV. See, e.g., Memorandum Opinion and Order, FCC-98-6 (January 23,
1998). It is possible WCAX-TV will oppose the acquisition and/or sale of WNNE-TV and WPTZ-TV by STC License Company. While the FCC has granted a permanent waiver of Section 73.3555(b) with respect to the overlap of WNNE-TV's and WPTZ-TV's Grade B contours, this is not yet a final order, and a continuation of this waiver will be necessary to complete the acquisition by HAT.

                                 SCHEDULE 3.10

                         PROPERTY DOCUMENTS DELIVERED



Survey of Properties
--------------------

         Studio on John Street, Salinas, CA
         Summit Road
         Fremont Peak

Grant Deeds
-----------

         Studio on John Street, Salinas, CA
         Summit Road - Transmitter
         Fremont Peak

Title Policy
------------

         Studio on John Street, Salinas, CA
         Summit Road - Transmitter
         Fremont Peak

                                 SCHEDULE 3.10

             ENCUMBRANCES ON REAL PROPERTY AND LEASEHOLD INTEREST

Studio Site and Fremont Peak
----------------------------

1. The lien of supplemental taxes, if any, assessed pursuant to Chapter 498 Statutes of 1983, of the State of California, arising by reason of a change in ownership or the completion of new construction; a lien not yet due and payable.

2. Assessment For Water usage by the Monterey Regional Water Pollution Control Agency; a lien not yet due and payable. Affects Parcel I.

3. A non-exclusive easement for the purpose shown below and rights incidental thereto as set forth in a document

Granted To:      The Pacific Telephone and Telegraph Company
Purpose:         Electric Utility Line
Recorded:        6/14/49 in Volume 1144 of Official Records, at Page 421

4. The fact that said land is included within a project area of the Redevelopment Agency shown below, and that proceedings for the Redevelopment of said project have been instituted under the Redevelopment Law (such redevelopment to proceed only after the adoption of the Redevelopment Plan) as disclosed by a document.

Agency:          Salinas Urban Renewal Agency, City of Salinas
Recorded:        7/26/74 in Reel 926 of Official Records at Page 695
Affects:         Parcel I

Amended Redevelopment Plan

Recorded:        January 28, 1995 in Reel 3193 of Official Records, at Page 584

5. A non-exclusive easement for the purpose shown below and rights incidental thereto as set forth in a document.

Granted To:      Pacific Gas and Electric Company and the Pacific Telephone and
                 Telegraph Company
Purpose:         Electric Utility Facilities
Recorded:        6/15/81 in Reel 1487 of Official Records, at Page 782
Affects:         Portions of Parcel II

6. A non-exclusive easement for the purpose shown below and rights incidental thereto as set forth in a final Order of Condemnation and as shown on that certain survey made by Monterey County Surveyors, Inc. dated 11/28/1995, Job #18342 and last revised 1/10/1996.

Granted To:      Pacific Gas and Electric Company
Purpose:         Electric Transmission Line
Recorded:        7/6/50 in Volume 1228 of Official Records, at Page 523 and
                 1/27/58 in Reel 1844 of Official Records at Page 324.
Affects:         A Portion of Parcel II

7. A non-exclusive easement for the purpose shown below and rights incidental thereto as set forth in a document and as shown on that certain survey made by Monterey County Surveyors, Inc. dated 11/28/96, Job #18324 and last revised 1/10/96.

Granted To:      Pacific Bell
Purpose:         Underground Telecommunications Facilities
Recorded:        7/29/85 in Reel 1862 of Official Records, at Page 266
Affects:         The Southwesterly 6 feet of the Southeasterly 34 feet of
                 Parcel II

8. Any rights, interests, or claims which may exist or arise by reason of the following facts shown on a survey plat made for Smith Television of Salinas-Monterey, L.P., dated 11/28/95, Job #18324 and last revised 1/10/96, prepared by Monterey County Surveyors, Inc.:

(A) The fact that a KSBW sign encroaches along a portion of the Westerly boundary over the public way.

(B) The fact that the metal facade of the studio building encroaches over the lot line on the Northwest corner of the studio site and over a portion of the Northerly boundary of the lot running along John Street onto the public way.

AS TO PARCEL II:

(A) The fact that overhead electric lines encroach over portions of the Northeasterly and Southerly boundary lines of said lot.

(B) The fact that guy with 8' high C/L fence encroaches along the Southerly boundary partially on said land and partially on said adjoining land.

(C) The fact that a steel T.V. tower with a 8' high C/L fence encroaches in the Southwesterly boundary.

(D) The fact that an 8' high C/L fence encroaches along the Southwesterly boundary partially on said land and partially on adjoining land.

(E) The fact that a guy encroaches along a portion of the Southerly boundary.

9.  Covenants and conditions contained in Permit Approval Notice

Executed by:     KSBW, Inc.
And Between:     Monterey County
Recorded:        5/25/93 in Reel 2947 of Official Records, at Page 1018
Affects:         Parcel II

and as Amended by an Indemnification Agreement recorded October 4, 1993, in Reel 3004 of Official Records at Page 812.

10. Rights of tenant as tenant only under an unrecorded lease with certain terms, covenants, conditions and provisions set forth therein.

Lessor:          KSBW, Inc.
Lessee:          Nextel of California
Disclosed By:    Memorandum of Lease
Recorded:        1/4/94 in Reel 3048 of Official Records, at Page 1017
Affects:         a portion of Parcel II

The present ownership of the leasehold created by the above Lease and other matter affecting the interest of the Lessee are not shown herein.

11. Right of access to Parcel II. Access to the land is possible solely pursuant to the terms, conditions, and limitations of a Permit for Right of Way from the State of California acting through the Department of Parks and Recreation and E.P. Communications, Inc. dated November 15, 1994.

12. Defects, liens, encumbrances, adverse claims affecting the road that is the subject of the Permit for the Right of Way from the State of California acting through the Department of Parks and Recreation and E.P.
Communications, Inc. dated November 15, 1994.

13. See Schedule 2.1.8, Section 3, Lease Agreements Where Station is Lessor.

Transmitter Site - Summit Road
------------------------------

As to property within Santa Cruz County (Parcel Four):
------------------------------------------------------

14. The lien of supplemental taxes, if any, assessed pursuant to the provisions of Section 75, et. seq. of the Revenue and Taxation Code of the State of California, arising by reason of a change in ownership or the completion of new construction; a lien not yet due and payable.

15. The right of the public to use as a roadway so much of the herein described premises lying within the bounds of Summit Road (Mt. Madonna Road).

As to property within Santa Clara County (Parcels One, Two and Three):
----------------------------------------------------------------------

16. The lien of supplemental taxes, if any, assessed pursuant to the provisions of Section 75, et. seq. of the Revenue and Taxation Code of the State of California, arising by reason of a change in ownership or the completion of new construction; a lien not yet due and payable.

17. An easement for the purpose shown below and rights incidental thereto as set forth in document:

Granted To:      County of Santa Clara, et al
Purpose:         public street and road purposes and utilities
Recorded:        April 18, 1984 in Book I 470 page 364, Official Records
Affects:         portions of said land lying within Mt. Madonna Road (Summit
                 Road)

and as shown on Survey made by Garcia and Henry, Inc., dated 12/86; 5/94 and 10/31/95, and last revised 1/18/96 (Job #86218 & 94022).

18. An easement for the purpose shown below and rights incidental thereto as set forth in the document:

Granted To:      Pacific Gas and Electric Company, a California
Purpose:         corporation construct, install, inspect, maintain,
Recorded:        replace, remove and use facilities
Affects:         July 5, 1984 in Book I 695 page 354, Official Records as second party deems necessary located within the portion of Summit Road as shown upon the Record of Survey Map filed for record in Book
                 495 of Maps at Page 11, Santa Clara County Records, lying within said lands.

and as shown on Survey made by Garcia and Henry, Inc., dated 12/86; 5/94 and 10/31/95, and last revised 1/18/96 (Job #86218 & 94022).

19. See Schedule 2.1.8, Section 3, Lease Agreements Where Station is Lessor.

General
-------

20. Real estate taxes not yet due and payable or the validity of which is being contested in good faith.

21. Laws and governmental regulations that affect the use and maintenance of such real property.

22. Mechanics', carriers', workers', repairmens', and other similar liens not more than ninety (90) days old arising or incurred in the ordinary course of business. There has been no work done within the past ninety (90) days that would arise in any such liens.

23. Rights or claims of parties in possession not shown by the public records as parties in possession as tenant only.

                                 SCHEDULE 3.14

                            EMPLOYEE BENEFIT PLANS


STC Broadcasting, Inc. is a participating affiliate in the following Sunrise Television Corp. Benefit Plans.

1.  Sunrise Television Corp. Employee Benefit Trust.

          Covering the following:
             . Life Insurance
             . Accidental Death, Dismemberment + Loss of Sight Insurance . Hospital
             . Medical Benefits Dental Care Benefits
             . Prescription and Mail Order Drug Benefit
             . Vision
             . Flexible Benefit Account - Dependent Premium only.
             . Long term care *, **

          Determination letter sought, received and valid on tax exempt status of Trust.

          STC Broadcasting, Inc. will owe the following for each employee and separate dependent unit withdrawn from the Sunrise Health Plan, which will be satisfied on or before the closing:

                           Employee                  $   405.55
                                                     ==========

                           Dependent Coverage
                           Additional Amount         $ 1,086.23
                                                     ==========

          These payments are to cover incurred but unreported claims as of closing.

2.  Sunrise Television Corp. + Affiliates 401(k) Plan ***,****

3.  Sunrise Television Corp. + Affiliates Long and Short-Term Disability Plan
    *,**

4.  Sunrise Television Corp. + Affiliates Travel - Accident Insurance Plan *, **

                    *      No determination letter sought on plan.
                    **     Completely funded by purchase of insurance contracts.
                    ***    Prototype plan of Dun & Bradstreet. Dun & Bradstreet
                           has received favorable determination letter on prototype plan. Sunrise Television Corp has requested and received a favorable determination letter from the IRS.

                    **** The matching contribution component of the 401(k) Plan for employees is presently 100% on the first 3% of salary contributed. An additional discretionary matching contribution is possible.

                    Participation in each of the foregoing plans will terminate at closing.

5.  Additional Items

         a. See Seller's Employee Handbooks which are incorporated herein by reference.

         b. See Schedule 2.3.9 regarding employment agreements which may provide for additional benefits.

6.  Cost of Benefit Programs

             . Health, Life and Dental
               . $210 for employee
               . $465 for family

             . Life Insurance
               . $.23 per $1,000 for Life
               . $.04 per $1,000 for AD & D

             . Disability
               . $.32 per $100 of covered compensation
               . $.29 per $100 of covered compensation

             . Long Term Care
               . See schedule attached

--------------------------------------------------------------------------------
[LOGO OF UNUM                             RATE SHEET
LONG TERM CARE
APPEARS HERE]                   SUNRISE TELEVISION CORPORATION
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
BASE PLAN
---------
Facility Monthly Benefit     $2,000
House Monthly Benefit        $1,000
Facility Benefit Duration    3 Years
House Benefit                50%
Lifetime Maximum             $72,000
Elimination Period           90 DAY
Home Care Level              TOTAL

--------------------------------------------------------------------------------
             This rate sheet shows the cost per $2,000 of coverage
--------------------------------------------------------------------------------
Your insurance age:  Your age as of the effective date of coverage.
--------------------------------------------------------------------------------

Select age, plan and transfer premium cost to your Benefit Election Form.

--------------------------------------------------------------------------------
                                 Monthly Rates
--------------------------------------------------------------------------------

       AGE              BASE PLAN             AGE               BASE PLAN
--------------------------------------------------------------------------------
     18-30                  7.00               60                  38.20
        31                  7.40               61                  41.20
        32                  7.60               62                  44.60
        33                  7.80               63                  48.20
        34                  8.20               64                  52.00
        35                  8.60               65                  58.00
        36                  9.00               66                  62.60
        37                  9.40               67                  67.80
        38                  9.80               68                  73.60
        39                 10.40               69                  79.60
        40                 11.00               70                  86.40
        41                 11.40               71                  97.60
        42                 12.00               72                 109.00
        43                 12.80               73                 120.40
        44                 13.40               74                 131.80
        45                 14.20               75                 143.20
        46                 15.00               76                 155.50
        47                 16.00               77                 169.60
        48                 17.00               78                 185.20
        49                 17.80               79                 201.60
        50                 19.00               80                 219.40
        51                 20.20               81                 230.00
        52                 21.60               82                 260.00
        53                 22.80               83                 283.80
        54                 24.40               84                 307.80
        55                 25.80
        56                 28.00
        57                 30.40
        58                 32.60
        59                 35.40

                RUN DATE:  07/01/97    Employer Funded: MUBUYUP
--------------------------------------------------------------------------------

                                 SCHEDULE 3.15

                                LABOR RELATIONS



 .    See attached list of employees as of December 31, 1997.

 .    See schedule 3.14 for details on benefits and employee personnel policies

 .    See Schedule 2.3.9 for employee personal service contracts.

 .    There are no collective bargaining agreements at KSBW-TV.

 .    See Schedule 3.7 for potential claim on overtime by former employee.

 . If not offered employment by Hearst Argyle Stations, Inc. at closing, STC Broadcasting, Inc. has agreed with Robert Rice, general manager of KSBW-TV, that they will pay him one year severance.

                      All Current KSBW Employees by Dept.
                      -----------------------------------

------------------------------------------------------------------------------------------------------------------------------
      Last Name            First Name            Ann. Salary           Job Title                        Ee Status
------------------------------------------------------------------------------------------------------------------------------
==============================================================================================================================
Engineering:            Fulltime: 13, Openings: 0
------------            -------------------------
==============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
Camacho                 Jose                           $37,500  Master Control Supervisor           Fulltime/Perm
------------------------------------------------------------------------------------------------------------------------------
Dahle                   Randy                          $40,000  TV Maintenance Engineer             Fulltime/Perm
------------------------------------------------------------------------------------------------------------------------------
Fazekas                 Gary                           $26,392  Master Control Operator             Fulltime/Perm
------------------------------------------------------------------------------------------------------------------------------
Garden                  Frank                          $34,049  TV Maintenance Engineer             Fulltime/Perm
------------------------------------------------------------------------------------------------------------------------------
Green                   Theresa                        $29,282  Master Control Operator             Fulltime/Perm
------------------------------------------------------------------------------------------------------------------------------
Jagoda                  Stuart                         $62,500  Chief Engineer                      Fulltime/Perm
------------------------------------------------------------------------------------------------------------------------------
Jonasson                Bob                            $35,218  Master Control Operator             Fulltime/Perm
------------------------------------------------------------------------------------------------------------------------------
Koskinen                Stanley                        $35,219  Master Control Operator             Fulltime/Perm
------------------------------------------------------------------------------------------------------------------------------
Mincey                  Gil                            $19,760  Master Control Operator             Fulltime/Perm
------------------------------------------------------------------------------------------------------------------------------
Sainz                   David                          $21,367  Building Maintenance                Fulltime/Perm
------------------------------------------------------------------------------------------------------------------------------
Salas                   Arnold                         $31,357  Master Control Operator             Fulltime/Perm
------------------------------------------------------------------------------------------------------------------------------
Scott                   Bob                            $19,760  Master Control Operator             Fulltime/Perm
------------------------------------------------------------------------------------------------------------------------------
Snow                    Calvin                         $35,360  TV Maintenance Engineer             Fulltime/Perm
------------------------------------------------------------------------------------------------------------------------------
Totals:                                               $427,764
------------------------------------------------------------------------------------------------------------------------------

==============================================================================================================================
Programming:            Fulltime: 1, Openings: 0
------------            ------------------------
==============================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
AlkassAdeh              Helbard                        $22,000  Programming Coordinator             Fulltime/Perm
------------------------------------------------------------------------------------------------------------------------------
Totals:                                                $22,000
------------------------------------------------------------------------------------------------------------------------------

==============================================================================================================================
News:                   Fulltime: 36, Openings: 1               Parttime: 2, Openings: 0
-----                   -------------------------               ------------------------
==============================================================================================================================
OPEN POSITION                                                   Reporter                            Fulltime/Perm
------------------------------------------------------------------------------------------------------------------------------
Alvarez                 Paul                           $23,920  Photographer                        Fulltime/Perm
------------------------------------------------------------------------------------------------------------------------------
Barnwell                Richard                        $17,944  New Operation Coordinator           Fulltime/30+hours
------------------------------------------------------------------------------------------------------------------------------
Balyn                   David                          $33,000  Assignment Editor                   Fulltime/Perm
------------------------------------------------------------------------------------------------------------------------------
Benitez                 Rapheal                        $21,632  Photographer                        Fulltime/Perm
------------------------------------------------------------------------------------------------------------------------------
Bohn                    Veryl                          $22,495  Photographer                        Fulltime/Perm
------------------------------------------------------------------------------------------------------------------------------
Byer                    Beverly                        $30,800  5 pm Anchor                         Fulltime/Contract
------------------------------------------------------------------------------------------------------------------------------
Callaghan               Kate                           $27,000  Sunrise/Midday Anchor               Fulltime/Perm
------------------------------------------------------------------------------------------------------------------------------
Clark                   Laura                          $70,035  News Director                       Fulltime/Perm
------------------------------------------------------------------------------------------------------------------------------
Cortez                  Felix                          $26,500  Reporter                            Fulltime/Perm
------------------------------------------------------------------------------------------------------------------------------
Crisan                  Laurel                         $13,260  Associate Producer                  Fulltime/30+hours
------------------------------------------------------------------------------------------------------------------------------
Evans                   Andrew                         $25,750  Weekend & Fill-in Sports            Fulltime/Perm
------------------------------------------------------------------------------------------------------------------------------
Garrott                 Vance                          $22,048  Photographer                        Fulltime/Perm
------------------------------------------------------------------------------------------------------------------------------

                      All Current KSBW Employees by Dept.
                      -----------------------------------

---------------------------------------------------------------------------------------------------
Gomez           Phil            $28,000         Santa Cruz Bureau Reporter      Fulltime/Perm
---------------------------------------------------------------------------------------------------
Green           Dan             $85,000         5, 6, 11pm Anchor               Fulltime/Perm
---------------------------------------------------------------------------------------------------
Haubert         Chris           $38,000         Executive Producer              Fulltime/Perm
---------------------------------------------------------------------------------------------------
Kershner        Dan             $23,150         Photographer                    Fulltime/Perm
---------------------------------------------------------------------------------------------------
Kim             Darryl          $21,632         Photographer                    Fulltime/Perm
---------------------------------------------------------------------------------------------------
Langford        Tom             $24,500         Reporter                        Fulltime/Perm
---------------------------------------------------------------------------------------------------
Laurent         Adrienne        $31,500         11 pm Anchor                    Fulltime/Contract
---------------------------------------------------------------------------------------------------
Lee             Jen             $25,500         11 pm Producer                  Fulltime/Perm
---------------------------------------------------------------------------------------------------
Lehnen          Dennis          $50,250         Primary Sports Anchor           Fulltime/Perm
---------------------------------------------------------------------------------------------------
Lewis           Libby           $32,500         Weekend Anchor                  Fulltime/Perm
---------------------------------------------------------------------------------------------------
Mace            Scott           $30,000         Sunrise/Midday WX               Fulltime/Perm
---------------------------------------------------------------------------------------------------
Mills           Steve           $28,208         Photographer                    Fulltime/Perm
---------------------------------------------------------------------------------------------------
Moren           Chris            $7,600         Weekend Weather Anchor          Parttime/Perm
---------------------------------------------------------------------------------------------------
Panalloni       Charlotte       $18,720         Associate Producer              Fulltime/Perm
---------------------------------------------------------------------------------------------------
Price           Ted             $27,500         Ag/Sunrise/Midday Anchor        Fulltime/Perm
---------------------------------------------------------------------------------------------------
Reeves          Randy           $27,000         6 pm Producer                   Fulltime/Perm
---------------------------------------------------------------------------------------------------
Sandoval        Edgar           $30,000         Weekend Anchor                  Fulltime/Perm
---------------------------------------------------------------------------------------------------
Sarkissian      Aram            $24,500         Sunrise Producer                Fulltime/Perm
---------------------------------------------------------------------------------------------------
Seeger          Rick            $27,000         Associate Producer              Fulltime/Perm
---------------------------------------------------------------------------------------------------
Smith           Geoff           $16,380         Fill-In Sports Anchor           Fulltime/30+hrs
---------------------------------------------------------------------------------------------------
Teran           Edgar           $21,736         Photographer                    Fulltime/Perm
---------------------------------------------------------------------------------------------------
Thompson        Dan             $22,880         Photographer                    Fulltime/Perm
---------------------------------------------------------------------------------------------------
Van Aken        Brian            $7,600         Weekend Weather Anchor          Parttime/Perm
---------------------------------------------------------------------------------------------------
Vanderzwaan     Jim             $76,000         Primary WX Anchor               Fulltime/Perm
---------------------------------------------------------------------------------------------------
Velasco-Evers   Cassady         $28,000         5 pm Producer                   Fulltime/Perm
---------------------------------------------------------------------------------------------------
Wang            Janelle         $27,000         Gilroy Bureau Reporter          Fulltime/Perm
---------------------------------------------------------------------------------------------------
Totals:                      $1,112,540
---------------------------------------------------------------------------------------------------

===================================================================================================
Operations:     Fulltime: 18, Openings:0        Parttime: 5, Openings: 1
===================================================================================================

---------------------------------------------------------------------------------------------------
OPEN POSITION                                   Operations Assistant            *Parttime/Temp
---------------------------------------------------------------------------------------------------
Belicha         Reina           $20,800         Operations Coordinator          Fulltime/Perm
---------------------------------------------------------------------------------------------------
Bennett         Ray             $45,000         MIS &                           Fulltime/Perm
---------------------------------------------------------------------------------------------------
Carpenter       Chris           $40,000         Operations Manager              Fulltime/Perm
---------------------------------------------------------------------------------------------------
Chavez          Robert          $30,000         Graphic Artist                  Fulltime/Perm
---------------------------------------------------------------------------------------------------
Cleaveland      Ray             $39,400         Creative Services Producer/Dir  Fulltime/Perm
---------------------------------------------------------------------------------------------------
DiVackey        Ken             $15,600         Operations Assistant            Fulltime/Perm
---------------------------------------------------------------------------------------------------
Gomez           Tito            $15,600         Operations Assistant            Fulltime/Perm
---------------------------------------------------------------------------------------------------
Govea           Britt           $29,994         Creative Services Producer/Dir  Fulltime/Perm
---------------------------------------------------------------------------------------------------

                      All Current KSBW Employees by Dept.
                      -----------------------------------

-------------------------------------------------------------------------------------------------------------------
Hendricks               Ron                     $15,600         Operations Assistant          Fulltime/Perm
-------------------------------------------------------------------------------------------------------------------
Jamieson                Rebecca                  $8,970         Operations Assistant          *Parttime/Perm
-------------------------------------------------------------------------------------------------------------------
Jones                   Andrew                   $5,850         Operations Assistant          *Parttime/Temp
-------------------------------------------------------------------------------------------------------------------
Mayes                   Doug                    $27,583         Newscast Director             Fulltime/Perm
-------------------------------------------------------------------------------------------------------------------
McKenna                 Graham                  $21,840         Newscast Director             Fulltime/Perm
-------------------------------------------------------------------------------------------------------------------
Mora                    David                   $15,600         Operations Assistant          Fulltime/Perm
-------------------------------------------------------------------------------------------------------------------
Morphy                  Oshen                    $2,080         Operations Videographer       Fulltime/Perm
-------------------------------------------------------------------------------------------------------------------
Nisley-Martinez         Rachel                  $29,120         Assistant Operations Manager  Fulltime/Perm
-------------------------------------------------------------------------------------------------------------------
Parga                   Angela                  $19,760         Operations Assistant          Fulltime/Perm
-------------------------------------------------------------------------------------------------------------------
Petree                  Vickie                  $11,700         Operations Assistant          *Parttime/Temp
-------------------------------------------------------------------------------------------------------------------
Schiro                  Dean                    $21,840         Newcast Director              Fulltime/Perm
-------------------------------------------------------------------------------------------------------------------
Simmons                 Tadhg                   $15,600         Operations Assistant          Fulltime/Perm
-------------------------------------------------------------------------------------------------------------------
Smith                   Steve                    $7,800         Operations Assistant          *Partime/Temp
-------------------------------------------------------------------------------------------------------------------
Townsend                Jet                     $21,840         Newscast Director             Fulltime/Perm
-------------------------------------------------------------------------------------------------------------------
Turner                  Mitch                    $9,750         Operations Assistant          *Parttime/Temp
-------------------------------------------------------------------------------------------------------------------
Totals:                                        $471,327
-------------------------------------------------------------------------------------------------------------------

===================================================================================================================
Sales:                  Fulltime: 11   Openings: 1
------                  --------------------------
===================================================================================================================
-------------------------------------------------------------------------------------------------------------------
OPEN POSITION           **(Will Be Commission Only)             Media Consultant              Fulltime/Perm
-------------------------------------------------------------------------------------------------------------------
Clifton                 Kelli           (2)     $36,397         Sales Promotion               Fulltime/Perm
-------------------------------------------------------------------------------------------------------------------
Fratzke                 Nicole          (1)     $35,557         Media Consultant              Fulltime/Perm
-------------------------------------------------------------------------------------------------------------------
Hillan                  Wendy           (2)    $100,837         Sales Manager                 Fulltime/Perm
-------------------------------------------------------------------------------------------------------------------
Klayman                 Jeff            (2)     $77,162         National Sales Manager        Fulltime/Perm
-------------------------------------------------------------------------------------------------------------------
Lazaro                  Helen                   $20,800         Sales Assistant               Fulltime/Perm
-------------------------------------------------------------------------------------------------------------------
Moran (Balertrieri)     Cassandra       (1)     $56,182         Media Consultant              Fulltime/Perm
-------------------------------------------------------------------------------------------------------------------
Oates                   Judy            (1)     $42,463         Media Consultant              Fulltime/Perm
-------------------------------------------------------------------------------------------------------------------
Schreck                 Diane           (2)     $83,696         Regional Sales Manager        Fulltime/Perm
-------------------------------------------------------------------------------------------------------------------
Subbotin                Sally           (1)     $64,484         Media Consultant              Fulltime/Perm
-------------------------------------------------------------------------------------------------------------------
Tervooren               Barbara         (1)     $67,480         Media Consultant              Fulltime/Perm
-------------------------------------------------------------------------------------------------------------------
Thomas                  Amanda          (2)     $34,127         Sales Events                  Fulltime/Perm
-------------------------------------------------------------------------------------------------------------------
Totals:                                        $619,185
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
(1): Paid By Commission, Used 1998 Budget
-------------------------------------------------------------------------------------------------------------------
(2): Includes Salary plus 1998 Budgeted Commissions.
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
===================================================================================================================
Traffic:                Fulltime:  3   Openings:  0
--------                ------------   ------------
-------------------------------------------------------------------------------------------------------------------

                                     All Current KSBW Employees by Dept.
                                     -----------------------------------
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
L'Hommedieu                 Phrona                      $27,429  Traffic                       Fulltime/Perm
--------------------------------------------------------------------------------------------------------------
Pendergrass                 Pam                         $41,862  Traffic Manager               Fulltime/Perm
--------------------------------------------------------------------------------------------------------------
Tilmon                      Marian                      $22,187  Traffic                       Fulltime/Perm
--------------------------------------------------------------------------------------------------------------
Totals:                                                 $91,478
--------------------------------------------------------------------------------------------------------------

==============================================================================================================
Promotions:                 Fulltime: 1 Openings: 0
==============================================================================================================

--------------------------------------------------------------------------------------------------------------
Frederick                   Charles                     $29,000  Promotions Producer           Fulltime/Perm
--------------------------------------------------------------------------------------------------------------
Totals:                                                 $29,000
--------------------------------------------------------------------------------------------------------------

==============================================================================================================
General & Administrative:   Fulltime: 7 Openings: 0
==============================================================================================================

--------------------------------------------------------------------------------------------------------------
Holmes                      Elaine                      $19,282  Receptionist                  Fulltime/Perm
--------------------------------------------------------------------------------------------------------------
Kiser                       Shannon                     $26,000  Human Resources & Executive   Fulltime/Perm
--------------------------------------------------------------------------------------------------------------
Martin-Fong                 Joyce                       $31,929  Accounts Payable & Payroll    Fulltime/Perm
--------------------------------------------------------------------------------------------------------------
Penera                      Tessie                      $26,500  Accounts Receivables          Fulltime/Perm
--------------------------------------------------------------------------------------------------------------
Pires                       Carol                       $62,000  Business Manager              Fulltime/Perm
--------------------------------------------------------------------------------------------------------------
Rice                        Bob                        $176,402  General Manager               Fulltime/Perm
--------------------------------------------------------------------------------------------------------------
Wright                      Theresa                     $30,900  Community Relations Director  Fulltime/Perm
--------------------------------------------------------------------------------------------------------------
Totals:                                                $373,013
--------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 3.16

                             ENVIRONMENTAL MATTERS


1. Phase I Environmental Site Assessment and Limited Soil Survey dated March 8,1994 is incorporated herein by reference.

2. Letter from Environmental Strategies Corporation ("ESC") dated August 4, 1995 is incorporated herein by reference.

3. Letter from PHR Environmental Consultants ("PHR") dated September 19, 1995 is incorporated herein by reference.

4.  Letter from "PHR" dated October 9, 1995 is incorporated herein by reference.

5. Letter from "ESC" dated October 17, 1995 is incorporated herein by reference.

6. Letter from "PHR" dated October 30, 1995 is incorporated herein by reference.

7. Report dated November 20, 1995 from "PHR" is incorporated herein by reference.

8. Letter from "PHR" dated December 22, 1995 is incorporated herein by reference.

9. Letter from "PHR" dated January 10, 1996 is incorporated herein by reference.

10. Letter from "PHR" dated January 18, 1996 is incorporated herein by reference.

11. Letter from "ESC" dated January 24, 1996 is incorporated herein by reference.

12. KSBW Business Response Plan dated April 15, 1996 is incorporated herein by reference.

13. Letter from ESC dated January 21,1998

                                 SCHEDULE 3.17

                              INSURANCE POLICIES



See attached Summary of Coverage.


STC Broadcasting, Inc. has elected to participate in the Hicks, Muse, Tate & Furst insurance program. Coverage for the Station under all such policies will terminate as of Closing.

                 [SUNRISE TELEVISION CORP. LOGO APPEARS HERE]
                            STC Broadcasting, Inc.





                                      VI.
                             Schedule of Insurance
                             and Aon Service Team

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

                            STC BROADCASTING, INC.

                             SCHEDULE OF INSURANCE
                             ---------------------
                              As of April 1, 1997

====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------
    COVERAGE                    CARRIER            XXX NUMBER        EFFECTIVE DATES                LIMITS
------------------------------------------------------------------------------------------------------------------------------------
Aircraft Liability        St. Paul (USAIG)         360AC279269      4/01/97 - 4/01/98    $  30,000,000  Combined Single Limit
(Non-Owned)

Auto Liability/Physical   Federal Insurance Co       73212846       4/01/97 - 4/01/98    $   1,000,000  CSL
Damage                                                                                   $         500  Comprehensive Deductible
                                                                                         $         500  Collision Deductible
                                                                                         $      50,000  Hired Car Physical Damage
                                                                                         $         500  Hired Car Physical Damage
                                                                                                        Comprehensive Ded
                                                                                         $         500  Hired Car Physical Damage
                                                                                                        Collision Ded

Boiler & Machinery        Hartford Steam Boiler   BMINY621326501    4/01/97 - 4/01/98    $ 100,000,000  Combined PD/BI/EE/Utility
                                                                                                        Interruption
                                                                                         $   5,000,000  Ammonia Contamination
                                                                                         $   5,000,000  Water Damage
                                                                                         $   5,000,000  Consequential Damage
                                                                                         $   5,000,000  Expediting Expense
                                                                                         $     500,000  Hazardous Substance
                                                                                         $       5,000  Deductible; except
                                                                                                        -----------
                                                                                              12 Hours  Utility Interruption
                                                                                              24 Hours  BI/EE

Broadcasters E&O          Employers Reins. Corp.     BR11030        2/28/97 - 2/28/98    $   5,000,000  Each Occurrence

Crime                     Federal Insurance Co.      81477513       2/28/97 - 7/01/98    $   1,000,000  Employee Theft
                                                                                         $     100,000  Depositor's Theft
                                                                                         $       1,000  Deductible

                            STC BROADCASTING, INC.


                             SCHEDULE OF INSURANCE
                             ---------------------
                              As of April 1, 1997


------------------------------------------------------------------------------------------------------------------------------------
 COVERAGE                   CARRIER         POLICY NUMBER  EFFECTIVE DATES                  LIMITS
------------------------------------------------------------------------------------------------------------------------------------
Directors & Officers   National Union Fire      4835299    2/28/97 - 07/01/99   $  10,000,000   Limit of Liability
Liability              Insurance Company                                        $     100,000   Corporate Retention

Employment Practices   A.I. Surplus Lines       8192085    2/28/97 - 12/31/99   $  10,000,000   Limit of Liability
Liability                                                                       $     100,000   Corporate Retention

Fiduciary Liability    Federal Insurance Co.    81477513   2/28/97 - 7/01/98    $  10,000,000   Limit of Liability

General Liability      Federal Insurance Co.    35352734   4/01/97 - 4/01/98    $   2,000,000   General Aggregate
                                                                                $   1,000,000   Products/Completed Operations
                                                                                                Aggregate
                                                                                $   1,000,000   Personal & Advertising Injury
                                                                                $   1,000,000   Per Occurrence
                                                                                $   1,000,000   Fire Damage
                                                                                $      10,000   Medical

Property               Lexington Insurance Co.  8793049    4/01/97 - 4/01/98    $ 400,000,000   "All Risk" Including Business
                                                                                                Interruption
                       (Primary $5,000,000)                                                     Loss Limit Per Occurrence
                                                                                                Sublimits Are Per Occurrence unless
                                                                                                Otherwise Stated
                                                                                $ 400,000,000   Earthquake - Annual Aggregate
                                                                                                (Outside CA)
                                                                                $ 100,000,000   Earthquake - Annual Aggregate (CA)
                                                                                $ 400,000,000   Flood - Annual Aggregate
                                                                                $       5,000   Deductible Except:
                                                                                                           ------
                                                                                $       5,000   Transit
                                                                                $      50,000   Flood
                                                                                           5%   Earthquake - Per Unit of Insurance
                                                                                $     100,000   Earthquake Minimum - CA Only
                                                                                $      50,000   Earthquake Minimum - All Other
                                                                                                States
                                                                                           2%   Wind - Tier 1 Locations
                                                                                $     100,000   Wind - Minimum


                            STC BROADCASTING, INC.

                             SCHEDULE OF INSURANCE
                             ---------------------
                              As of April 1, 1997

====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------
    COVERAGE                    CARRIER            POLICY NUMBER       EFFECTIVE DATES                LIMITS
------------------------------------------------------------------------------------------------------------------------------------
Umbrella                  Westchester Fire Ins. Co.  CUA1036790       4/01/97 - 4/01/98    $  20,000,000  Per Occurrence
                                                                                           $  20,000,000  Aggregate
                                                                                           $      10,000  Self-Insured Retention

Excess Liability          TIG Insurance Co.          XLX9262707       4/01/97 - 4/01/98    $  25,000,000  Per Occurrence Excess of
                                                                                                          $20,000,000
                                                                                           $  25,000,000  Aggregate

Excess Liability          Federal Insurance Co.       79402066        4/01/97 - 4/01/98    $  30,000,000  Per Occurrence Excess of
                                                                                                          $45,000,000
                                                                                           $  30,000,000  Aggregate

Excess Liability          Travelers Indemnity Co.  7FSEEEX269T427297  4/01/97 - 4/01/98    $  25,000,000  Per Occurrence Excess of
                                                                                                          $75,000,000
                                                                                           $  25,000,000  Aggregate

Workers' Compensation     Federal Insurance Co.      71631919         4/01/97 - 4/01/98        Statutory  (Work Comp)
                                                                                                          Employers' Liability:
                                                                                           $   1,000,000  Each Accident
                                                                                           $   1,000,000  Disease-Policy Limit
                                                                                           $   1,000,000  Disease-Each Employee

                                 SCHEDULE 3.19

                            AFFILIATED TRANSACTIONS



See Schedule 2.4.16 for details

                                 SCHEDULE 12.2

                                    BROKER



Hearst-Argyle Stations, Inc. and STC Broadcasting, Inc have agreed to pay
Chase Manhattan Bank a broker fee of $1.1 million. Each party agrees to pay 50% of this amount upon the final closing of the Asset Exchange Agreement.

                                       49